Exhibit 10.1
EXECUTION COPY
Loan No. 2028A/OC-AR
Dated as of December 19, 2008
among
ADECO AGROPECUARIA S.A.
PILAGA S.R.L.
and
INTER-AMERICAN DEVELOPMENT BANK

Loan Agreement

TABLE OF CONTENTS
Article or

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Loan Agreement	Loan No. 2028A/OC-AR

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LOAN AGREEMENT
LOAN AGREEMENT, dated as of December 19, 2008, between:
(1)	ADECO AGROPECUARIA S.A., a sociedad anónima organized and existing under the laws of Argentina (Adeco);

(2)	PILAGA S.R.L., a sociedad de responsibilidad limitada organized and existing under the laws of Argentina (Pilaga, together with Adeco, the Borrowers and each a Borrower); and

(3)	INTER-AMERICAN DEVELOPMENT BANK, an international organization established by the Agreement Establishing the Inter-American Development Bank among its member countries (IDB).
WHEREAS:
IDB has agreed to lend, and the Borrowers have agreed to borrow, subject to the terms and conditions set forth herein, a loan in an aggregate principal amount of up to eighty million Dollars ($80,000,000) to refinance the Outstanding Debt (as defined below) and finance Required Capital Expenditures (as defined below) and incidental costs and expenses incurred in connection therewith.
NOW, THEREFORE, in consideration of the premises and mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each of the Borrowers and IDB agree as follows:
ARTICLE 1.
Definitions; Interpretation
          Section 1.1 Definitions.
In this Agreement the following terms shall have the following meanings:
A Loan means the loan specified in Section 3.1.1(i) (The Loan Amount) or, as the context may require, the principal amount thereof from time to time outstanding.
A Loan Disbursement means any amount of the A Loan that is disbursed pursuant to Section 3.2 (Disbursement Procedure).
A Loan Final Maturity Date means the Interest Payment Date to occur immediately preceding the date that is the seventh anniversary of the Effective Date.
A Loan Interest Rate means the rate of interest payable on the outstanding principal amount of the A Loan from time to time, determined in accordance with Section 3.21.3 (A Loan Interest) and, if applicable, Section 3.23 (Change in Interest Period).

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A Loan Repayment Date has the meaning assigned to that term in Section 3.3.1 (Repayment).
Acceptable Financial Institution means a commercial bank or insurance company organized under the laws of the United States of America, or any State thereof, having total assets in excess of one billion Dollars ($1,000,000,000) and having an Acceptable Rating.
Acceptable Rating means, with respect to a financial institution, an international credit rating from Standard & Poor’s Ratings Group (a division of McGraw Hill Companies) (S&P) of “A” or better, or from Moody’s Investor Services, Inc. (Moody’s) of A2 or better in respect of its long- term debt.
Accounting Principles means the generally accepted accounting principles (GAAP) of Argentina, together with its pronouncements thereon from time to time, and applied on a consistent basis.
Affiliate means, with respect to any Person, any other Person (including directors and officers of such Person) directly or indirectly Controlling, Controlled by, or under direct or indirect common Control with such Person and, with respect to each Borrower, such term shall include any Sponsor and any Affiliate thereof.
Affiliate Transaction has the meaning assigned to that term in Section 6.2.12 (Affiliate Transactions)
Agreement means this Loan Agreement including all Schedules and Exhibits attached hereto.
Alternate Base Rate means, for any Interest Period, an interest rate per annum equal to LIBOR for such Interest Period, plus the TED Spread Margin for such Interest Period.
Annual Budget means the annual combined budget of the Borrowers prepared and approved by the Borrowers, respectively, for each Financial Year.
Applicable LIBOR means the interest rate corresponding to:
(a)	the prevailing one-month LIBOR if the period from and including the relevant Interest Rate Determination Date to but excluding the next Interest Rate Determination Date is between one (1) and forty-five (45) days;

(b)	the prevailing two-month LIBOR if the period from and including the relevant Interest Rate Determination Date to but excluding the next Interest Rate Determination Date is between forty-six (46) and seventy-five (75) days;

(c)	the prevailing three-month LIBOR if the period from and including the relevant Interest Rate Determination Date to but excluding the next Interest Rate Determination Date is between seventy-six (76) and one hundred and five (105) days;

(d)	the prevailing four-month LIBOR if the period from and including the relevant Interest Rate Determination Date to but excluding the next Interest Rate

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Determination Date is between one hundred and six (106) and one hundred and thirty-five (135) days;

(e)	the prevailing five-month LIBOR if the period from and including the relevant Interest Rate Determination Date to but excluding the next Interest Rate Determination Date is between one hundred and thirty-six (136) and one hundred and sixty-five (165) days; and

(f)	the prevailing six-month LIBOR if the period from and including the relevant Interest Rate Determination Date to but excluding the next Interest Rate Determination Date is more then one hundred and sixty-five (165) days.
Applicable Spread means (a) with respect to the A Loan, one quarter of one percent (0.25%) per annum plus the B Loan Applicable Spread and (b) with respect to the B Loan, four and three-quarters percent (4.75%) per annum.
Argentina means the Republic of Argentina.
Arranger means Cooperatieve Centrale Raiffeisen-Boerenleenbank, B.A., “Rabobank Nederland”, New York Branch.
Arranger Fee Letter means the fee letter dated as of the date hereof between the Arranger and IDB.
Auditors means PricewaterhouseCoopers, or such other firm of internationally recognized independent public accountants as the Borrowers may, from time to time, appoint as auditors of the Borrowers.
Authority means any supranational body, or any national, regional or local government or any other political subdivision thereof, any governmental, administrative, arbitral, regulatory, fiscal, judicial or government-owned body, department, commission, authority, tribunal, agency, central bank (or any Person, whether or not government owned and howsoever constituted or called, that exercises the functions of a central bank) or other entity of any kind exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, in each case having jurisdiction over the matter or matters in question.
Authorization means any consent, registration, filing, agreement, enrollment, recording, notarization, certificate, license, approval, permit, authorization or exemption from, by or with any Authority, whether given or withheld by express action or deemed given or withheld by failure to act within any specified time period and all corporate, shareholders’ creditors’ and any other third party approvals or consents.
Authorized Representative means, as to any Person, any natural person who is duly authorized by such Person to act for such Person, or with respect to financial matters, the chief financial officer or treasurer of such Person and, in the case of the Borrowers, in addition to complying with the foregoing requirements, any person whose name and specimen signature appear on the Certificate of Incumbency and Authority most recently delivered to IDB.
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B Loan means the loan specified in Section 3.1.1(ii) (The Loan Amount) or, as the context may require, the principal amount thereof from time to time outstanding.
B Loan Commitment means (a) up to thirty five million Dollars ($35,000,000) to be provided by the Participants pursuant to the relevant Participation Agreements, dated as of the date hereof and (b) following the execution of a Participation Agreement with any Participant(s) pursuant to Section 3.1.2, the aggregate amount committed to be funded pursuant to the applicable Participation Agreement(s) as specified in the Increase In Commitment Notice.
B Loan Disbursement means any amount of the B Loan that is disbursed pursuant to Section 3.2 (Disbursement Procedure).
B Loan Final Maturity Date means the Interest Payment Date to occur immediately preceding the date that is the fifth anniversary of the Effective Date.
B Loan Interest Rate means the rate of interest payable on the outstanding principal amount of the B Loan from time to time, determined in accordance with Section 3.22.3 (B Loan Interest) and, if applicable, Section 3.23 (Change in Interest Period).
B Loan Repayment Date has the meaning assigned to that term in Section 3.3.2 (Repayment).
Base Case means the Borrowers’ financial projections in relation to the implementation of the Financial Plan and the compliance by the Borrowers with the Financial Covenants during the life of the Loan, prepared by an Authorized Representative of the Borrowers, and delivered in electronic form with its corresponding computer model and attached as Schedule 1(A) (Base Case).
BCRA means the Banco Central de la República Argentina.
Biodiversity Management Plans (BMP) means a plan based on a biodiversity study, and reasonably satisfactory to the IDB, for the construction and operation of each of the following Capital Expenditures: Ita Caboo, San Joaquin, Carmen, Ombu and Meridiano, and any other Capital Expenditure as applicable under the ESHSP or the EMS, setting out the necessary steps to safeguard and enhance the ecosystem of which the respective Capital Expenditure is part. Each BMP shall (i) identify the main types of vegetation and landscape units; (ii) set goals, objectives and targets; (iii) determine species and habitat priorities for management, conservation and monitoring; (iv) generate information for the follow-up and annual evaluation of the conservation areas of the Borrowers; and (v) be integrated with the Environmental and Social Management Plan for the respective Capital Expenditure.
Borrower and Borrowers has the meaning assigned to that term in the introductory paragraph.
Borrower’s Information has the meaning assigned to that term in Section 8.6.1 (Confidential Information).
Business Day means a day when banks are open for business in the City of New York, New York, and, for the purpose of determining LIBOR (other than pursuant to subclause (b) of the definition of LIBOR), in London, England as well.

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Capital Expenditures means the expenditures set out in Schedule 8 (Capital Expenditures)
Capitalized Lease Obligation means, with respect of any Person, any obligation of such Person under a lease or license of (or other agreement conveying the right to use) any property (whether real, personal or mixed) that is required to be classified and accounted for as a capital lease or financial lease obligation under the Accounting Principles and, for the purpose hereof, the amount of such obligation at any date shall be the capitalized amount thereof at such date, determined in accordance with the Accounting Principles.
Certificate of Incumbency and Authority means a certificate provided to IDB by each Borrower in the form of Exhibit 3 (Form of Certificate of Incumbency and Authority).
Change of Control means any event or circumstance which results in any two Sponsors (a) owning directly or indirectly less than forty percent (40%) of the outstanding voting shares of each of the Borrowers’ capital stock or (b) losing the ability to elect a majority of the Borrowers’ board of directors or (c) otherwise losing the power to direct or cause the direction of the management and policies of the Borrowers.
Code means the Internal Revenue Code of the United States of America and the regulations promulgated thereunder.
Combined Basis means the notional consolidation of the accounts of the Borrowers, but excluding any intercompany transaction between them.
Commitment Fee has the meaning assigned to that term in Section 3.8.1 (Charges and Fees).

Commitment Termination Date means the earliest of:
(a)  the date which is twelve (12) months after the date hereof;
(b)  the date specified in a notice issued by either Borrower to IDB pursuant to Section 3.16 (Cancellation by the Borrowers), provided that the terms of Section 3.16.2 (Cancellation by the Borrowers) are fully satisfied; and
(c)  any other date on which the obligation of IDB to make Disbursements of the Loan is terminated in accordance with the terms of this Agreement.
Consultants means the Economic Consultant, the Environmental and Social Consultant and the Real Estate Consultant and any other independent expert retained at IDB’s discretion for services performed or to be performed pursuant to any of the Financing Documents or related to the transactions contemplated thereby.
Consultant Services Agreement means the agreement among IDB, the Borrowers and the Real Estate Consultant dated June 5, 2008.
Control means, with respect to any Person, any other Person having the power, directly or indirectly, (a) to vote fifty one percent (51%) or more of the securities having ordinary voting power for the election of directors of such Person; or (b) to direct or cause the direction of the

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management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise (Controlling and Controlled have corresponding meanings)
Corrective Action Plan means a plan, in form and substance acceptable to IDB, to correct, and to remedy all damage and adverse consequences caused by, any failure by either Borrower to substantially comply with any Environmental and Social Requirement, which plan shall include:
(a)	a brief description of such non-compliance, including the extent, magnitude, impact and cause thereof;

(b)	the proposed actions to correct, and to remedy all damage and adverse consequences caused by, the non-compliance;

(c)	the assignment of responsibility for implementing such proposed actions;

(d)	a time schedule for implementing such proposed actions, including the start date, the end date and key milestones;

(e)	an estimated cost of such proposed actions; and

(f)	the proposed actions to prevent similar such non-compliance from occurring in the future.
Current Assets means, as of any relevant determination date, the aggregate of the relevant Borrower’s cash, inventories, investments classified as “held for trading”, investments classified as “available for sale”, trade and other receivables realizable within one year, and prepaid expenses which are to be charged to income within one year.
Current Liabilities means, as of any relevant determination date, the aggregate amount of the applicable Borrower’s liabilities falling due on demand or within one (1) year (including the portion of Long-term Debt falling due within one (1) year).
Current Ratio means, as of any relevant determination date, for either Borrower the result obtained by dividing Current Assets as of such date by Current Liabilities as of that same date.
Debt means, with respect to any Person, the aggregate (as of the relevant date of calculation) of all such Person’s obligations (whether actual or contingent) to pay or repay money, including:
(a)	all Indebtedness for Money Borrowed;

(b)	any credit to such Person from a supplier of goods or under any installment purchase or other similar arrangement in respect of goods or services (except trade accounts payable within one hundred and eighty (180) days in the ordinary course of business);

(c)	the aggregate amount then outstanding of all liabilities of any other Person to the extent that such Person provides a guarantee of, or indemnity for, such liabilities or otherwise obligates itself to pay such liabilities; and

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(d)	all liabilities of such Person (actual or contingent) under any conditional sale or a transfer with recourse or obligation to repurchase, including by way of discount or factoring of book debts or receivables, but provided that the calculation of Debt on a Combined Basis shall exclude loans between Adeco and Pilaga.
Debt Service means, for any period, the sum of:
(a)	finance charges (including all interest, commission, fees, prepayment penalties or premiums and other finance payments in respect of the Debt whether paid or payable by either of the Borrowers which has accrued or is projected to accrue in respect of such period);

(b)	the aggregate of all scheduled and mandatory repayments and prepayments of principal of any Debt payable or projected to be payable by the Borrowers during such period, but excluding any amounts falling due under any overdraft or revolving facility and which were available for simultaneous redrawing according to the terms of such facility; and

(c)	the amount of the capital element of any payments payable or projected to be payable under any finance lease or capital lease entered into by the Borrowers.
Debt to EBITDA Ratio means, as of any determination date and in relation to either (a) a Borrower or (b) both Borrowers on a Combined Basis, as applicable, the ratio of (i) Debt of such Borrower(s) as of such date; to (ii) EBIDTA of such Borrower(s) for the four financial quarters most recently ended on such date.
Default means any event or condition that constitutes an Event of Default or which, upon notice, lapse of time, the making of a determination or any combination thereof, may become an Event of Default.
Derivatives Transaction means any swap agreement, cap agreement, collar agreement, futures contract, forward contract or similar arrangement with respect to interest rates, currencies, commodities or indices or otherwise relating to the hedging of assets or liabilities.
Disbursement means an A Loan Disbursement or a B Loan Disbursement, or both, as the context requires.
Disbursement Date means the date the proceeds of a Disbursement are released to the Borrowers by the Paying Agent directly by IDB or through an agent.
Disbursement Request means a request for Disbursement substantially in the form of Exhibit 1 (Form of Disbursement Request).
Dollars and the sign $ mean the lawful currency of the United States of America.

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EBITDA means the profits from ordinary activities before taxation:
(a)	before deducting any amount attributable to the amortisation of intangible assets or the depreciation of tangible assets;

(b)	before deducting the aggregate amount of the finance charges (accrued interest, commission, fees, discounts, prepayment penalties or premiums and other finance payments in respect of Debt whether paid or payable by the Borrowers);

(c)	before taking into account any accrued interest owing to the Borrowers;

(d)	before taking into account any items treated as exceptional or extraordinary items;

(e)	before taking into account any realized and unrealized exchange gains and losses including those arising on translation of currency debt;

(f)	before taking into account any gain or loss over book value arising on the disposal of any business or asset, and any gain or loss arising from an upward or downward revaluation of any asset at any time; and

(g)	before taking into account any unrealized mark to market adjustments to carrying value of the inventory, in each case, to the extent added, deducted or taken into account, as the case may be, for the purposes of determining profits of the Borrowers from ordinary activities before taxation.
Economic Consultant means Deloitte & Touche Corporate Finance S.A., or any other Person from time to time appointed by IDB to act as advisor to IDB with respect to economic matters relating to the Financing Documents.
Effective Date means the date of this Agreement.
Emergency and Contingency Plans means the plans required in accordance with the ESHSP and EMS covering the construction and operation of each Capital Expenditure or the operations of either Borrower that address the measures necessary to prevent and control unplanned (but foreseeable) events associated with each Capital Expenditure or operations, the Borrowers and any of their contractors, including, without limitation, fires, explosions, earthquakes, and the Release of Hazardous Substances, that could reasonably be expected to lead to violations of Environmental and Social Requirements, Environmental Claims or significant adverse risks or impacts with respect to Environmental or Social Matters and each such plan shall:
(a)	comply with all requirements set out in any Environmental Impact Assessment or Environmental Assessment, as applicable, relating to the project and any Environmental and Social Requirement;

(b)	include a description of the potential risks, hazards and emergency scenarios including fires, explosions, earthquakes, and Releases to the environment, and the measures, procedures, equipment, training, responsibilities, schedules and
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resources (including monetary and manpower resources) required to adequately prevent, control, respond to, and remedy such potential risks, hazards and emergencies;

(c)	include a description of the warning and reporting procedures to be implemented upon the occurrence of any such event; and

(d)	include a statement of the estimated cost, time schedule and assignment of responsibility for implementing each component of the plan.
EMS means the Environmental, Social, Health and Safety Management Systems that enable the Borrowers to identify, assess, mitigate, manage and monitor their social, environmental, occupational, health and safety, or labor impacts and risks, in accordance with the Environmental and Social Requirements and that are consistent with the principles of ISO 14001 and OHSAS 18001 and shall include, but not be limited to: (a) policies and organization structure, (b) procedures for evaluating both potential environmental, social, occupational health and safety and labor risks and impacts associated with the operations of the Borrowers or any Required Capital Expenditure, (c) performance indicators, (d) responsibilities, (e) training, (f) periodic audits and inspections, (g) associated budget acceptable to IDB, (h) time schedule for implementing such proposed actions, programs and plans, including due dates, and (i) a communication strategy for internal and external stakeholders, including international non-profit organizations.
EMS Manager means a senior officer of each Borrower, as the case may be, responsible for the administration and oversight of the EMS.
Environmental and Social Compliance Report means a written report prepared by the Borrowers, providing the necessary information required to:
(a)	verify the satisfactory implementation and operation of the EMS;

(b)	assess the environmental and social performance of the Required Capital Expenditure with respect to compliance with the Environmental and Social Requirements, and

(c)	propose any corrective actions, if and to the extent necessary.
Environmental and Social Consultant means any Person from time to time appointed by IDB to act as advisor to IDB with respect to Environmental or Social Matters for purposes of this Agreement pursuant to an Environmental and Social Monitoring Agreement.
Environmental and Social Management Plan (ESMP) means a plan or set of plans, in form and content satisfactory to the IDB, setting forth for each Capital Expenditure (except for the ERP Project), or any additional or substitute project approved by the IDB for financing with the proceeds of the Loan, the environmental and social aspects to be addressed, the objectives, targets and actions proposed to address them, the indicators to be used in monitoring performance under such plan, and the procedures, human resources and budget allocated for their implementation in accordance with the Environmental and Social Requirements.

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Environmental and Social Monitoring Agreement means any agreements as entered into from time to time among the Borrowers, IDB and an Environmental and Social Consultant for monitoring of Environmental or Social Matters and compliance with Environmental and Social Requirements under this Agreement.
Environmental and Social Provisions means Sections 4.1.20 (Environmental and Social), 6.5 (Environmental and Social) and any other provision of this Agreement relating to Environmental or Social Matters.
Environmental and Social Requirements means all requirements, conditions, standards, protections, obligations or performance with respect to Environmental or Social Matters required by:
(a)	any Environmental Law and all applicable IDB’s Environmental and Safeguards compliance requirements as described in Policies OP-703, OP-704, OP-710, OP-765 and OP-102 as amended from time to time and as set out in (Exhibit 2) (IDB’s Environmental and Safeguards);

(b)	any Authorization issued by any Authority or otherwise under any Environmental Law;

(c)	any Environmental Plan;

(d)	the EMS;

(e)	the Fundamental Principles and Rights at Work;

(f)	all applicable aspects of the World Bank General Environmental Guidelines (Pollution Prevention and Abatement Handbook, 1998);

(g)	all applicable aspects of the World Bank Monitoring Guidelines (Pollution Prevention and Abatement Handbook, 1998);

(h)	all applicable aspects of the International Finance Corporation, Animal Welfare in Livestock Operations, Plantation Crop Production, Annual Crop Production and Dairy Processing; and

(i)	all applicable aspects of the International Finance Corporation Health and Safety Guidelines (2008).
Environmental Assessment shall mean any environmental assessment conducted by or on behalf of the Borrowers, including but not limited to any socio-cultural analysis, environmental analysis and environmental audit.
Environmental Claim means, any written notice, claim, administrative, regulatory or judicial or equitable action, suit, Lien, judgment or demand by any Person or any written communication by any Authority, in either case, alleging or asserting the Borrowers’ liability for investigatory costs, cleanup costs, consultants’ fees, governmental response costs, damage to natural resources

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(including wetlands, wildlife, aquatic and terrestrial species and vegetation) on other Property, personal injuries, fines or penalties or any other damages arising out of, based on or resulting from:
(a)	the presence or Release of any Hazardous Substance at any location, whether or not owned by such Person,

(b)	circumstances forming the basis of any violation, or alleged violation, of any Environmental Law or any Authorization issued by any Authority or otherwise under any Environmental Law, or

(c)	any other Environmental or Social Matter.
Environmental Impact Assessment shall mean a systematic and comprehensive study that fully complies with the applicable policies, safeguards, guidelines and standards of IDB and all Environmental Laws, relating to the analysis and evaluation of the operations of either of the Borrowers or any Required Capital Expenditure’s potential environmental and social impacts (both positive and negative) taking into account overall cumulative primary and secondary consequences likely to alter the quality of the natural and human environment.
Environmental Laws means all applicable statutes, laws (including multilateral environmental agreements (MEA) ratified by Argentina), ordinances, rules and regulations, codes, policies, including but not limited to any license, permit or other governmental authorization imposing liability or setting standards of conduct concerning any environmental, social, labor, health and safety or security risks relating to any Environmental or Social Matter, having the force of law now or hereafter in effect and in each case as amended, and any applicable judicial or administrative interpretation thereof, including any then applicable judicial or administrative order, decree or judgment.
Environmental or Social Matter means any:
(a)	Release into the air including the air within buildings and other natural or man-made structures above ground;

(b)	Release into water including into any river, watercourse, lake, or pond (whether natural or artificial, above ground or that joins or flows into any such water outlet above ground) or reservoir, or onto the surface of the riverbed or of other land supporting such waters, or into ground waters, sewer or the sea;

(c)	deposit, disposal, keeping, storage, treatment, importation, exportation, production, transportation, handling, processing, carrying, manufacture, collection, sorting or presence of any Hazardous Substance or any waste or substance that constitutes a scrap material or an effluent or other unwanted surplus substance arising from the application of any process or activity (including making it reusable or reclaiming substances from it) and any substance or article that is required to be disposed of as being broken, worn out, contaminated or otherwise spoiled;

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(d)	soil or ground water contaminations;

(e)	nuisance, noise, defective premises, health and safety at work, industrial illness, industrial injury due to environmental factors, environmental health problems (including asbestosis or any other illness or injury caused by exposure to asbestos) or genetically modified organisms;

(f)	conservation, preservation or protection of the natural or man-made environment or any living organisms supported by the natural or man-made environment;

(g)	conservation of archaeological and historical sites, rights-of-way, resettlement, expropriation and indemnification, indigenous groups, traffic, or any other matters whatsoever affecting social conditions;

(h)	labor rights, worker rights, or human rights; or

(i)	any other matter whatsoever relating to human health, environment, social issues or health and safety.
Environmental Plans means:
(a)	the Emergency and Contingency Plan;

(b)	each Corrective Action Plan, if any;

(c)	each Environmental and Social Management Plan;

(d)	each Biodiversity Management Plan;

(e)	the Environmental, Heath and Safety Action Plan; and

(f)	any other plan presented by the Borrowers and approved by IDB with respect to any Environmental or Social Matter.
Environmental, Social, Health and Safety Action Plan (ESHSP), means a plan, in form and substance acceptable to the IDB that addresses the environmental, social, health and safety improvement recommendations, as well as any pending non-compliance and/or liability associated with a Capital Expenditure and that includes (but is not limited to) a set of chronograms, milestones, actions and key indicators to develop and implement the following:
(a)	the EMS;

(b)	the Biodiversity Management Plans for each of the farms in Ita Caabo, San Joaquin, Carmen, Ombu and Meridiano;

(c)	the Emergency and Contingency Plan for the industrial rice mills of either of the Borrowers and any other Capital Expenditure requiring such a plan in accordance with its ESMP and/or the EMS;

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(d)	Environmental and Social Management Plans for such Capital Expenditure and, as applicable in accordance with the ESHSP and/or EMS, any additional or substitute project approved by the IDB for financing with the procedes of the Loan;

(e)	the development and implementation of an integrated social responsibility plan for such Capital Expenditures.
Equity means as at the date of calculation, the aggregate, with respect to a person, of the net worth of such person in accordance with the Accounting Principles after deducting from that aggregate (a) (to the extent included) intangible assets and goodwill, and (b) (to the extent included) any amounts arising from an upward revaluation of assets.
Equity Rights means, in respect of a Person (other than a natural person) any subscriptions, options, warrants, commitments, preemptive rights or agreements of any kind (including any shareholders’ or voting trust agreements) for the issuance, sale, registration or voting of, or securities convertible into, any Share Capital of such Person.
ERISA means the Employee Retirement Income Security Act of 1974 and the regulations promulgated and rulings issued thereunder.
ERISA Affiliate means, with respect to any Person, any corporation or trade or business that is a member of any group of organizations that would be deemed to be a single employer with any Borrower pursuant to Section 414(b), (c), (m) or (o) of the Code or Section 4001 of ERISA.
ERISA Plan means, with respect to any Person, any “employee benefit plan” (as defined in Section 3(3) of ERISA) or any “multiemployer plan” (as defined in Section 4001(a)(3) of ERISA) of which contributions are or, within the preceding five (5) years have been, established or maintained, or to which contributions are or, within the preceding five (5) years have been, made or required to be made, by such Person or any ERISA Affiliate of such Person or with respect to which such Person or any ERISA Affiliate of such Person may have liability.
ERP Project means an investment in an information technology enterprise resource planning system to standardize and integrate the information technology platform among the operations of the Borrowers.
Event of Default means any one of the events specified in Section 7.2 (Events of Default).
Exclusion List means the IDB Exclusion List found at www.iadb.org/pri/documents/excludedsectors.pdf.
Federal Funds Rate means, for any day, a fluctuating interest rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day on such transactions received by the Paying Agent from three Federal funds brokers of recognized standing selected by it.

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Fee Letters means, collectively, the IDB Fee Letter and the Arranger Fee Letter.
Feedlot Projects has the meaning assigned to that term in Part A of Schedule 8 (Capital Expenditures).
Financial Plan means the Borrowers’ financial plan relating to the Project and attached as Schedule 1(B) (Financial Plan) that includes the proposed sources and uses of financing for the Project.
Financial Quarter means each period commencing on the day after a Financial Quarter Date and ending on the next succeeding Financial Quarter Date.
Financial Quarter Date means each March 31, June 30, September 30 and December 31.
Financial Ratios means the financial ratios set out in Sections 6.2.3 (Financial Ratios) and 6.2.4 (Financial Ratios on an Individual Basis).
Financial Statements means, with respect to any Person, as of any relevant date and for the relevant period, as applicable, such Person’s balance sheet, income statement, cash flow statement, statement of sources and uses of funds and statement showing changes in equity and any exhibits and notes thereto, which shall be prepared in Pesos, all prepared on a consistent basis in accordance with the Accounting Principles.
Financial Year means the accounting year of each Borrower commencing each year on January 1st and ending on the following December 31st or such other period as each Borrower, with IDB’s consent, from time to time may designate as its accounting year.
Financing Documents means:
(a)	this Agreement;

(b)	the Paying Agency Agreement;

(c)	the Required Hedge Agreements;

(d)	the Security Documents;

(e)	the Consultant Services Agreement;

(h)	the Fee Letters;

(i)	the Notes;

(j)	all other documents evidencing or securing the Obligations, which are entered into after the Effective Date; and

(k)	all other documents and certificates required to be delivered from time to time hereunder and thereunder.

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First B Loan Tranche has the meaning assigned to that term in Section 3.1 .1(ii)(A) (The Loan Amount).
First Disbursement Date means the Disbursement Date on which IDB makes its first Disbursement.
First Principal Payment Date means the first Interest Payment Date to occur immediately preceding the date that is eighteen months after the Effective Date.
Foreign Asset Control and Anti-money Laundering Regulations means, collectively, the following: (a) the regulations of the Office of Foreign Assets Control (OFAC) of the United States of America Department of Treasury; (b) the U.S.A. Patriot Act of the United States of America; and (c) each of the lists of persons suspected of involvement in terrorist activities maintained by OFAC, the United Kingdom of Great Britain and Northern Ireland and the United Nations.
Foreign Benefit Plan shall mean any plan, fund (including any superannuation fund) or other similar program established or maintained outside the United States of America by either Borrower or a Subsidiary thereof, with respect to which such Borrower or such Subsidiary has an obligation to contribute for the benefit of employees of such Borrower or such Subsidiary.
Free Stall Project has the meaning assigned to that term in Part A of Schedule 8 (Capital Expenditures).
Fundamental Principles and Rights at Work means:
(a)	freedom of association and the effective recognition of the right to collective bargaining;

(b)	prohibition of all forms of forced or compulsory labor;

(c)	prohibition of child labor, including the prohibition of persons under eighteen (18) years of age from working in hazardous conditions (which includes construction activities), persons under eighteen (18) years of age from working at night, and that persons under eighteen (18) years of age be found fit to work via medical examinations;

(d)	elimination of discrimination in respect of employment and occupation, where discrimination is defined as any distinction, exclusion or preference based on race, color, sex, religion, political opinion, national extraction or social origin;

(e)	compliance with all applicable laws relating to labor; and

(f)	compliance with all International Labor Organization conventions and treaties that have been ratified by Argentina as applicable in Argentina.
Group means, together, the Borrowers and their subsidiaries, the Shareholders, Sponsors and any affiliated or related companies of any of the foregoing.

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Hazardous Substance means any hazardous or toxic substances, materials or wastes defined, listed, classified or regulated as such in or under any applicable Environmental Law, including:
(a)	any petroleum or petroleum products (including gasoline or crude or any fraction thereof, but excluding small quantities of lubricating greases), flammable explosives, radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation and polychlorinated biphenyl;

(b)	any chemicals, materials or substances defined as or included in the definition of “hazardous substances”, “hazardous wastes”, “hazardous materials”, “extremely hazardous wastes”, “restricted hazardous wastes”, “toxic substances”, “toxic pollutants,” “contaminants” or “pollutants”, or words of similar import, under any applicable Environmental Law; or

(c)	any other chemical, material or substance, exposure to or Release of which is prohibited, limited or regulated by any Authority.
HBK means HBK Master Fund, L.P., a limited partnership organized and existing under the laws of the Cayman Islands.
Historical Debt Service Coverage Ratio means, as of any calculation date, the ratio obtained by dividing (a) Net Cash Flow from Operations for the twelve (12) month period ending on the most recent Financial Quarter Date, by (b) Debt Service for such period.
IDB has the meaning assigned to that term in the introductory paragraph hereto.
IDB Fee Letter means the fee letter dated as of the date hereof among the Borrowers and IDB.
IDB Members means the member countries of IDB listed in Schedule 3 (Member Countries of IDB).
Immediate Family Member means spouse, parents, siblings, children, and spouse’s parents or siblings.
Increase In Commitment Notice means a certificate delivered to the Borrower by IDB with respect to an increase in the B Loan Commitment pursuant to Section 3.1.2 in a form to be agreed between the Borrower and IDB (Form of Increase in Commitment Notice).
Increased Costs means the amount certified in an Increased Costs Certificate to be the net incremental costs of, or reduction of return to, IDB or, as the case may be, any Participant in connection with making or maintaining the Loan or its Participation, as applicable, that result from:
(a)	any change in applicable law or in the interpretation thereof by any Authority charged with the administration or interpretation thereof, whether or not having the force of law; or
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Loan No. 2028A/OC-AR

(b)	any compliance with any request from, or requirement of, any central bank or other monetary or other Authority, which in either case, subsequent to the Effective Date:
(i)	imposes, modifies or makes applicable any reserve, special deposit or similar requirements against Property held by, or deposits with or for the account of, or loans made by, IDB or that Participant;

(ii)	imposes a cost on IDB or that Participant as a result of its having made or committed to make the Loan (or in the case of a Participant, acquired or committed to acquire its Participation) or reduces the rate of return on the overall capital of IDB or that Participant that it would have been able to achieve had IDB not made or committed to make the Loan (or in the case of a Participant, had the Participant not acquired or committed to acquire its Participation);

(iii)	changes the basis of taxation on payments received by IDB in respect of the Loan or by that Participant with respect to its Participation (other than a change in taxation of the overall net income of IDB or that Participant imposed by the jurisdiction of its incorporation or in which it books its Participation or in any political subdivision of any such jurisdiction); or

(iv)	imposes on IDB or any Participant any other condition regarding the making or maintaining of the Loan or, as the case may be, its Participation;
but excluding any incremental costs of a Participant having or maintaining a permanent office or establishment in Argentina, if and to the extent that permanent office or establishment acquires that Participation.
Increased Costs Certificate means a certificate furnished from time to time by IDB certifying:
(a)	the circumstances giving rise to the Increased Costs;

(b)	that the costs of IDB or, as the case may be, a Participant, have increased or the rate of return of either of them has been reduced;

(c)	the Increased Costs; and

(d)	that IDB or the Participant has exercised reasonable efforts to minimize or eliminate the relevant increase or reduction, as the case may be;
provided that IDB shall not be obliged to disclose any information that it or the Participant considers to be confidential in providing such certificate.
Indebtedness for Money Borrowed means all payment obligations of either Borrower in respect of:

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(a)	borrowed money, including the Loan (including borrowed money from any member of the Group);

(b)	the outstanding principal amount of any bonds, notes, loan stock, commercial paper, acceptance credits, debentures and bills or promissory notes drawn, accepted, endorsed or issued by such Borrower;

(c)	the deferred purchase price of assets or services (other than trade accounts incurred and payable in the ordinary course of business to trade creditors within one hundred eighty (180) days of the date that they are incurred and which are not overdue);

(d)	non-contingent obligations of such Borrower to reimburse any other Person in respect of amounts paid under a letter of credit or similar instrument (excluding any such letter of credit or similar instrument issued for the account of such Borrower in respect of trade accounts incurred and payable in the ordinary course of business to trade creditors within one hundred eighty (180) days of the date that they are incurred and which are not overdue);

(e)	any Capitalized Lease Obligation;

(f)	any Derivatives Transactions;

(g)	any premium payable on a redemption or replacement of any of the foregoing items; and

(h)	the amount of any obligation in respect of any guarantee or indemnity for any of the foregoing items incurred by any other Person.
Indemnified Liabilities has the meaning assigned to that term in Section 8.3 (Indemnity).
Indemnified Persons has the meaning assigned to that term in Section 8.3 (Indemnity).
Insurance Policies means the policies of insurance and reinsurance required to be maintained by either Borrower from time to time in compliance with Section 6.6 (Insurance).
Integrated Social Responsibility Plan means the plan presented by the Borrowers in form and content acceptable to the IDB, which includes: (i) the Borrowers’ social responsibility policies; (ii) the processes and resources the Borrowers will employ to implement such policy; (iii) annual social responsibility action plans with the corresponding monitoring indicators; and (iv) a reporting and communication strategy to communicate the results of such policy to IDB and other shareholders.
Interest Coverage Ratio means the ratio obtained by dividing (a) Net Cash Flow from Operations for the four financial quarters most recently ended for which financial statements have been delivered by (b) the portion of Debt Service that relates to interest payments for such period.

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Interest Payment Date means May 15 and November 15 of each year or, in the case of any Interest Period of less than six (6) months as provided under Section 3.23 (Change in Interest Period), the fifteenth (15th) day of the month in which the relevant Interest Period ends.
Interest Period means (i) each six (6) month period beginning on an Interest Payment Date and ending on the next following Interest Payment Date, except in the case of the first period applicable to each Disbursement, when it shall mean the period beginning on the date on which such Disbursement is made and ending on the next following Interest Payment Date; or (ii) in the circumstances referred to in Section 3.23 (Change in Interest Period), such period as determined in accordance with Section 3.23 (Change in Interest Period).
Interest Rate Determination Date means the second (2nd) Business Day prior to a Disbursement Date or Interest Payment Date, as applicable.
Investment means, with respect to any Person, any direct or indirect advance, loan, account receivable (other than an account receivable arising in the ordinary course of business), deposit or other extension of credit (including by means of any guarantee, indemnity or similar arrangement) or any capital contribution to (by means of transfers of Property to others, payments for Property or services for the account or use of others, or otherwise), or any purchase or ownership of any stocks, bonds, notes, debentures or other securities of, any other Person or any Equity Rights in respect of such Person.
Land Transformation means a land development process aiming at (a) turning a natural area or a non-productive area into croppable land; (b) significantly increasing yields in land originally devoted to crop production; (c) placing land under irrigation; and/or (d) expanding croppable areas. Such process usually involves the implementation of non-till production and crop rotation.
LIBOR means the British Bankers’ Association interbank offered rates as of 11:00 a.m. London time on the applicable Interest Rate Determination Date for deposits in Dollars that appear on the relevant page of the Reuters Service (currently Reuters Screen LIBOR01 page) or, if not available, on the relevant pages of any other service (such as Bloomberg Financial Markets Service) that displays such British Bankers’ Association rates; provided that if, for any Interest Period, IDB concludes in its discretion that it cannot determine LIBOR by reference to any service that displays British Bankers’ Association interbank offered rates for deposits in Dollars, IDB shall notify the Borrowers and shall instead determine LIBOR:
(a)	on the Interest Rate Determination Date by calculating the arithmetic mean of the offered rates advised to IDB on or around 11:00 a.m. London time, for deposits in Dollars by any three (3) major banks active in Dollars in the London interbank market, selected by IDB; provided that if fewer than three (3) quotations are received, IDB may rely on the quotations so received if not less than two (2); or

(b)	if fewer than two (2) quotations are received from the banks in London in accordance with subclause (a) above, on the first day of the relevant Interest Period, by calculating the arithmetic mean of the offered rates advised to IDB on

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or around 11:00 a.m. New York time, for loans in Dollars, by a major bank or banks in New York, New York selected by IDB.
Lien means any mortgage, pledge, charge, assignment, hypothecation, lien, security interest, title retention, preferential right (arising by operation of law or otherwise), trust arrangement , right of set-off, counterclaim or banker’s lien, privilege or priority of any kind having the effect of security, including any designation of loss payees or beneficiaries or any similar arrangement under or with respect to any insurance policy.
Liquidation Value means the likely price of a property when it is required to be sold in a period of six (6) months or less, taking into account the likelihood of a smaller market of prospective buyers.
Loan means, collectively, the A Loan and the B Loan or, as the context requires, the principal amount of the A Loan and the B Loan outstanding from time to time.
Loan Coverage Ratio means, for each Borrower, the ratio obtained by dividing:
(a)	the most recent Liquidation Value of the Secured Property for such Borrower as certified by the Real Estate Consultant; by

(b)	the amounts outstanding in respect of the Loan that have been allocated to use by such Borrower.
Loan Repayment Date means any A Loan Repayment Date or B Loan Repayment Date.
Local Business Day means a day when banks are open for Business in the City of Buenos Aires, Argentina and Washington, DC.
Long-term Debt means, as of any relevant determination date, all Debt other than Short-term Debt.
Material Adverse Effect means a material adverse effect on:
(a)	the business, Property, liabilities, operations, prospects or condition, financial or otherwise, of the Borrowers taken as a whole;

(b)	the implementation of the Project;

(c)	the ability of the Borrowers to perform their obligations or enforce their rights under any Financing Document to which they are parties;

(d)	the rights or remedies of IDB under the Financing Documents;

(e)	the validity or enforceability of any material provision of any Financing Document; or

(f)	the perfection, priority, enforceability or value of the Security.

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Net Cash Flow from Operations means, for any period and for any Person, the result obtained from deducting from the EBIDTA of such Person for such period (a) any amount actually paid or due and payable in respect of taxes on the Profits of such Person and (b) the amount of all Restricted Payments made during such period.
North Dry Plant means a Capital Expenditure for a grain drying and handling mill (with planned drying capacity of 100/ tons/hour, and estimated total storage capacity of 5,200 tons to be constructed by the Borrowers in a location yet to be determined in the North of the Province of Santiago del Estero.
Notes has the meaning assigned to that term in Section 3.24 (Notes).
Obligations means the collective reference to:
(a)	the unpaid amount of principal of and interest on the Loan (including interest accruing at the then applicable rate provided in this Agreement after the maturity of the Loan and interest accruing at the then applicable rate after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to either Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding); and

(b)	all other obligations and liabilities of either Borrower to IDB or the Paying Agent under this Agreement or any other Financing Document, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement or the other Financing Documents or any other document made, delivered or given in connection herewith or therewith, in each case whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, charges, expenses or otherwise (including all fees and expenses that are required to be paid by either Borrower pursuant to the terms of this Agreement or any other Financing Document).
Obstructive Practice means, in connection with any investigation by IDB or any Authority into allegations of Prohibited Practices committed or engaged in by either Borrower, or any of its Affiliates or any other Person acting on behalf of such Borrower or any of its Affiliates: (a) deliberately destroying, falsifying, altering or concealing evidence material to such investigation or making false statements to investigators in order to materially impede such investigation; (b) threatening, harassing or intimidating any Person to prevent such Person from disclosing knowledge of matters relevant to such investigation or from pursuing such investigation; or (c) taking any action intended to materially impede the exercise of the rights to access, information and inspection provided to IDB under this Agreement.
Organizational Documents means, with respect to any Person (other than a natural person), the memorandum and articles of incorporation, charter or other constitutive documents, however called, of such Person.
Ospraie Portfolio means the Ospraie Portfolio Ltd. a Cayman Islands limited liability company established under the laws of Cayman Islands.

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Ospraie Special Opportunities means Ospraie Special Opportunities Master Holdings Ltd., a Cayman Islands limited liability company established under the laws of Cayman Islands.
Other Taxes has the meaning assigned to that term in Section 3.13.4 (Taxes).
Outstanding Debt means the financial indebtedness of the Borrowers listed in Schedule 9 (Outstanding Debt).
Pampas means Pampas Humedas, LLC, a limited liability company organized and existing under the laws of Delaware.
Participant means any Person that acquires a Participation.
Participation means the investment of a Participant in the B Loan or, as the context may require, the B Loan Disbursements.
Participation Agreement means the Participation Agreement, in IDB’s customary form, entered into between IDB and a Participant from time to time pursuant to which each Participant acquires a Participation.
Paying Agency Agreement means an agreement entered into, or to be entered into, in the agreed form, among the Borrowers, IDB and the Paying Agent relating to the paying agency arrangements regarding the Loan.
Paying Agent means The Bank of New York Mellon, in its capacity as agent under the Paying Agency Agreement, or any successor agent appointed pursuant to the terms of the Paying Agency Agreement.
Permitted Capital Expenditures means those expenditures set out in Part B of Schedule 8 (Capital Expenditures).
Permitted 2008 Dividend means the dividend made by the Borrowers in September 2008 in the amount of 34,363,324.6 Pesos.
Permitted Investments means (i) short-term marketable securities, deposits or cash equivalents acquired solely to give temporary employment to idle funds and (ii) any Investment resulting from Affiliate Transactions permitted under the Financing Documents.
Permitted Liens means:
(a)	Liens existing as of the Effective Date (as listed in Schedule 10 (Existing Liens));

(b)	Liens created under or pursuant to any of the Security Documents;

(c)	any Lien arising from any tax, assessment or other governmental charge or other Lien arising by operation of law or arising in the ordinary course of either of the Borrowers’ business and securing indebtedness not yet due or indebtedness which is being contested in good faith by appropriate proceedings and for the payment of

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which reserves, bonds, insurance or other security has been provided in an amount sufficient to promptly pay in full any amounts that the Borrowers may be orderd to pay on final determination of any such proceedings;

(d)	any Lien created on any fixed asset securing Debt incurred or assumed solely for the purpose of financing all or any part of the cost of developing, constructing or acquiring such fixed asset, which Lien attaches to such fixed asset concurrently with, or within one hundred eighty (180) days after, the acquisition thereof provided, that the principal amount of the Debt secured by such Lien does not exceed the cost of developing, constructing or acquiring such fixed asset;

(e)	any Lien created on any asset securing an extension, renewal or refinancing of Debt secured in accordance with (a) or (f) of this paragraph provided that (i) such Lien is created over the assets which secured such original documents and (ii) the principal amount of Debt secured by such Lien prior to such extension, renewal or refinancing is not increased, other than with respect to reasonable costs, fees and expenses incidental to such extension, renewal, or refinancing;

(f)	any Lien on stocks and inventories to secure indebtedness incurred in the ordinary course of business and maturing less than one year after the date on which it is originally incurred and to be paid out of the proceeds of sale of those stocks and inventories or products produced from them;

(g)	any banker’s right of set off arising in respect of Short term Debt permitted by the Financing Documents; and

(h)	Capitalized Lease Obligations;
provided that the aggregate amount of the assets subject to the above mentioned Liens (other than those referred to in (a), (b) and (c) above) shall not exceed thirteen million Dollars ($13,000,000) in aggregate on a Combined Basis.
Person means any natural person or any company, partnership, joint venture, firm, corporation, voluntary association, trust, enterprise, unincorporated organization or other body corporate or any Authority or any other entity whether acting in an individual, fiduciary or other capacity.
Pesos means the lawful currency of Argentina.
Politically Exposed Person means: (i) a current or former senior official in the executive, legislative, administrative, military, or judicial branch of government (elected or not); (ii) a senior official of a political party; (iii) a senior executive of a government owned commercial enterprise; (iii) an Immediate Family Member of individuals described in (i) or (ii) above; (iv) any individual publicly known (or actually known by the relevant Person) to be a close personal or professional associate of individuals described in (i), (ii) or (iii) above.
Prime Rate means the arithmetic mean of the offered rates advised to IDB on or around 11:00 a.m. New York time, for loans in Dollars, by a major U.S. money center bank or banks in New York, New York selected by IDB.

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Prohibited Practice means any of the following:
(a)	impairing or harming, or threatening to impair or harm, directly or indirectly, any Person or the property of such Person to influence improperly the actions of such Person or any other Person including, without limitation, bid-rigging or any such other actions undertaken with respect to the granting of contracts or government concessions or otherwise in furtherance of a Corrupt Practice or a Fraudulent Practice, as such terms are defined below (a Coercive Practice);

(b)	an arrangement between two or more Persons designed to influence improperly the actions of another Person or to otherwise achieve an improper purpose including, without limitation, bid-rigging or any such other actions undertaken with respect to the granting of contracts or government concessions or otherwise in furtherance of a Corrupt Practice or a Fraudulent Practice, as such terms are defined below (a Collusive Practice);

(c)	offering, giving, receiving or soliciting, directly or indirectly, anything of value to influence improperly the actions of any official of any Authority or any other Person including, without limitation, bribery and practices commonly referred to as “kickbacks” (a Corrupt Practice);

(d)	any action, misrepresentation or omission that knowingly or recklessly misleads or attempts to mislead any other Person in order to obtain a financial benefit or avoid an obligation (a Fraudulent Practice); or

(e)	an Obstructive Practice.
Project has the meaning assigned to that term in Section 2.1 (Purpose).
Projected Debt Service Coverage Ratio means the ratio obtained by dividing:
(a)	Net Cash Flow from Operations for the four (4) financial quarters most recently commenced after the relevant determination date; by

(b)	the Debt Service projected to be payable during such period.
Property means any right or interest in or to assets or property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible.
Real Estate Consultant means Bullrich Campos, S.A., or any other reputable Person from time to time appointed by IDB to act as advisor to IDB with respect to real estate matters relating to the Financing Documents
Release means with respect to any chemical, material or substance any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing or other introduction into the environment of such chemical, material or substance, including the abandonment or discarding of barrels, containers, and other closed receptacles containing any Hazardous Substance.

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Relevant Change has the meaning assigned to that term in Section 3.19 (Illegality).
Relevant Permit means each Authorization that is necessary under applicable law:
(a)	for the Loan and the implementation of the Financial Plan and the Project;

(b)	for each Borrower to conduct its business as it is presently carried on and is contemplated to be carried on;

(c)	in connection with the execution, delivery, validity and enforceability of the Financing Documents and the performance by each party thereto of its obligations thereunder;

(d)	for the enforcement by IDB of its rights and remedies under the Financing Documents;

(e)	for the remittance to IDB or its assigns in Dollars of all monies payable under or with respect to the Financing Documents; and

(f)	for each of the Borrowers to comply with applicable law and the Environmental and Social Requirements.
Required Capital Expenditures means those expenditures set out in Part A of Schedule 8 (Capital Expenditures).
Required Hedge means interest rate protection extending through the maturity of the A Loan and/or the B Loan, as relevant, with respect to twenty-five percent (25%) of such Loan outstanding, from time to time, in form and substance satisfactory to IDB and otherwise meeting the following requirements:
(a)	any counterparty to such Derivatives Transaction shall be an Acceptable Financial Institution;

(b)	the Borrowers’ obligation to make payments under such Derivatives Transaction shall be unsecured;

(c)	such Derivatives Transaction shall be in the form of swap agreements only, and with respect to interest rates only;
Required Hedge Agreements means the agreement or agreements, each in form and substance satisfactory to IDB, entered into, or to be entered into, between the Borrower and a counterparty to document the Required Hedge.
Required Participants means Participants holding Participations, which in the aggregate represent fifty percent (50%) or more of the aggregate outstanding principal amount of the B Loan.
Restricted Payment means:

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(a)	any dividends; or

(b)	return of any capital to its stockholders;

(c)	any other distribution, payment or delivery of assets or cash to its stockholders as such;

(d)	redemption, retirement, purchase or otherwise acquisition, directly or indirectly, for a consideration, of any shares of any class of its capital stock now or hereafter outstanding (or any options or warrants issued by either Borrower with respect to their capital stock); or

(e)	the setting aside of any funds for any of the foregoing purposes.
Restricted Payment Conditions means each of the following conditions:
(a)	such Restricted Payment is made on a Restricted Payment Date;

(b)	no Default or Potential Event of Default has occurred and is continuing or would exist after the making of such Restricted Payment;

(c)	the Historical Debt Service Coverage Ratio and the Projected Debt Service Coverage Ratio as of the date of such proposed Restricted Payment Date are equal to or higher than 1.3:1.0 on a Combined Basis;

(d)	the Total Liabilities to Equity Ratio as at the end of the most recent financial quarter for which financial statements have been delivered under Section 6.3.1 (Audited Annual Financial Statements) is less than or equal to 0.9:1.0 for each Borrower on an individual basis;

(e)	the Debt to EBITDA as at the most recent financial quarter date for which financial statements have been delivered under Section 6.3.1 (Audited Annual Financial Statements) is less than or equal to 2.75:1.0 on a Combined Basis;

(f)	the Loan Coverage Ratio is equal to or higher than 1.5:1.0 for each Borrower on an individual basis;

(g)	the first scheduled principal repayment of the Loan has been made; and

(h)	each of the Borrowers, no later than thirty (30) days prior to making the proposed Restricted Payment, provides IDB with a certificate regarding compliance with the above requirements in the form of Exhibit 6.
Restricted Payment Date means each date that is fifteen (15) Business Days following an Interest Payment Date.
SECCI Projects has the meaning assigned to such terms in Part A of Schedule 8 (Capital Expenditures).

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Second B Loan Tranche has the meaning assigned to that term in Section 3.1.1 (ii)(B) (The Loan Amount).
Second Currency has the meaning assigned to that term in Section 3.10.1 (Judgment Currency).
Secured Property means all Property, and the products and proceeds thereof, from time to time subject, or purported to be subject, to the Security.
Security means the Liens created, or purported to be created, under the Security Documents to secure, among other things, all Obligations.
Security Documents means each mortgage agreement to be entered into among the Borrowers and IDB providing for the creation of a first priority security interest in any of the Borrowers’ immoveable property and chattel as IDB requires.
Share Capital means, as to any Person (other than a natural Person), all shares of capital stock of any class or other ownership interests of any kind, however called, in such Person.
Shareholders means with respect to Adeco, Letterton España SL and Kadesh Hispania SL and, with respect to Pilagá, Adecoagro LLC, and such other Persons who from time to time own Share Capital of the Borrowers.
Short-term Debt means, as of any relevant determination date, the aggregate of all Debt that falls due, or the final payment of which is due, within one (1) year after the date of the respective agreements providing for such Debt.
Social Responsibility Plan means a plan presented by the Borrowers, in form and content acceptable to IDB, which includes: (i) the Borrowers’ social responsibility policies; (ii) the processes and resources the Borrowers will employ to implement said policy; (iii) annual social responsibility action plans with the corresponding monitoring indicators; and (iv) a reporting and communication strategy to communicate the results of such plan to IDB and other stakeholders.
Sponsor means any of Ospraie Portfolio, Ospraie Special Opportunities, HBK and Pampas.
Sponsors means, collectively, HBK; Pampas; Ospraie Special Opportunities and Ospraie Portfolio.
Subsidiary means with respect to any Person, any entity over fifty percent (50%) of whose Share Capital is owned, directly or indirectly, by that Person.
Tax Returns means all returns, declarations, reports, estimates, information returns, statements and other documents of, relating to, or required to be filed with any Authority in respect of Taxes.
Taxes means all present and future taxes, charges, fees, duties, withholding obligations or other assessments of whatsoever nature levied by any Authority, together with any interest, penalties, additions to tax or other liabilities imposed thereon by any Authority.

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TED Spread means, on any day, the spread between the 3-month British Bankers’ Association LIBOR Rate and the 3-month U.S. Treasury bill rate (rounded upwards, if necessary to the nearest 1/100 of 1%), as published on the Bloomberg website at the address http://www.bloomberg.com/apps/quote?ticker=.TEDSP:IND (or on any successor or substitute page of such service, or any successor to or substitute for such service, providing such a quotation comparable to that which is currently provided on such page of such service, as determined by IDB for purposes of providing an equivalent quotation under this definition) as of such time.
TED Spread Margin means, with respect to any Interest Period, if the TED Spread on the applicable Interest Rate Determination Date (i) is less than 1.50, zero percent (0.00%); (ii) is 1.50 or greater but less than 3.00, one percent (1.00%); and (iii) is 3.00 or greater, one and one-half percent (1.50%).
Total Liabilities means the items which are or should be classified as liabilities at such date on a balance sheet of either Borrower or both Borrowers, as applicable, in accordance with the Accounting Principles (Pasivos), including any present or future obligation (actual or contingent, as such latter term is determined in accordance with the Accounting Principles) for the payment or repayment of money which has been borrowed or raised, including obligations which may arise under a guarantee or indemnity or similar obligation.
Total Liabilities to Equity Ratio means, as of any relevant determination date, the result obtained by dividing:
(a)	Total Liabilities of either Borrower or both Borrowers, as applicable, as of such date; by

(b)	Equity of either Borrower or both Borrowers, as applicable, as of that same date.
Transaction Taxes has the meaning assigned to that term in Section 3.13.2 (Taxes).
               Section 1.2 Interpretation.
In this Agreement, unless the context otherwise requires:

1.2.1	headings and the rendering of text in bold and italics are for convenience only and do not affect the interpretation of this Agreement;

1.2.2	words importing the singular include the plural and vice versa and the masculine, feminine and neuter genders include all genders;

1.2.3 the words “hereof, “herein”, and “hereunder” and words of similar import shall refer to this Agreement as a whole and not to any particular provision of this Agreement;
1.2.4 a reference to a Section, paragraph, party, Exhibit or Schedule is a reference to that Section or paragraph of, or that party, Exhibit or Schedule to, this Agreement unless otherwise specified;

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1.2.5 a reference to this Agreement or any other Financing Document shall mean such document including any amendment or supplement to, or replacement, novation or modification of, that document but disregarding any amendment, supplement, replacement, novation or modification made in breach of this Agreement or such Financing Document;
1.2.6 a reference to a Person includes that Person’s successors and permitted assigns;
1.2.7 all terms defined in this Agreement shall have the meanings ascribed thereto in Section 1.1 (Definitions) when used in any certificate or other document made or delivered pursuant hereto;
1.2.8 the term “including” means “including without limitation” and any list of examples following such term shall in no way restrict or limit the generality of the word or provision in respect of which such examples are provided;
1.2.9 phrases such as “satisfactory to IDB”, “approved by IDB”, “acceptable to IDB”, “as determined by IDB”, “in IDB’s discretion”, and phrases of similar import authorize and permit IDB to approve, disapprove, determine, act or decline to act in its sole discretion;
1.2.10 references to any statute, code or statutory provision are to be construed as a reference to the same as it may from time to time be amended, modified or re-enacted, and include references to all bylaws, instruments, orders and regulations for the time being made thereunder or deriving validity therefrom unless the context otherwise requires;
1.2.11 for purposes of this Agreement, any term that is used in this Agreement and is defined by reference to any Financing Document shall continue to have the original definition notwithstanding any termination, expiration or modification of any such Financing Document, except to the extent the parties hereto may otherwise agree;
1.2.12 all determinations as to whether a Material Adverse Effect has occurred, or could be expected to occur, shall be made by IDB, except that in respect of a representation or warranty of the Borrowers regarding a Material Adverse Effect, the determination as to whether a Material Adverse Effect has occurred or could be expected to occur shall be made by the Borrowers; and
1.2.13 references to “knowledge”, “know” and “known” shall mean knowledge after due inquiry.
          Section 1.3 Business Day Adjustment.
Except as otherwise expressly provided herein, where the day on or by which a payment is due to be made is not a Business Day, that payment shall be made on or by the next succeeding Business Day. Interest, fees and charges (if any) thereon shall continue to accrue for the period from the due date that is not a Business Day to that next succeeding Business Day.
          Section 1.4 Conflicts.
In the case of any conflict between the terms and conditions of this Agreement and the terms and conditions of any other Financing Document, the terms and conditions of this Agreement shall prevail.

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          Section 1.5 Financial Calculations.
1.5.1 All financial calculations to be made under, or for the purposes of, this Agreement and any other Financing Document or in any certificate or other document made or delivered pursuant hereto or thereto shall be determined in accordance with the Accounting Principles.
1.5.2 Except as otherwise required to conform to any provision of this Agreement, all financial calculations shall be made from the then most recently issued quarterly Financial Statements or, with respect to the last Financial Quarter, the audited Financial Statements for the relevant Financial Year, which the Borrowers are obligated to furnish to IDB under Section 6.3.1 (Audited Annual Financial Statements) or Section 6.3.2 (Unaudited Quarterly Financial Statements).
1.5.3 If a financial calculation is to be made under or for the purposes of this Agreement or any other Financing Document on a Combined Basis, that calculation shall be made by reference to the sum of all amounts of similar nature reported in the relevant financial statements of each of the entities whose accounts are to be combined with the accounts of the Borrowers plus or minus the combination adjustments customarily applied to avoid double counting of transactions among any of those entities, including each Borrower.
          Section 1.6 Joint and Several Liability.
All of the obligations of the Borrowers to: (a) pay any amount under any of the Financing Documents or (b) comply with any other term or condition shall be joint and several obligations except to the extent that any obligation is expressly stated herein or in any other Financing Document to be the obligation of one of the Borrowers only.
ARTICLE 2.
Purpose and Financial Plan
          Section 2.1 Purpose.
The purpose of the Loan is the refinancing the Borrowers’ Outstanding Debt and financing the Required Capital Expenditures (and if sufficient funds are available, the Permitted Capital Expenditures) relating to the Borrowers’ agribusiness activities in Argentina (the Project).
          Section 2.2 Financial Plan.
The total estimated cost of the Project is approximately eighty million Dollars ($80,000,000). The proposed sources of financing for and costs of the Project are set out in the Financial Plan.

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ARTICLE 3.
Agreement for the Loan
Part 1: The Loan
Section 3.1 The Loan Amount.
3.1.1 Subject to the terms and conditions of this Agreement, IDB shall lend to the Borrowers, and the Borrowers shall borrow from IDB, an aggregate principal amount of up to eighty million Dollars ($80,000,000). The Loan shall consist of:
(i) the A Loan, in an aggregate principal amount of up to thirty one million Dollars ($31,000,000); and
(ii) the B Loan consisting of:
(A)	an initial aggregate principal amount of up to thirty five million Dollars ($35,000,000) (the First B Loan Tranche); and

(B)	a further amount of up to fourteen million Dollars ($14,000,000) as set forth by IDB in an Increase In Commitment Notice under Section 3.1.2 (the Second B Loan Tranche), each such amount to be funded by the Participants pursuant to the Participation Agreements.
3.1.2 Upon receipt of a formal commitment from any Participant(s), and subject to the terms of this Agreement, IDB hereby agrees to increase the aggregate amount of the B Loan Commitment by an amount of up to fourteen million Dollars ($14,000,000), such increased commitment amount to be set forth by IDB in an Increase In Commitment Notice.
Section 3.2 Disbursement Procedure.
3.2.1 Subject to the satisfaction of the conditions set forth in Article 5, the Borrowers may request Disbursements by delivering to IDB, at least fifteen (15) Business Days prior to the proposed First Disbursement Date and at least ten (10) Business Days prior to each subsequent proposed Disbursement Date, a Disbursement Request and a receipt substantially in the form of Exhibit 2 (Form of Disbursement Receipt), each signed by both Borrowers.
3.2.2 IDB is not obligated to make
3.2.2.1	any B Loan Disbursement unless and until all Participants shall have made available to IDB, in immediately available funds, their proportionate share of such Disbursement in accordance with the Participation Agreements; and

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3.2.2.2.	any Disbursement (other than with respect to the Second B Loan Tranche) except pro rata from the A Loan and the B Loan.
3.2.3 Each Disbursement of the Loan shall be made in Dollars at an account registered in a bank located in the United States, as specified in the Disbursement Request. Eighty five percent (85%) of the total amount of each Disbursement under the Loan shall be promptly transferred to Argentina by the Borrowers and exchanged for Pesos through the Argentine free foreign exchange market (Mercado Unico y Libre de Cambios) in accordance with the applicable laws and foreign exchange regulations no later than thirty (30) days after the Disbursement. The balance of the total amount disbursed under each Disbursement shall be transferred to Argentina by the Borrowers and exchanged for Pesos through the Argentine free foreign exchange market (Mercado Unico y Libre de Cambios) in accordance with the applicable laws and foreign exchange regulations no later than the date that is 366 days prior to the First Principal Payment Date.
3.2.4 The Borrowers shall not request more than two (2) Disbursements of the Loan.
3.2.5 A Disbursement Request shall be irrevocable.
3.2.6 The Borrowers shall not be entitled to make any Disbursement Requests after the Commitment Termination Date.
Section 3.3 Repayment.
3.3.1 The Borrowers shall repay the A Loan in twelve (12) installments of principal which are as near to equal as possible using whole numbers on each Interest Payment Date commencing on the First Principal Payment Date and ending on the A Loan Final Maturity Date (each an A Loan Repayment Date); provided, that the entire outstanding principal amount of the A Loan shall be due and payable on the A Loan Final Maturity Date.
3.3.2 The Borrowers shall repay the B Loan in eight (8) installments of principal which are as near to equal as possible using whole numbers on each Interest Payment Date commencing on the First Principal Payment Date and ending on the B Loan Final Maturity Date (each a B Loan Repayment Date); provided, that:
(a)	the entire outstanding principal amount of the B Loan shall be due and payable on the B Loan Final Maturity Date; and

(b)	to the extent that the Second B Loan Tranche was first disbursed and settled less than three hundred and sixty five days prior to the First Principal Payment Date, the Borrowers shall repay the Second B Loan Tranche in up to seven (7) installments of principal which are as near to equal as possible using whole numbers on each B Loan Repayment Date starting on the B Loan Repayment Date that occurs after the first anniversary of the Second B Loan Disbursement Date; provided, that if such date is earlier than the First Principal Payment Date, then the Borrower shall repay the Second B Loan Tranche commencing on the First Principal Repayment Date.

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3.3.3 Principal amounts repaid pursuant to this Section 3.3 (Repayment) may not be reborrowed.
Section 3.4 IDB’s Determination Final.
IDB’s internal records regarding payments made on account of the Obligations shall be final and conclusive and bind each Borrower unless such Borrower proves to IDB’s satisfaction that the determination involved manifest error; provided, that the failure of IDB to maintain such accounts or any error therein shall not in any manner reduce or limit the obligation of the Borrowers to repay the Loan in accordance with the terms of this Agreement.
Section 3.5 Voluntary Prepayments.
3.5.1 The Borrowers may prepay all or any portion of the Loan, on any Interest Payment Date (subject to Section 3.5.4 below), on not less than twenty (20) days’ prior notice to IDB, but only if:
3.5.1.1	the prepayment is made not less than 365 days (or such shorter period as may be required or permitted under applicable law) after the Last Disbursement Date (as defined in Section 3.5.2(a)) and in compliance with Argentine foreign exchange regulations;

3.5.1.2	each of the Borrowers concurrently pays (a) all accrued and unpaid interest on the Loan; (b) all accrued and unpaid Increased Costs (if any) on the Loan; (c) the amount payable (if any) in respect of such prepayment pursuant to Section 3.14.1.2 (Costs, Expenses and Losses); (d) the amount payable (if any) in respect of such prepayment pursuant to Section 3.5.2 below; and (e) all other Obligations then due and payable;

3.5.1.3	for a partial prepayment of the Loan, the principal amount of the Loan prepaid is an amount not less than five million Dollars ($5,000,000) or a whole multiple of one million Dollars ($1,000,000) in excess thereof; and

3.5.1.4	upon request by IDB, each of the Borrowers delivers to IDB, prior to the date of prepayment, evidence satisfactory to IDB that any Authorizations necessary with respect to the prepayment have been obtained.
3.5.2 On the date of such prepayment, the Borrowers shall pay a prepayment premium consisting of an amount in Dollars equal to:
(a)	two percent (2%) of the amount prepaid if the prepayment is made at any time after the first anniversary of the day of the last disbursement of the Loan (the “Last Disbursement Date”) but on or prior to the second anniversary of the Last Disbursement Date;

(b)	one point seventy-five percent (1.75%) of the amount prepaid if the prepayment is made at any time after the second anniversary of the Last Disbursement Date but on or prior to the third anniversary of the Last Disbursement Date;

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(c)	one point fifty percent (1,50%) of the amount prepaid if the prepayment’s made at any time after the third anniversary of the Last Disbursement Date but on of prior to the fourth anniversary of the Last Disbursement Date;

(d)	one point twenty-five percent (1.25%) of the amount prepaid if the prepayment is made at any time after the fourth anniversary of the Last Disbursement Date but on or prior to the fifth anniversary of the Last Disbursement Date, and

(e)	one percent (1%) of the amount prepaid, if the prepayment is made at any time after the fifth anniversary of the Last Disbursement Date.
3.5.3 A prepayment notice is irrevocable. Upon delivery of a prepayment notice in accordance with Section 3.5.1, the Borrowers shall be obligated to make the prepayment in accordance with the terms of that notice and the amount stated to be prepaid shall become due and payable on the Interest Payment Date specified for such prepayment.
3.5.4. If required by IDB in accordance with Section 6.2.15.2 (Prepayment), the Borrowers shall, simultaneously with the prepayment of any Long-term Debt other than the Loan, prepay a proportionate amount of the Loan along with all other amounts payable in respect thereof under Sections 3.5.1.2 and 3.5.2 (calculated as if such prepayment were voluntarily made by the Borrowers hereunder).
Section 3.6 Mandatory Prepayments.
3.6.1 The Borrowers shall, promptly upon receipt of any of the amounts described in Sections 3.6.1.1 through 3.6.1.3 (Mandatory Prepayments) notify IDB of such receipt (and obtain any Authorizations necessary with respect to such prepayment), and shall apply all such amounts at the respective times set forth below to prepay the Loan and concurrently with such payment pay (i) all accrued and unpaid interest on the Loan; (ii) the accrued and unpaid Increased Costs (if any) on the Loan; (iii) the amount payable (if any) in respect of such prepayment pursuant to Section 3.14.1.2 (Costs, Expenses and Losses); and (iv) all other Obligations then due and payable:
3.6.1.1	any payment received by either Borrower in respect of the confiscation, expropriation, nationalization of any assets of either Borrower when received by such Borrower to the extent that (i) such payment exceeds one million Dollars ($1,000,000) on a Combined Basis in any twelve (12) month period and (ii) the relevant Borrower (a) does not use such payment to purchase new assets of a similar nature within twelve (12) months from the date such payment is received or (b) did not purchase new assets of a similar nature in the twelve (12) month period before such payment is received, in which case the required prepayment shall be made on the next Interest Payment Date following the end of such twelve (12) month period mentioned in (ii)(a) of this subsection;

3.6.1.2	any insurance proceeds in excess of five million Dollars ($5,000,000) on a Combined Basis for both Borrowers in any twelve (12) month period and paid with respect to loss or damage to Property of the Borrowers except to the extent that the IDB determines that the Borrowers’ program for remediation of such

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loss or damage is acceptable (including time for repair and adequacy of funds) and such insurance proceeds arc applied (a) toward such remediation program within the following twelve (12) month period or (b) to compensate the advance payments made by the Borrowers toward the remediation of the loss or damage before collecting the insurance proceeds, in which case the required prepayment shall be made on the next Interest Payment Date following the end of such twelve (12) month period; and
3.6.1.3	the aggregate proceeds from the sale or disposition of any Property to the extent (i) such proceeds, in aggregate, exceed ten million Dollars ($10,000,000) on a Combined Basis for both Borrowers in any twelve (12) month period and (ii) the relevant Borrower (a) does not use such proceeds to purchase new assets of a similar nature within the following twelve (12) month period or (b) did not purchase new assets of a similar nature in the twelve (12) month period before such proceeds are received, in which case the required prepayment shall be made on the next Interest Payment Date following the end of such twelve (12) month period mentioned in (ii)(a) of this subsection;
3.6.2 In the event that any Sponsor transfers its beneficial ownership in the share capital of either of the Borrowers without the consent of the IDB (not to be unreasonably withheld) to a Person (other than to a wholly owned subsidiary of such Sponsor or to another Sponsor) who, as a result of such transfer or issuance, would hold more than ten percent (10%) in aggregate of the outstanding shares of the Borrowers, then the Borrowers shall prepay the Loan and concurrently with such payment pay (i) all accrued and unpaid interest on the Loan; (ii) all accrued and unpaid Increased Costs (if any) on the Loan; (iii) the amount payable (if any) in respect of such prepayment pursuant to Section 3.14.1.2 (Costs, Expenses and Losses); and (iv) all other Obligations then due and payable; provided that the foregoing shall not apply to any such transfer by a Sponsor if such transfer:
3.6.2.1	is to a private equity fund or other investment fund whose primary purpose is to make equity investments in other entities (a Fund) and such Sponsor has provided to IDB:
3.6.2.1.1	a certificate from a senior officer of such Sponsor certifying that it has completed in respect of such Fund all customary “know your customer” due diligence that the Sponsor would have conducted for any entity that was to become a shareholder in such Sponsor and the Sponsor certifies that no issues have been identified with respect to such due diligence; and

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3.6.2.1.2	a certificate from a senior officer of such Fund certifying has written policies, procedures and internal controls designed to prevent and detect money laundering and terrorist financing which policies, procedures and internal controls are designed to adhere to the requirements of applicable law, including the USA Patriot Act of 2001 and the laws of the various jurisdictions in which it does business, including customer identification procedures and enhanced due diligence for higher risk clients, including Politically Exposed Persons.
3.6.2.2	is not to a Fund and such Sponsor has provided to IDB evidence that they have completed in respect of such transferee all customary “know your customer” due diligence that the Sponsor would have conducted for any entity that was to become a shareholder in such Sponsor, including customer identification procedures and enhanced due diligence for higher risk clients, including Politically Exposed Persons and the Sponsor certifies that no issues have been identified with respect to such due diligence.
3.6.3 In the event that either Borrower makes a prepayment under Sections 3.6.1.3 or 3.6.2, it shall pay the prepayment premium set out in section 3.5.2.
Section 3.7 Application of Prepayments.
3.7.1 Amounts of principal prepaid under Section 3.5 (Voluntary Prepayments), Section 3.6 (Mandatory Prepayments), Section 6.2.15 (Prepayment) or Section 6.6 (Insurance) shall:
3.7.1.1	first, be allocated by IDB pro rata between the A Loan and the B Loan in proportion to their respective principal amounts outstanding; and

3.7.1.2	then, be applied by IDB to all the respective outstanding installments of principal of each of the A Loan and the B Loan in inverse order of maturity.
3.7.2 Any principal amount of the Loan prepaid under Section 3.5 (Voluntary Prepayments), Section 3.6 (Mandatory Prepayments), Section 6.2.15 (Prepayment) or Section 6.6 (Insurance) may not be reborrowed.
Section 3.8 Charges and Fees.
The Borrowers shall pay to IDB the following fees:
3.8.1 a commitment fee (the Commitment Fee) at the rate of one half of one percent (0.5%) per annum of the undisbursed and uncancelled portion of the Loan. The Commitment Fee shall:
3.8.1.1	begin to accrue on the earlier of (a) forty five (45) days after the Effective Date and (b) the First Disbursement Date;

3.8.1.2	be calculated on the basis of a 360-day year for the actual number of days elapsed; and

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3.8.1.3	be payable in arrears on the Interest Payment Dates in each year, the first such payment to be due on the first Interest Payment Date occurring after the date on which the Commitment Fee begins to accrue pursuant to Section 3.8.1.1 (Charges and Fees);
3.8.2 an annual administration fee of five thousand Dollars ($5,000) per Participant payable (a) upon the earlier of (i) the date that is thirty (30) days after the Effective Date and (ii) the first Interest Payment Date; and (b) thereafter, on each anniversary of the first Interest Payment Date for so long as any portion of the B Loan is outstanding, provided that such fee shall not exceed thirty thousand Dollars ($30,000) in any given year; and
3.8.3 the fees set out in the Fee Letters.
Section 3.9 Currency and Place of Payment.
Payments of all Obligations due to IDB shall be made in Dollars, in immediately available funds, to the Paying Agent at the New York office of The Bank of New York Mellon, Account No. 211705 (ABA #021-000-018) for further credit to Receipt Account No. 141642 no later than 11:00 a.m. New York City time, or at such other bank or banks, in such place or places, as IDB shall from time to time designate. IDB may deem any payment, or part thereof, relating to the Loan that is received after that time as made on the next Business Day and, accordingly, interest shall accrue on any Participant’s pro rata share of that payment with respect to which IDB is unable to make same day remittance to that Participant.
Section 3.10 Judgment Currency
3.10.1 The payment obligations of the Borrowers under this Agreement shall not be discharged by an amount paid in a currency or place other than as set forth in Section 3.9 (Currency and Place of Payment), whether pursuant to a judgment or otherwise, to the extent that the amount so paid on conversion to Dollars and transferred to the account set forth in Section 3.9 (Currency and Place of Payment) under normal banking procedures does not yield the amount of Dollars due hereunder. If for the purpose of obtaining judgment in any court it is necessary to convert a sum due hereunder in Dollars into another currency (the Second Currency), the rate of exchange which shall be applied shall be that at which in accordance with normal banking procedures IDB could purchase Dollars with the Second Currency on the Business Day next preceding the date on which such judgment is rendered. Notwithstanding the rate of exchange actually applied in rendering such judgment, the Borrowers shall, as a separate obligation, pay to IDB on demand in Dollars, such additional amount as is necessary to enable IDB to receive, after conversion of the amount received in the Second Currency to Dollars and transfer to the account set forth in Section 3.9 (Currency and Place of Payment) in accordance with normal banking procedures, the full amount due to IDB under this Agreement.
3.10.2 Notwithstanding the terms of Section 3.10.1 (Judgment Currency), IDB may require the Borrowers to pay (or reimburse IDB) in any currency other than Dollars for:
3.10.2.1 any Taxes and other amounts payable under Section 3.13 (Taxes); and

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3.10.2.2	any fees, costs and expenses payable under Section 3.14 (Costs expenses and Losses); and
in each case to the extent such amounts are payable in such other currency.
Section 3.11 Allocation of Partial Payments.
If IDB at any time receives less than the full amount then due and payable to it in respect of the Obligations, IDB shall have the right (as between IDB and each of the Borrowers) to allocate and apply such payment in any way or manner and for such purpose or purposes under this Agreement or any other Financing Document as IDB in its discretion determines, notwithstanding any instruction that each of the Borrowers may give to the contrary.
Section 3.12 Late Charges.
3.12.1 Without limiting the remedies available to IDB under this Agreement, any-other Financing Agreement or otherwise, if either Borrower:
3.12.1.1	fails to make any payment of principal or interest (including interest payable pursuant to this Section) when due hereunder (whether at stated maturity or upon acceleration), the Borrowers shall pay interest on the amount of that payment due and unpaid at the rate that shall be the sum of two percent (2.00%) per annum plus the then applicable A Loan Interest Rate (with respect to amounts relating to the A Loan) or the B Loan Interest Rate (with respect to amounts relating to the B Loan) in effect from time to time; or

3.12.1.2	fails to pay any Obligations (other than principal of, and interest on, the A Loan and the B Loan), when due (whether at stated maturity or upon acceleration), the Borrowers shall pay interest on such overdue and unpaid amounts at a rate per annum equal to the sum of two percent (2.00%) per annum plus the higher of: (a) the A Loan Interest Rate; and (b) the B Loan Interest Rate.
3.12.2 Interest at the rates referred to in Sections 3.12.1.1 and 3.12.1.2 (Late Charges) shall accrue from the date the payment was due until the date on which such payment is made in full but excluding the date on which IDB actually receives the payment (as well after as before judgment), and shall be payable on demand, or, if not demanded, on each Interest Payment Date falling after any such overdue amount became due.
Section 3.13 Taxes.
3.13.1 Each of the Borrowers acknowledges that under the Agreement Establishing the Inter-American Development Bank dated December 30, 1959, IDB and its Properly, income and transactions are immune from all Taxes imposed by IDB Members.
3.13.2 Notwithstanding the foregoing, each of the Borrowers shall pay or cause to be paid all Taxes and other liabilities of whatsoever nature (other than any Taxes imposed on or measured

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by net income) imposed on or in connection with the payment of any Obligation by any Authority of Argentina or any Authority of any other jurisdiction from or through which any such payment is made, including payments made by IDB to the Participants under the respective Participation Agreements (all such Taxes and liabilities, collectively, Transaction Taxes).
3.13.3 All payments by each of the Borrowers under this Agreement or under any other Financing Document shall be made free and clear of and without deduction or withholding for or on account of any Transaction Taxes. If either Borrower is required by applicable law or otherwise to deduct or withhold any Transaction Taxes from any such payment (a) the amount payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional amounts payable under this Section) IDB receives the full amount it would have received had no such deduction or withholding been required, and (b) each of the Borrowers shall make such deduction or withholding and shall pay the full amount deducted or withheld to the relevant Authority in accordance with applicable law.
3.13.4 Each of the Borrowers shall pay any stamp, recording, documentary or similar taxes and all other charges or levies payable on or in connection with the execution, delivery, registration, consularization, translation, notarization or enforcement of this Agreement and the other Financing Documents (collectively, Other Taxes).
3.13.5 Each of the Borrowers shall indemnify IDB and the Paying Agent for the full amount of Transaction Taxes and Other Taxes arising in connection with payments made under any Financing Document (including any Transaction Taxes or Other Taxes imposed by any Authority on amounts payable under this Section 3.13 (Taxes)) and paid by IDB and the Paying Agent and any liability (including penalties, additions to tax, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. Payment under this indemnity shall be made within ten (10) days from the date the indemnitee makes written demand therefor.
3.13.6 Each of the Borrowers shall furnish to IDB, within thirty (30) days after the date the payment of any Transaction Taxes or Other Taxes is due, certified copies of receipts evidencing such payment by the Borrower(s) or, if such receipts are not obtainable, other evidence of such payments by the Borrower(s) satisfactory to IDB.
Section 3.14 Costs, Expenses and Losses.
3.14.1 If IDB or any Participant shall incur cost, expense or loss as a result of the Borrowers:
3.14.1.1	failing to (a) pay any Obligations on the due date therefor; (b) borrow in accordance with any Disbursement Request; (c) make any prepayment in accordance with a notice of prepayment pursuant to Section 3.5 (Voluntary Prepayments) or Section 3.6 (Mandatory Prepayments); or (d) make any repayment or prepayment required pursuant to Section 3.3 (Repayment), Section 3.19 (Illegality) or Section 6.2.15 (Prepayment), as the case may be;

3.14.1.2	prepaying all or any portion of the Loan on a date other than an Interest Payment Date;

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then the Borrowers shall immediately pay, in Dollars, to IDB the amount that IDB shall notify the Borrowers from time to time as being the aggregate of such actual costs, expenses and losses.
3.14.2 For the purposes of this Section 3.14 (Costs, Expenses and Losses), “costs, expenses or losses” include any interest paid or payable to cover any unpaid amount, any “broken funding” or hedge liquidation costs and any loss, premium, penalty or expense that may be incurred in liquidating or employing deposits of or borrowings from third parties in order to make, maintain or fund all or any part of the Loan or a Participation (in the case of a late payment, after taking into account any late payment interest received by IDB under Section 3.12 (Late Charges)).
Section 3.15 Suspension or Cancellation by IDB.
3.15.1 IDB may, by notice to the Borrowers, suspend the right of the Borrowers to request Disbursements or cancel all or any portion of the undisbursed balance of the Loan if:
3.15.1.1	any Default or Event of Default has occurred and is continuing;

3.15.1.2	the Commitment Termination Date has occurred; or

3.15.1.3	Argentina ceases to be an IDB Member.
3.15.2 Upon the giving of such notice, the right of the Borrowers to request any further Disbursements shall be suspended (for such period and on such conditions as determined by IDB in its discretion) or cancelled, as the case may be. The exercise by IDB of its right of suspension shall not preclude IDB from exercising its right of cancellation, either for the same or any other reason, and shall not limit any other rights of IDB under any other provision of this Agreement or any of the other Financing Documents.
Section 3.16 Cancellation by the Borrowers.
3 .16.1 The Borrowers may, by notice to IDB, irrevocably request IDB to cancel the undisbursed portion of the Loan effective as of the date specified in such notice (which shall be a date not earlier than fifteen (15) Business Days after the date of that notice), provided that IDB has received payment of all Obligations due and payable on the date of such cancellation, and a cancellation fee in an amount equal to two percent (2%) of the cancelled portion of the Loan.
3.16.2 Upon receipt of the notice of the Borrowers referred to in Section 3.16.1 above, IDB shall, by notice to the Borrowers, cancel the undisbursed portion of the Loan effective as of such specified date if IDB has received payment of all fees and other Obligations (other than principal of and interest on the Loan) then due and payable or, in the case of the Commitment Fee, accrued.
Section 3.17 Terms and Conditions Applicable to Cancellation or Suspension.
3.17.1 Upon any cancellation, the Borrowers shall, subject to Section 3.17.3 (Terms and Conditions Applicable to Cancellation or Suspension), pay to IDB all fees and other Obligations (other than principal of and interest on the Loan) then due and payable or, in the case of the

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Commitment Fee, accrued up to the date of any such cancellation, including any amounts owed pursuant to Section 3.14 (Costs, Expenses and Losses).
3.17.2 The Commitment Fee applicable to any undisbursed and uncanceled portion of the Loan shall continue to accrue and be payable during any suspension of IDB’s obligation to make Disbursements pursuant to Section 3.15 (Suspension or Cancellation by IDB).
3.17.3 The undisbursed portion of the Loan shall be automatically reduced by the portion of the Loan cancelled under Section 3.15 (Suspension or Cancellation by IDB) or Section 3.16 (Cancellation by the Borrowers). Such reduction shall be applied pro rata to the A Loan and the B Loan.
Section 3.18 Increased Costs.
3.18.1 On each Interest Payment Date the Borrowers shall pay, in addition to interest and principal, if applicable, on the Loan, the amount that IDB from time to time notifies to the Borrowers in an Increased Costs Certificate as being the aggregate Increased Costs of IDB or any Participant accrued and unpaid prior to such Interest Payment Date.
3.18.2 If the Borrowers are required to pay any Increased Costs pursuant to Section 3.18.1 (Increased Costs), they may prepay, in whole, but not in part, that part of the Loan with respect to which the Increased Costs are incurred. Such prepayment shall be made in accordance with Section 3.5 (Voluntary Prepayment) except that provisions with respect to the timing of any prepayment set forth in Section 3.5.1.1 (Voluntary Prepayment), the minimum prepayment amount set forth in Section 3.5.1.3 (Voluntary Prepayment) and the prepayment premium set forth in Section 3.5.2 (Voluntary Prepayment) shall not apply.
Section 3.19 Illegality.
Notwithstanding anything to the contrary contained in this Agreement, if, after the Effective Date, any change made in any applicable law or the interpretation or application thereof by any Authority (a Relevant Change) makes it unlawful for IDB or any Participant to continue to maintain or to fund the Loan or the relevant Participation or any portion thereof:
3.19.1 the Borrowers shall, upon request by IDB (but subject to any applicable Authorization having been obtained), immediately prepay in full that portion of the Loan that IDB advises is so affected;
3.19.2 concurrently with a prepayment pursuant to Section 3.19.1 (Illegality), the Borrowers shall pay (a) all accrued and unpaid interest on the Loan; (b) all accrued and unpaid Increased Costs (if any) on the Loan; (e) the amount payable (if any) in respect of such prepayment pursuant to Sections 3.13 (Taxes) and 3.14.1.2 (Costs, Expenses and Losses); and (d) all other Obligations then due and payable; it being understood that no prepayment premium shall be payable in connection with any prepayment made pursuant to this Section 3.19.2;
3.19.3 the Borrowers shall take all reasonable steps to obtain, as quickly as possible after receipt of IDB’s request for prepayment, the Authorizations referred to in Section 3.19.1 (Illegality) if any such Authorizations are then required; and

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3.19.4 the Borrowers’ right to request Disbursement of the undisbursed portion of the Loan affected by the Relevant Change shall terminate upon the Borrowers’ receipt of IDB’s request for prepayment under this Section 3.19 (Illegality).
Section 3.20 Reimbursement of Expenses.
The Borrowers shall pay to IDB, or as IDB may direct;
3.20.1 the reasonable and documented fees and expenses of each of the Consultants (other than the Economic Consultant) in each case incurred in connection with the transactions contemplated herein;
3.20.2 the reasonable and documented fees and expenses of IDB (including the reasonable and documented fees and expenses of IDB’s counsel) in Argentina and the United States incurred in connection with:
3.20.2.1	the preparation for the Loan, including any due diligence;

3.20.2.2	the preparation, review, negotiation, execution, implementation and, where appropriate, translation, registration and notarization of the Financing Documents and any other documents relating to them;

3.20.2.3	the giving of any legal opinions IDB requires under this Agreement and any other Financing Document;

3.20.2.4	IDB’s administration of the Loan, the preservation or exercise of any of IDB’s rights under any Financing Document or otherwise in connection with any amendment, supplement or modification to, or waiver under, any of the Financing Documents; and

3.20.2.5	the registration (where appropriate) and the delivery of the evidences of indebtedness relating to the Loan and its disbursement.
3.20.3 the reasonable and documented out-of-pocket expenses (including travel and subsistence expenses), not exceeding the equivalent of fifteen thousand Dollars ($15,000) in any calendar year, incurred by IDB in relation to its annual Loan supervision review, including the supervision of compliance with Environmental and Social Provisions and Environmental and Social Requirements, payable upon receipt of a statement of those expenses from IDB;
3.20.4 the reasonable and documented fees and expenses of the Paying Agent as provided in the Paying Agency Agreement; and
3.20.5 the costs and expenses incurred by IDB in relation to efforts to preserve, enforce or protect its rights under any Financing Document, including with respect to IDB’s rights under this Section 3.20 (Reimbursement of Expenses) and any corresponding terms in any of the other Financing Documents, or the exercise of its rights or powers consequent upon or arising out of the occurrence of any Default, including legal and other professional consultants’ fees.

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Part 2: A Loan and B Loan Interest Rate Terms and Conditions
Section 3.21 A Loan Interest
Subject to Section 3.12 (Late Charges), the Borrowers shall pay interest on the principal amount of the A Loan outstanding from time to time in accordance with this Section 3.21 (A Loan Interest).
3.21.1 Interest on the A Loan shall accrue from day to day for any Interest Period from and including the first day of such Interest Period to, but excluding, the last day of such Interest Period computed on the basis of actual number of days elapsed in such Interest Period and a year of three hundred and sixty (360) days and be payable in arrears on the Interest Payment Date falling at the end of that Interest Period; provided that with respect to any A Loan Disbursement made less than ten (10) days before an Interest Payment Date, interest on that Disbursement shall be payable commencing on the second Interest Payment Date following the date of that Disbursement.
3.21.2 During each Interest Period, the A Loan (or, with respect to the first Interest Period for each A Loan Disbursement, the amount of that Disbursement) shall bear interest at the A Loan Interest Rate for that Interest Period.
3.21.3 Subject to Section 3.23 (Change in Interest Period), the A Loan Interest Rate for any Interest Period shall be the rate that is the sum of:
3.21.3.1	the Applicable LIBOR on the Interest Rate Determination Date for that Interest Period; plus

3.21.3.2	the Applicable Spread.
3.21.4 On each Interest Rate Determination Date, IDB shall determine the A Loan Interest Rate applicable to the relevant Interest Period and promptly notify the Borrowers of such rate.
3.21.5 IDB’s determination, from time to time, of the A Loan Interest Rate shall be final and conclusive and shall bind the Borrowers unless either Borrower proves to IDB’s satisfaction that the determination involved manifest error.
Section 3.22 B Loan Interest.
Subject to Section 3.12 (Late Charges), the Borrowers shall pay interest on the outstanding principal amount of the B Loan from time to time in accordance with this Section 3.22 (B Loan Interest).
3.22.1 Interest on the B Loan shall accrue from day to day for any Interest Period from and including the first day of such Interest Period to, but excluding, the last day of such Interest Period computed on the basis of actual number of days elapsed in such Interest Period and a year of three hundred and sixty (360) days and be payable in arrears on the Interest Payment Date falling at the end of that Interest Period; provided that with respect to any B Loan Disbursement made less than ten (10) days before an Interest Payment Date, interest on that Disbursement shall

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be payable commencing on the second Interest Payment Date following the date of that Disbursement.
3.22.2 During each Interest Period, the B Loan (or, with respect to the first Interest Period for each B Loan Disbursement, the amount of that Disbursement) shall bear interest at the B Loan Interest Rate for that Interest Period.
3.22.3 Subject to Section 3.23 (Change in Interest Period), the B Loan Interest Rate for any Interest Period shall be the rate that is the sum of:
3.22.3.1	the Applicable LIBOR on the Interest Rate Determination Date for that Interest Period; plus

3.22.3.2	the Applicable Spread.
3.22.4 On each Interest Rate Determination Date, IDB shall determine the B Loan Interest Rate applicable to the relevant Interest Period and promptly notify the Borrowers of such rate.
3.22.5 IDB’s determination, from time to time, of the B Loan Interest Rate shall be final and conclusive and bind the Borrowers unless either Borrower proves to IDB’s satisfaction that the determination involved manifest error.
Section 3.23 Change in Interest Period.
Without prejudice to the terms of Section 3.12 (Late Charges), if at any time while any amounts are outstanding under the A Loan or the B Loan, the Borrowers fail to pay any amount of principal of, or interest on, either the A Loan or the B Loan when due (whether at stated maturity or upon acceleration), and any part of that amount remains unpaid on the third (3rd) Business Day immediately preceding any Interest Payment Date falling after that amount became due, then:
3.23.1 IDB may elect that the duration of the Interest Period in respect of the A Loan or the B Loan, as applicable, commencing on that Interest Payment Date and, subject to Section 3.23.2 (Change in Interest Period), any subsequent Interest Period shall be six (6), five (5), four (4) three (3), two (2), or one (1) month in duration and shall notify the Borrowers of such election and the duration of such Interest Periods; and
3.23.2 unless a Default has occurred and is continuing, IDB shall reinstate Interest Periods of six (6) months as of the first Interest Payment Date that is May 15 or November 15 falling at least three (3) Business Days after the payment default is remedied in full and shall inform the Borrowers of such reinstatement.
Section 3.24 Notes.
To further evidence its obligation to repay the Loan, with interest accrued thereon, at the request of IDB, the Borrowers shall issue and deliver to IDB, on each Disbursement Date and prior to each Disbursement pagarés subject to Argentine law substantially in the form of Exhibit 8 (Form of A Loan Promissory Note) and Exhibit 9 (Form of B Loan Promissory Note) (collectively, the Notes) in respect of each of the A Loan Disbursement and the B Loan Disbursement,

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respectively. The Notes shall be valid and enforceable as to their principal amount to the extent of the aggregate amounts disbursed and then outstanding hereunder and, as to interest to the extent of the interest accrued thereon in accordance with the terms of this Agreement.
The Borrowers’ obligation to pay the principal of, and interest on, the Loan shall be evidenced by (i) Notes evidencing principal as provided below (which at IDB’s request at any time after the third anniversary of the issuance thereof shall be replaced by newly issued Notes for the then outstanding principal amount of the Loans evidenced by the newly issued Notes), and (ii) Notes evidencing interest on such Loan (for each applicable Interest Period), in each case duly executed and delivered by the Borrowers.
Each Note shall (i) be non-negotiable (“no a la orden”), payable on demand (“a la vista”) to the order of IDB, (ii) in the case of Notes evidencing principal, be dated the date of the relevant Disbursement Date, and in the case of Notes evidencing interest, be dated the first date of the relevant Interest Period, (iii) in the case of Notes evidencing principal, be in an amount equal to the amount to be disbursed, and in the case of each Note evidencing interest, be in a stated amount equal to all accrued and unpaid interest hereunder in respect of such Loan from the date of such Note plus all interest that will accrue in respect of such Loan during the Interest Period covered by such Note, (iv) bear default interest as provided in Section 3.12, and (v) be signed by a duly authorized representative on behalf of each Borrower, and such signature and the capacity of each such representative shall be certified by an Argentine notary public.
Upon repayment in full of the principal of the Loan, IDB shall return the Note that reflects that such principal has been paid, to the Borrowers marked “cancelled”.
On the first Business Day of each Interest Period after the initial Interest Period applicable to a Loan, the Borrowers shall execute and deliver to IDB a Note evidencing interest payable hereunder in respect of the Interest Period for such Loan covered by such Note, appropriately completed to include the information specified in this Section, which Note shall, to the extent that the Borrowers have paid all interest accrued during the preceding Interest Period, replace the Note then in existence evidencing such interest. Upon the receipt of such new Note, IDB shall return the Note which has been replaced to one or more of the Borrowers marked “cancelled”; provided, however, that if the Borrowers fail to replace such Note evidencing interest but nonetheless pay all interest accrued during the preceding Interest Period, IDB shall be entitled to retain such Note and, if applicable, claim the amount of interest that may accrue in the following Interest Period.
Neither the execution, delivery, participation or assignment of any Note, or the commencement of any procedure (whether out-of-court or in court) or exercise of any remedy in connection with any Note, nor the total or partial collection of any Note shall be deemed to be a waiver of any right of IDB under this Agreement, or an amendment of any term or condition of this Agreement, including with respect to the governing law of this Agreement. The rights and claims of IDB under the Notes shall not replace or supersede any rights and claims of IDB under this Agreement; provided, however, that payment of any part of the principal of any such Note in accordance with the terms of this Agreement shall, to the extent that such payment would discharge the Borrowers’ obligations under this Agreement in respect of the payment of the principal or interest of the Loan evidenced by such Note, discharge such obligation pro tanto.

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Upon receipt by the Borrowers of a certificate of IDB certifying as to, and indemnities from IDB satisfactory to the Borrowers in respect of any claim, loss or expense arising out of the loss theft, destruction or mutilation of any Note, the Borrowers shall execute and deliver in lieu thereof a new Note dated the same date and in the same principal amount as the Note so replaced.
Notwithstanding discharge in full of any Note, if the amount (including, without limitation, default interest) paid or payable to IDB under such Note (whether arising from the enforcement thereof in Argentina or otherwise, including, without limitation, any shortfall of such amount paid in US Dollars caused by the application of Argentine foreign exchange regulations is less than the amount due and payable to IDB in accordance with this Agreement with respect to the Loans, or any portion thereof, evidenced by such Note, the Borrowers agree, to the fullest extent they may effectively do so, to pay to IDB upon demand the difference.
At IDB’s request, each of the Borrowers shall promptly execute and deliver new Notes satisfactory to IDB to substitute for the Notes previously delivered to IDB other than any Note returned by IDB to the Borrowers marked “cancelled”, provided that the Borrowers shall have previously or simultaneously received the Notes in substitution for which IDB requests such new Notes.
Section 3.25 Payments under Notes and Loan.
3.25.1	The issuance, execution and delivery of any Note pursuant to this Agreement shall not be or be construed as a novation with respect to this Agreement or any other agreement between IDB and the Borrowers and shall not limit, reduce or otherwise affect the obligations or rights of the Borrowers under this Agreement, and the rights and claims of IDB under any Note shall not replace or supersede the rights and claims of IDB under this Agreement, all subject to the remaining provisions of this Section 3.25 (Payments Under Notes and Loan).

3.25.2	Payment of the principal amount of any Note shall pro tanto discharge the obligation of the Borrowers to repay that portion of the A Loan and/or B Loan to which such Note relates; and payment of interest accrued on any Note shall pro tanto discharge the obligation of the Borrowers to pay such amount of interest on that portion of the A Loan and/or B Loan to which such Note relates.

3.25.3	Payment of the principal amount of the A Loan and/or B Loan shall pro tanto discharge the obligation of the Borrowers to repay the principal amount of the Note or Notes relating to that portion of the A Loan and/or B Loan; and payment of interest accrued on the A Loan and/or B Loan shall pro tanto discharge the obligation of the Borrowers to pay such amount of interest in respect of the Note or Notes relating to the A Loan and/or B Loan to which such interest relates.

3.25.4	Each of the Borrowers shall indemnify and hold harmless IDB and its agents, employees, directors, successors and assigns from and against any claim, damage, charge, proceeding, liability, costs and expenses made, filed, asserted or collected from any of them as a result of, or in connection with, the issuance, execution, delivery, or

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enforcement of any Note issued pursuant to this Section, other than with respect to any indemnities provided by IDB under Section 3.24 by reason of the execution and delivery by the Borrowers of new Notes.
Section 3.26 Alternate Base Rate.
3.26.1 If with respect to the Loan, IDB determines (on its own or at the request of the Required Participants) that LIBOR for any Interest Period will not adequately reflect the cost of making, funding or maintaining the Loan, IDB shall notify the Borrowers of the Alternate Base Rate applicable to the Loan for such Interest Period, which Alternate Base Rate shall serve as LIBOR for the Loan for such Interest Period.
3.26.2 Upon the occurrence of any of the events described in Section 3.26.1, IDB may elect to apply Applicable LIBOR rather than the Alternate Base Rate, in calculating the A Loan Interest Rate applicable to the A Loan or the relevant Disbursement thereof (as applicable).
ARTICLE 4.
Representations and Warranties
          Section 4.1 Representations and Warranties.
Each of the Borrowers represents and warrants as of the Effective Date and on each Disbursement Date that:
4.1.1 Organization; Powers. (i) Adeco is a sociedad anónima, and Pilaga is a sociedad de responsabilidad limitada, each duly incorporated, validly existing and in good standing under the laws of Argentina and each is authorized to do business in Argentina and each other jurisdiction where the character of its Properly or nature of its activities makes such authorization necessary. (ii) It has all requisite corporate power and authority to own its Property, conduct its business as presently conducted and to enter into, and comply with its obligations under, this Agreement and the other Financing Documents to which it is a party, or will, in the case of any Financing Document not executed as at the Effective Date, when that Financing Document is executed, have the requisite corporate power and authority to enter into, and comply with its obligations under, that Financing Document.
4.1.2 Enforceability. Each Financing Document to which it is a party has been, or will be, duly authorized and executed by it and constitutes, or will, when executed, constitute, a valid and legally binding obligation of it, enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or other similar laws relating to or affecting the rights of creditors generally, and except as the enforceability of the Financing Documents is subject to the application of general principles of equity (regardless of whether considered in a proceeding in equity or at law),

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including without limitation (i) the possible unavailability of specific performance, interactive relief or any other equitable remedy and (ii) concepts of materiality, reasonableness, good faith and fair dealing.
4.1.3 No Violation. Neither the execution and delivery by it of any Financing Document to which it is a party nor (when all the Relevant Permits referred to in Section 4.1.4 (Relevant Permits) have been obtained) the compliance by it with its terms will:
4.1.3.1	contravene any judgment, decree or order or any law, rule or regulation applicable to it or any Authorization;

4.1.3.2	contravene or result in any breach of any of the terms of, or constitute a default or require any consent under the terms of, any indenture, mortgage, deed of trust, agreement or other arrangement to which it is a party or by which it is bound or to which it may be subject;

4.1.3.3	result in the creation or imposition of (or the obligation to create or impose) any Lien (other than Permitted Liens) upon any part of its Property; or

4.1.3.4	violate the terms of the its Organizational Documents.
4.1.4	Relevant Permits.
4.1.4.1	Schedule 2 (Relevant Permits) specifies all Relevant Permits other than Authorizations that are of a routine nature and obtainable in the ordinary course of business;

4.1.4.2	Each Relevant Permit required as of the date hereof is set forth in Section 1 of Schedule 2 and each such Relevant Permit has been validly issued and obtained and is in full force and effect;

4.1.4.3	None of such Relevant Permits is the subject of an appeal or judicial or other review by any Authority;

4.1.4.4	All conditions (if any) to the effectiveness of each such Relevant Permit have been fully satisfied;

4.1.4.5	It is in compliance in all respects with each such Relevant Permit;

4.1.4.6	It has applied (or is making arrangements to apply) for all Relevant Permits set forth in Section 2 of Schedule 2, and has no reason to believe that it will not obtain in a timely manner and maintain in full force and effect each such Relevant Permit; and

4.1.4.7	It has no reason to believe that any Relevant Permit that requires renewal will not be renewed as and when required under applicable law without the imposition of additional restrictions or conditions or any Relevant Permit will be withdrawn, suspended, cancelled, varied, surrendered or revoked.

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4.1.5 Compliance with Applicable Laws. It is in compliance in all material respects with all laws, rules and regulations applicable to it including any Environmental Laws.
4.1.6	No Default. No Default has occurred and is continuing.

4.1.7	Litigation.
4.1.7.1	Except as otherwise disclosed in the Financial Statements referred to in Section 4.1.10 (Financial Statements), no action, suit, other legal proceeding, arbitral proceeding, administrative proceeding, investigation or other claim before or of any Authority is presently in progress or pending against it or any Affiliate of it or any Sponsor, or, to the best of its knowledge, has been threatened in writing against it or any Affiliate of it or any Sponsor, which either:
4.1.7.1.1	relates to or arises under a Financing Document or the transactions contemplated thereby; or

4.1.7.1.2	by itself or together with any other such proceeding or claim, has had or could reasonably be expected to have a Material Adverse Effect; and
4.1.7.2	No judgment, order or award has been issued that has had or could reasonably be expected to have a Material Adverse Effect.
4.1.8	Payment of Taxes.
4.1.8.1	It has filed timely or caused to be filed timely all Tax Returns required to be filed by it and has paid or caused to be paid all Taxes due and payable by it whether shown to be due and payable on such Tax Returns or on any assessment received by it or otherwise, except to the extent any such Taxes are being diligently contested by appropriate proceedings or other actions in good faith and with respect to which adequate reserves have been established on its books in accordance with the Accounting Principles.

4.1.8.2	All Taxes required to be deducted or withheld from payments by it have been timely and duly deducted or withheld and properly paid to the appropriate Authority.

4.1.8.3	Except as otherwise disclosed in the Financial Statements referred to in Section 4.1.10 (Financial Statements), it has not received notice of any pending audits, examinations, investigations, proceedings or claims with respect to any Taxes nor to the best of its knowledge are any such actions threatened.

4.1.8.4	Except as otherwise disclosed in such Financial Statements, it has not received notice of any Lien with respect to Taxes that has been filed

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against any of its Property nor to the best of its knowledge has any such Lien been threatened.
4.1.9	Applicable Taxes.
4.1.9.1	Under the laws of Argentina, it is not required to deduct or withhold Taxes from any payment to be made by it under this Agreement or any other Financing Document.

4.1.9.2	No Taxes or Other Taxes are required to be paid on or in connection with the execution, delivery, registration, notarization or enforcement of this Agreement or any other Financing Document other than with respect to the Mortgages.

4.1.9.3	Neither the execution, delivery, registration, notarization or enforcement of any Financing Document, nor the consummation of any of the transactions contemplated thereby, will result in any Tax (exclusive of Taxes on net income) being imposed by any Authority of Argentina upon or with respect to IDB, any of the Participants, the Paying Agent, or any other agent of IDB.
4.1.10	Financial Statements.
4.1.10.1	The Financial Statements as at and for the period ending on December 31, 2007 already delivered to IDB were prepared from and are in accordance with its books and records and give a true and fair view in all material respects of the financial position of it as of the date thereof and the results of its operations and cash flow for the period then ended, all in conformity with the Accounting Principles.

4.1.10.2	Except as disclosed in Schedule 4 (Liabilities), such Financial Statements disclose all material liabilities (contingent or otherwise) of it and the reserves, if any, for such liabilities and all unrealized or anticipated material liabilities or losses arising from commitments entered into by it (whether or not such commitments have been disclosed in such Financial Statements).
4.1.11	No Material Adverse Effect. Since December 31, 2007:
4.1.11.1	There has been no condition or event that has had or could be reasonably expected to have a Material Adverse Effect;

4.1.11.2	No Restricted Payments have been made (other than the Permitted 2008 Dividend); and

4.1.11.3	It has not undertaken or agreed to undertake any substantial obligation.

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4.1.12 Ownership of Property; Liens. It has good, legal and valid title to all its Property (including all real property on which any of the Required Capital Expenditure is or will be situated or which is subject to the Security and all revenue) free of all Liens other than Permitted Liens.
4.1.13 Debt and Contractual Obligations. It has no outstanding Debt, except for Debt permitted pursuant to Section 6.2.2 (Permitted Indebtedness). It has not executed or delivered any powers of attorney or similar documents that grant or purport to grant authority to another Person to manage or control the affairs of it or to undertake any obligation on its behalf, except in the ordinary course of business.
4.1.14	Provision of Information, etc.
4.1.14.1	All information heretofore or hereafter furnished in writing by or on behalf of it or any of its Affiliates to IDB in connection with the transactions contemplated hereunder (other than opinions, projections and other forward-looking statements) was on its date of issue and continues to be, or will be when furnished, as the case may be, true, complete and correct in all material respects and does not and will not contain any misstatements or omissions that would make it misleading in any material respect. There are no documents, events or conditions that have not been disclosed in writing to IDB that are material in the context of the Financing Documents or that could reasonably be expected to have a Material Adverse Effect.

4.1.14.2	The opinions, projections, and other forward-looking statements included in such information provided to IDB in connection with the transactions contemplated hereunder were prepared in good faith, with due care and diligence, utilizing reasonable assumptions, by or on behalf of it or any of its Affiliates, and such opinions, projections and other forward-looking statements represented its views as at the date on which they were prepared.

4.1.14.3	No event has occurred since the date of provision of any written information to IDB referred to in this Section 4.1.14 that has rendered its contents materially untrue, inaccurate or incomplete.
4.1.15 Immunity. The execution and delivery by it of, and the compliance with its obligations under, this Agreement and the other Financing Documents to which it is a party constitute private and commercial acts of it rather than public or governmental acts. Neither it nor any of its Property has any immunity (sovereign or otherwise) from any legal action, suit or proceeding (whether service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) or from the jurisdiction of any court or from set-off.
4.1.16 Legal Form; Enforceability. This Agreement and the other Financing Documents to which it is a party are, or when duly executed and delivered, translated by a sworn public

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translator into the Spanish language and certified by the Colegio Público de Traductores notarized and, if executed outside of Argentina consularized, will be, in proper legal form under the laws of Argentina for the enforcement thereof under such laws. All formalities required in Argentina for the validity and enforceability of this Agreement and the other Financing Documents (including any necessary translation by a sworn public translator into the Spanish language and certified by the Colegio Público de Traductores, notarization of the Security Documents, filing for, registration of the Security Documents with the real estate registry of the relevant jurisdiction, recording or filing with any court or other Authority in Argentina) have been or will be accomplished prior to the First Disbursement Date, and no notarization is required other than as described above, for the validity and enforceability thereof.
4.1.17 Pari Passu. The obligations of it under the Financing Documents are senior, unconditional, secured and unsubordinated obligations and rank and will rank in all respects at least pari passu in priority of payment with all other present and future unsecured and unsubordinated obligations of it.
4.1.18	Share Capital.
4.1.18.1	The authorized Share Capital of Adeco consists of 289,545,206 shares and Pilaga consists of 7,960,695 quotas, of which the following shares/quotas are outstanding and are owned beneficially and legally of record by the Persons indicated below:
4.1.18.1.1	as per Adeco, by (i) Leterlon España S.L. Sociedad Unipersonal, holding 14,477,260 shares of Ps. 1 each representing 4.9% of Adeco’s capital stock, and (ii) Kadesh Hispania S.L, holding 275,067,946 shares of Ps. 1 each representing 95.1% of Adeco’s capital stock; and

4.1.18.1.2	as per Pilagá, by (i) Adecoagro LLC, holding 7,948,132 quotas of Ps. 1 each representing 99.84% of Pilagá’s capital stock, (ii) Gómez Pombo’s heirs, holding 8,543 quotas of Ps 1 each, representing 0.11% of Pilagá’s capital stock, and (iii) unidentified quota-holders, holding 4,020 quotas of Ps 1 each, representing 0.05% of Pilagá’s capital stock.
4.1.18.2	Each such share is entitled to one vote with respect to the appointment of each Person proposed to serve on the board of directors of each Borrower and all other matters requiring a vote of the Shareholders under applicable law.

4.1.18.3	All such shares have been duly authorized, validly issued, fully paid for full cash consideration and are nonassessable.

4.1.18.4	Except as specified in Section 4.1.18.1 (Share Capital), no Person has any Equity Rights in respect of either Borrower.

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4.1.19	Status of Security.
4.1.19.l	The Security Documents create, or will create when executed and registered with the applicable registry, valid and enforceable first priority Liens (or other interests or rights of the kind purported to be created thereby) over all of the Secured Property.

4.1.19.2	None of the Security is liable to avoidance in liquidation, insolvency, bankruptcy or other similar proceedings.

4.1.19.3	It has not received any notice of any adverse claims by any Person in respect of its ownership or entitlement to the Secured Property.
4.1.20	Environmental and Social.
4.1.20.1	With respect to each Borrower:
4.1.20.1.1	there is no past or existing substantial non-compliance with any Environmental and Social Provision that is not being adequately addressed in accordance with an Environmental Plan approved by IDB;

4.1.20.1.2	there are no significant adverse risks or impacts relating to Environmental or Social Matters that have not been adequately mitigated or compensated;

4.1.20.1.3	there has been no action, either directly or indirectly, associated with either Borrower or any Capital Expenditure that has resulted, directly or indirectly, in the resettlement or indemnification of any Person or business; and

4.1.20.1.4	it has no liabilities related to Environmental or Social Matters, and each of the following statements is true (a) no Hazardous Substances have at any time been generated, used, treated, recycled, stored on, transported to or from or Released at, on, under or from any of the real property owned by it other than in compliance at all times with all applicable Environmental Laws and prudent industry practice; (b) there are not now any underground storage tanks located at any of the real property owned by it, and, to the best of the Borrowers’ knowledge, there are no outstanding liabilities related to the presence of any such storage tanks in any such real property; (c) there is no friable asbestos, lead-based paint, polychlorinated biphenyls (“PCBs”), or radon contained in or forming part of, or contaminating any part of any of the real property owned by it; and (d) there is no evidence of soil or

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groundwater contamination associated with any part of any of the real property owned by it.
4.1.20.2	To the best of its knowledge, after due inquiry there are no pending or threatened Environmental Claims or substantial complaints relating to Environmental or Social Matters.

4.1.20.3	All information contained in any document or material submitted by either of the Borrowers or any Person on their behalf to any Authority in connection with any Environmental or Social Matters was true, complete and accurate in all respects at the time of submission and no such document or material omitted any information the omission of which would have made such document or material misleading in any respect.

4.1.20.4	IDB has been provided with true and complete copies of Environmental Plans and all other investigations, studies, audits, reviews, reports, plans or other analyses conducted by or on behalf of, or that are in the possession of, either of the Borrowers with respect to any Environmental or Social Matters.

4.1.20.5	The Borrowers are not aware of any fact or circumstance that would contravene or conflict with, in any substantial respect, any conclusion, finding or assumption contained in any Environmental Plan or other document referred to in the preceding subclause.

4.1.20.6	The Borrowers are in substantial compliance with all Environmental and Social Requirements.
4.1.21 Availability and Transfer of Foreign Currency. Except as noted in the list of Relevant Permits set forth in Schedule 2 (Relevant Permits) hereto (which permits have been obtained and are in full force and effect), no foreign exchange control approvals or other Authorizations are required to ensure the availability of Dollars to enable it to perform all of its obligations under each Financing Document to which it is a party in accordance with the terms thereof. There are no restrictions or requirements that limit the availability or transfer of foreign exchange for the purpose of the performance by it of its respective obligations under this Agreement or any other Financing Document to which it is a party.
4.1.22 Bankruptcy; Insolvency; Winding-up. It has not taken any corporate action nor have any other legal steps been taken or legal proceedings been commenced or, to the best of its knowledge, threatened against it seeking a reorganization, moratorium, arrangement, adjustment or composition or for the appointment of a receiver, liquidator, assignee, sequestrator (or similar official) in relation to any part of its Property, or for the winding up, dissolution or re-organization of it or any of its Subsidiaries or of any or all of the Property of it or any of its Subsidiaries.
4.1.23 Choice of Law; Consent to Jurisdiction. Under the law of Argentina, the choice of the law of New York to govern this Agreement and the other Financing Documents stated to be governed by such law is valid and binding. The consent to the jurisdiction of the Supreme Court

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of the State of New York sitting in the Borough of Manhattan and the courts of the United States of America District Court for the Southern District of New York in Section 8.10 (Applicable Law and Jurisdiction) is valid and binding and not subject to revocation, and service of process effected in the manner set forth in Section 8.10 (Applicable Law and Jurisdiction) will be effective to confer personal jurisdiction over it in such courts.
4.1.24 Subsidiaries; Investments. It does not have any Subsidiaries nor any Investment in any Person other than Permitted Investments.
4.1.25 Annual Budget; Financial Plan; Base Case. The Annual Budget for Financial Year 2008, the Financial Plan and the Base Case have been prepared in good faith on the basis of reasonable assumptions and it has no reason to believe that such assumptions are incorrect or misleading in any material respect.
4.1.26 Prohibited Practices. Neither it nor any of its Affiliates, nor any Person acting on its behalf, has committed or engaged in any Prohibited Practice.
4.1.27 Foreign Asset Control and Anti-money Laundering Regulations. None of its activities have, and none of the borrowing of the Loan by it hereunder and its use of the proceeds thereof will, violate any of the Foreign Asset Control and Anti-Money Laundering Regulations.
4.1.28 ERISA. Neither it nor any of its ERISA Affiliates currently maintains an ERISA Plan, and has not incurred in the preceding five (5) years any obligation or liability in connection with, an ERISA Plan. All contributions required to be made by the Borrowers or any of its Subsidiaries with respect to a Foreign Benefit Plan have been timely made. Each Foreign Benefit Plan has been maintained in substantial compliance with its terms and with the requirements of any applicable laws and has been maintained, where required, in good standing with applicable Authorities. Neither it nor any of its Subsidiaries has incurred any obligation in connection with the termination, withdrawal from, or payment of benefits under any Foreign Benefit Plan.
4.1.29 Investment Company Act. It is not required to register as an “investment company” under the Investment Company Act of 1940, as amended.
4.1.30 Affiliate Transactions. As of the Effective Date, (i) there are no Affiliate Transactions other than the ones identified in Schedule 7 (Affiliate Transactions) and (ii) the long-term lease contracts entered into by the Borrowers with any affiliated company in order to meet the Capital Expenditures have been negotiated and entered into at arms length.
4.1.31 Borrowers Are Non-Bank Entities. The Borrowers are non-bank entities located outside the United States of America, and understand that it is the policy of the Board of Governors of the Federal Reserve System (the Board) that extensions of credit by international banking facilities (as defined as Section 204.8(a) of Regulation D of the Board) may be used only to finance the non-U.S. operations of a customer (or its foreign Affiliates) located outside the United States of America as provided in Section 204.8(a)(3)(vi) of such Regulation D. Therefore, the Borrowers hereby agree that, to the extent that the Loans are made by any such international banking facility, the proceeds of the Loan will be used solely to finance its operations outside the United States of America or those operations of its non-U.S. Affiliates.

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4.1.32 No Omissions. None of the representations and warranties in this Section 4.1 (Representations and Warranties) omits any matter the omission of which makes any of such representations and warranties misleading.
Section 4.2 Acknowledgment and Warranty.
Each of the Borrowers acknowledges that it makes the representations and warranties contained in Section 4.1 (Representations and Warranties) with the intention of inducing IDB to enter into this Agreement and the other Financing Documents (and the Participants to enter into the Participation Agreements) and that IDB has entered into this Agreement and the other Financing Documents (and the Participants have entered or will enter, as the case may be, into the Participation Agreements) on the basis of, and in full reliance on, each such representation and warranty.
ARTICLE 5.
Conditions Precedent to Disbursement
          Section 5.1 Conditions Precedent to First Disbursement.
The obligation of IDB to make the first Disbursement is subject to the fulfillment in a manner satisfactory to IDB, prior to or on the First Disbursement Date, of the following conditions:
5.1.1 Participants’ Commitment. IDB has received formal commitments from Participants to acquire Participations in an aggregate amount equal to the amount set out in section (a) of the definition of B Loan Commitment, and such commitments shall be in full force and effect as evidenced by the due execution and delivery by each such Participant of a Participation Agreement.
5.1.2	Organizational Documents.
5.1.2.1	IDB has received copies of the Organizational Documents of each Borrower duly registered with the competent commercial registry and accompanied by a certificate substantially in the form of Exhibit 5 (Form of Borrower’s Certificate Regarding Organizational Documents) signed by an Authorized Representative of the relevant Borrower certifying such copies as true and complete; and

5.1.2.2	the Organizational Documents of each Borrower are in form and substance satisfactory to IDB.
5.1.3 Directors’ and Shareholders’ Resolutions of the Borrowers. IDB has received a copy of the resolutions of the board of directors and the Shareholders of each Borrower, certified by an Authorized Representative of the relevant Borrower as being in full force and effect as of the First Disbursement Date, along with any other necessary approvals or registrations (or evidence thereof), which in each case are required to authorize:

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5.1.3.1	the execution, delivery and performance of the Financing Documents to which the relevant Borrower is a party; and

5.1.3.2	a specified Person or Persons to execute such Financing Documents.
5.1.4 Incumbency of the Borrowers. IDB has received a Certificate of Incumbency and Authority dated as of the First Disbursement Date.
5.1.5 Financing Documents. Subject to Section 5.2.15 (Required Hedge), each Financing Document is in form and substance satisfactory to IDB, is unconditional and fully effective in accordance with its terms (except for this Agreement having become unconditional and fully effective, if that is a condition of any of those documents), and has been duly authorized, executed and delivered by all parties thereto. IDB has received the original or a copy of each Financing Document that has been entered into on or prior to the First Disbursement Date to which IDB is not a party, certified (in the case of copies) by an Authorized Representative of each Borrower as a true and complete copy thereof and, in the case of any Financing Document (other than the Notes) that has been executed and delivered in a language other than English, IDB has received an English translation thereof certified by a certified public translator to be true and complete, if IDB requests.
5.1.6 Security Documents. The Security has been duly created and perfected as valid and enforceable first priority Liens or other interests or rights of the kind the relevant Security Documents purport to create over all of the Secured Property. Any and all documents required to be filed, registered, notarized or recorded in order to create and perfect the Security as valid and enforceable first priority Liens or other interests or rights of the kind the relevant Security Documents purport to create over all of the Secured Property have been properly notarized and promptly after execution filed in each office of each jurisdiction in which such filings, registrations, notarizations or recordings are required and IDB will upon registration receive originals of all Security Documents.
5.1.7	Environmental and Social.
5.1.7.1	IDB has received a report, in form and substance satisfactory to IDB, from the Environmental and Social Consultant confirming that the Borrowers are in compliance with all applicable Environmental Laws and that either (i) all necessary arrangements have been made and are being implemented by each of the Borrowers to comply with the Environmental and Social Provisions and Environmental and Social Requirements or (ii) setting forth recommendations regarding arrangements that need to be made by each of the Borrowers to comply with the Environmental and Social Provisions and Environmental and Social Requirements.

5.1.7.2	In the case of 5.7.1.1 (ii), IDB has received evidence satisfactory to it that each of the Borrowers has implemented such recommendations.

5.1.7.3	IDB has received, in form and substance satisfactory to IDB, each of the following:

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5.1.7.3.1	the Environmental, Social, Health and Safety Action Plan;

5.1.7.3.2	the Environmental and Social Management Plans and any deliverables that are due in accordance therewith and with the chronogram established in the Environmental, Social, Health and Safety Action Plan;

5.1.7.3.3	the Emergency and Contingency Plan for each Capital Expenditure as applicable in accordance with the ESHSP;

5.1.7.3.4	the biodiversity studies for Ita Caboo and San Joaquin;

5.1.7.3.5	the Environmental and Social Management Plan for dryland agriculture in Ita Caboo.
5.1.7.4	The Borrowers have designated an EMS Manager satisfactory to IDB.
5.1.8 Legal Opinions. IDB has received a legal opinion or opinions dated as of the First Disbursement Date, addressed to IDB and in form and substance satisfactory to IDB, from:
5.1.8.1	Marval, O’Farrell & Mairal, Argentine counsel to the Borrowers;

5.1.8.2	Milbank, Tweed, Hadley & McCloy LLP, special New York counsel to the Borrowers;

5.1.8.3	Clifford Chance US LLP, New York counsel to IDB; and

5.1.8.4	Bruchon, Fernandez Madero & Lombardi Argentine counsel to IDB covering such matters incident to the transactions contemplated by the Financing Documents as IDB may reasonably require.
5.1.9 Financial Statements. IDB has received copies of the Financial Statements referred to in Section 4.1.10 (Financial Statements) certified by the Auditors.
5.1.10 Process Agent. IDB has received letters substantially in the form of Exhibit 7 (Form of Service of Process Letter) relating to the appointment of an agent for service of process by all Persons required to appoint such an agent under the Financing Documents, together with evidence satisfactory to IDB of each such process agent’s unconditional acceptance of such appointment to act as such until the date six (6) months after the final maturity date of the Loan.
5.1.11 Authorization of Auditors. IDB has received a copy of the authorization to the Auditors, substantially in the form of Exhibit 4 (Form of Authorization to Auditors), signed by an Authorized Representative of each Borrower and acknowledged and consented to by an Authorized Representative of the Auditors.
5.1.12 Annual Budget; Base Case; Financial Plan. The Annual Budget for 2008, the Base Case and the Financial Plan are in form and substance satisfactory to IDB.

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5.1.13 Real Estate Consultant’s Report. IDB has received a report from the Real Estate Consultant in form and substance satisfactory to IDB.
5.1.14 Relevant Permits. IDB has received copies of all Relevant Permits set forth in Section 1 of Schedule 2 (Relevant Permits), which shall be in form and substance satisfactory to IDB.
5.1.15 Outstanding Debt. Arrangements have been put into place for the repayment, as soon as possible and in any circumstances within thirty (30) days of the first Disbursement, of not less than thirty five million Dollars ($35,000,000) of the Outstanding Debt listed in Schedule 9 (Outstanding Debt) from the proceeds of the first Disbursement.
          Section 5.2 Conditions of all Disbursements.
The obligation of IDB to make any Disbursement of the Loan (including, except where otherwise stated, the first Disbursement) is also subject to the fulfillment, in a manner satisfactory to IDB, of the following conditions:
5.2.1 Disbursement Request. IDB has received a Disbursement Request with respect to the Disbursement in accordance with Section 3.2 (Disbursement Procedure), together with a receipt substantially in the form of Exhibit 2 (Form of Disbursement Receipt). The Disbursement Request shall evidence use of proceeds by each Borrower in sufficient detail satisfactory to IDB and in compliance with Section 6.1.1 (Use of Proceeds).
5.2.2 Default. No Default has occurred and is continuing or will occur as a result of the making of the Disbursement.
5.2.3 Representations and Warranties. All representations and warranties made by the Borrowers in Article 4 are true and correct with reference to the facts and circumstances existing on the date of the Disbursement Request and on the Disbursement Date with the same effect as though such representations and warranties had been made on and as of each such date (except that any representation and warranty that relates expressly to an earlier date shall be deemed made only as of such earlier date) and will remain so immediately following such Disbursement; provided that the references to Financial Statements, the Annual Budget and the Base Case shall be deemed to be references to the most recent Financial Statements, Annual Budget and Base Case delivered to IDB.
5.2.4 Fees. The Borrowers have paid all fees due prior to or as of the relevant Disbursement Date pursuant to each Financing Document.
5.2.5 Expenses. IDB has been reimbursed for all fees and expenses required to be reimbursed prior to or as of the relevant Disbursement Date pursuant to this Agreement (including all invoiced fees and expenses of IDB’s counsel as provided in Section 3.20 (Reimbursement of Expenses)) or has received confirmation that those fees and expenses have been paid directly.
5.2.6 Subsequent Legal Opinions, Reports and Certifications. To the extent that there has been a change to any applicable law affecting any Financing Document since the date of the legal opinions received pursuant to Section 5.1.8 (Legal Opinions) and if IDB so requests, IDB has received, in form and substance satisfactory to IDB, and with respect to any matter incident to

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such Disbursement, (a) a legal opinion or opinions from IDB’s counsel or counsel to the Borrowers and (b) a report or certification from any of the Consultants as reasonable requested by IDB.
5.2.7 Material Adverse Effect. Since the Effective Date, nothing has occurred that has or could reasonably be expected to have a Material Adverse Effect.
5.2.8 Material Loss or Liability. Since December 31, 2007, neither Borrower has incurred any material loss or liability (except such liabilities as may be incurred in accordance with Section 6.2 (Negative Covenants)).
5.2.9	Environmental and Social.
5.2.9.1	An Authorized Representative of each Borrower has certified as part of the Disbursement Request that:
5.2.9.1.1	the respective Borrower is substantially in compliance with all Environmental and Social Provisions and Environmental and Social Requirements or is implementing the actions set forth in the Environmental, Social, Health and Safety Action Plan or any Corrective Action Plan to achieve such compliance; and

5.2.9.1.2	in relation to such Borrower, there are no (a) significant risks or adverse impacts with respect to Environmental or Social Matters that have not been adequately mitigated or compensated; or (b) known Environmental Claims; or (c) substantial complaints relating to Environmental or Social Matters.
5.2.9.2	IDB has received each Environmental Plan that is due in accordance with the chronograms established pursuant to the Environmental, Social, Health and Safety Action Plan or otherwise required in conjunction with any Required Capital Expenditure in accordance with the Environmental and Social Provisions and the Environmental and Social Requirements.

5.2.9.3	IDB has received a certificate, in form and substance satisfactory to IDB, from the Environmental and Social Consultant; (i) confirming that the Borrowers are substantially in compliance with all applicable Environmental Law, Environmental and Social Provisions and Environmental and Social Requirements; (ii) confirming that all necessary arrangements have been made and are being implemented by each of the Borrowers to comply with such Laws, Provisions and Requirements; and/or (iii) if necessary, including recommendations regarding additional arrangements to be made by each of the Borrowers to achieve such compliance with (i) and (ii).

5.2.9.4	In the case of 5.2.9.3 (iii), the Borrower has presented and IDB has approved a Corrective Action Plan.

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5.2.10 Financial Ratios. The Borrowers are in compliance with Section 6.2.3 (Financial Ratios) and Section 6.2.4 (Financial Ratios on an Individual Basis).
5.2.11 Proceeds. The proceeds of the Disbursement are needed by the Borrowers for the purposes described in Section 2.1 (Purpose) within twelve (12) months of the date of the Disbursement Request (other than with respect to the Free Stall Project II and the SECCI Projects).
5.2.12 Financing Documents. Each Financing Document remains in full force and effect in accordance with its terms.
5.2.13 Notes. The Borrowers shall have duly executed and delivered to IDB the Notes required to be delivered in respect of such Disbursement.
5.2.15 Required Hedge. The Borrowers have provided IDB with evidence that arrangements have been put in place to ensure that the Required Hedge will be implemented with respect to the applicable Disbursement.
          Section 5.3 Conditions for IDB Benefit.
The conditions in Section 5.1 (Conditions Precedent to First Disbursement) and Section 5.2 (Conditions of all Disbursements) are for the benefit of IDB and may be waived only by IDB in its discretion.
ARTICLE 6.
Covenants
          Section 6.1 Affirmative Covenants.
Unless IDB otherwise agrees, each Borrower shall:
6.1.1	Use of Proceeds. Cause:
6.1.1.1	the financing specified in the Financial Plan, including the proceeds of all Disbursements, to be applied exclusively for the purposes set out in Section 2.1 (Purpose);

6.1.1.2	the proceeds of each A Loan Disbursement to be applied only in reimbursement of, or payment for, the Required Capital Expenditures and, if sufficient funds are available the Permitted Capital Expenditures and any associated working capital and only in territories of IDB Members or for goods produced in or services supplied from or originating in such territories;

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6.1.1.3	internally generated internal cash flows in an amount not less than the amount of the A Loan, to be applied on a Combined Basis to pay for Required Capital Expenditures and any associated working capital; and

6.1.1.4	the proceeds of the B Loan Disbursement to be applied exclusively to repay the Outstanding Debt.
6.1.2 Existence; Continuing Engagement in Business. Maintain its corporate existence and take all reasonable action necessary to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business.
6.1.3 Property. Maintain all Property necessary for it businesses in good working order and condition, ordinary wear and tear excepted, free of Liens other than Permitted Liens.
6.1.4 Systems; Books and Records. Maintain an accounting and cost control system, management information system and books of account and other records adequate to reflect truly and fairly the financial condition of it and the results of its operations in conformity with the Accounting Principles, the Financing Documents, applicable law, the Relevant Permits and prudent industry practice.
6.1.5 Access. Upon IDB’s request, such request to be made with reasonable prior notice to it, except if a Default is continuing or if special circumstances so require, permit representatives of IDB and any agent of IDB, including the Consultants and any other consultant appointed by IDB, during normal business hours, to:
6.1.5.1	visit and inspect any premises where its business is conducted;

6.1.5.2	inspect all of its facilities, plant, equipment and other Property and examine, make abstracts and make photocopies or reproductions of any of its books of account and records; and

6.1.5.3	have access to those of its employees with day-to-day responsibility in the Project and officers who have or may have knowledge of the matters with respect to which IDB seeks information or of the business, operations, Property and financial and other condition of it generally.
6.1.6	Auditors.
6.1.6.1	Maintain at all times PricewaterhouseCoopers, or any other internationally recognized independent public accounting firm acceptable to IDB, as auditors;

6.1.6.2	Authorize the Auditors (whose fees and expenses shall be for the account of the relevant Borrower) to communicate directly with IDB at any time regarding its accounts and operations by executing and delivering to the Auditors (with a copy to IDB) an authorization substantially in the form of Exhibit 4 (Form of Authorization to Auditors), and obtaining the Auditors’ acknowledgment and consent thereto; and

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6.1.6.3	No later than thirty (30) days after any change in Auditors, issue a similar authorization to the new Auditors and provide a copy thereof to IDB.

6.1.6.4	Deliver to IDB, no later then May 31, 2009, a certificate from the Auditors confirming that (i) they have been appointed as the Borrowers independent public accountants and (ii) the Borrower’s accounting and cost control system and management information system are adequate for the purpose of the Borrowers’ compliance with the requirements set forth in Section 6.1.4 (Systems: Books and Records).
6.1.7	Maintenance of Relevant Permits.
6.1.7.1	Obtain timely and maintain in force, or cause to be obtained timely and maintained in force (and where appropriate, timely renew or cause to be timely renewed) all Relevant Permits;

6.1.7.2	Perform and observe or cause to be performed or observed, all material obligations, conditions and restrictions contained in, or imposed on it by all such Relevant Permits; and

6.1.7.3	If IDB requests, deliver to IDB a copy of each such Relevant Permit, certified by an Authorized Representative of it, within ten (10) days of its issuance or renewal.
6.1.8 Conditions of Business; Compliance with Applicable Law. Conduct its business in accordance with prudent industry practice, all applicable laws, the Foreign Asset Control and Anti-money Laundering Regulations, Relevant Permits and the Financing Documents and comply with the BCRA regulations as in effect from time to time.
6.1.9 Taxes. File timely or cause to be filed timely all Tax Returns required to be filed by it and pay or cause to be paid all Taxes due and payable by it whether shown to be due and payable on such Tax Returns or on any assessment received by it or otherwise, except to the extent any such Taxes are being diligently contested by appropriate proceedings in good faith and with respect to which adequate reserves have been established on the books of it in accordance with the Accounting Principles.
6.1.10 Pari Passu. Take such action as may be necessary to ensure that, at all times, the obligations of it under the Financing Documents are senior, unconditional, secured and unsubordinated obligations, and rank and will rank at least pari passu in priority of payment with all other unsecured and unsubordinated obligations of it outstanding from time to time, except for such exceptions as are provided by applicable law.
6.1.11	Security and Further Assurances.
6.1.11.1	From time to time or promptly upon request by IDB and at its cost and expense, execute, acknowledge and deliver or cause to be executed, acknowledged and delivered such further documents and instruments and

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take all other actions necessary, or in the reasonable opinion of IDB, desirable:

6.1.11.1.1	for perfecting or maintaining in full force and effect the Security or for re-registering the Security;

6.1.11.1.2	to enable it to comply with its obligations under the Financing Documents;

6.1.11.1.3	to implement the terms of the Financing Documents; and

6.1.11.1.4	to preserve and protect IDB’s rights under the Financing Documents.
6.1.12.2	If IDB requests, defend, at the cost and expense of the Borrowers, IDB’s right, title and interest to the Security and the Secured Property.

6.1.12.3	in the event that the Loan Coverage Ratio is less than 1.5:1.0 at any time, create, perfect and maintain, no later than three (3) months, provided that, the Borrowers may request a one time, three (3) month extension of such term, which request shall not be unreasonable denied by the IDB, from the date of calculation, in full force and effect further Security over real estate assets acceptable to IDB to the extent necessary so that, immediately after giving effect to such creation and perfection, the Loan Coverage Ratio shall be at least 1.5:1.0.
6.1.13 Required Hedge. Maintain at all times the Required Hedge in respect of the Loan.
6.1.14 Other Information. Cooperate with and produce all information, analysis and reports required by IDB regarding its business, including information regarding actual and expected future expenditures on training and community programs, harvest activities provided by third parties, existence of new purchaser of products of the Borrowers, any significant changes in the Borrowers’ senior management or organizational structure, and any significant technology other than the free stall system, used by the Borrowers, to enable IDB to assess the developmental impact and additionality of the Project.
6.1.15 Required Capital Expenditures. Complete the Required Capital Expenditures no later than December 31, 2009 (other than with respect to the Free Stall Project II and the SECCI Projects, which shall be completed no later than December 31, 2010).
6.1.16 Capital Expenditures.
6.1.16.1 Complete the Capital Expenditures in an aggregate of sixty two million Dollars ($62,000,000) as follows: (i) in the case of Adeco, forty four million Dollars ($44,000,000) and (ii) in the case of Pilaga, eighteen million Dollars ($18,000,000).
6.1.16.2 Account for working capital that is associated with each Capital Expenditure in each case that it is not able to account for associated taxes.

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6.1.16.3 Complete the Capital Expenditures no later than December 31, 2009 (other than with respect to the Free Stall Project II and the SECCI Projects, which shall be completed no later than December 31, 2010).
Section 6.2 Negative Covenants.
Unless IDB otherwise agrees, neither Borrower shall:
6.2.1 Limitation on Restricted Payments. Make any Restricted Payment, unless each of the Restricted Payment Conditions are satisfied.
6.2.2 Permitted Indebtedness. Incur, assume or permit to exist any Debt other than:
the Loan;

any other Debt to the extent that such Debt would not result in either Borrower failing to comply with the Financial Ratios.
6.2.3 Financial Ratios. Permit at any time on a Combined Basis (tested on a quarterly and yearly basis):
6.2.3.1	the Debt to EBITDA Ratio to exceed 3.5:1.0 in 2008 and 3.75:1.0 in 2009; provided, however, that the Debt to EBITDA Ratio may reach up to 4.0:1.0 in each of 2008 and 2009 if the Debt of the Borrowers on a Combined Basis does not surpass US$100 million in 2008 or US$120 million in 2009, as applicable;

6.2.3.2	the Debt to EBITDA Ratio to exceed 3.5:1.0 in 2010 and 3.0:1.0 in 2011 onwards;

6.2.3.3	the Total Liabilities to Equity Ratio to exceed 1.2:1.0 in 2008, 2009 or 2010; and 1.0:1.0 in 2011 onwards;

6.2.3.4	the Current Asset to Current Liabilities Ratio to be less than 1.3:1.0 at all times;

6.2.3.5	the Interest Coverage Ratio to be less than 1.25:1.0 in 2008; 2.0:1.0 in 2009; 2.5:1.0 in 2010 and 3.0:1.0 in 2011 onwards; and

6.2.3.6	the Loan Coverage Ratio to be less than 1.5:1.0.
6.2.4 Financial Ratios on An Individual Basis. Permit at any time (tested on a quarterly and yearly basis) with respect to either Borrower:
6.2.4.1	the Debt to EBITDA Ratio to exceed 4.0:1.0 in 2008, 3.75:1.0 in 2009, 3.50:1.0 in 2010, and 3.00:1.0 in 2011 onwards; and

6.2.4.2	the Total Liabilities to Equity Ratio to exceed 1.4:1.0 in 2008 and 2009; and 1.3:1.0 in 2010 onwards.

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6.2.5 Obligations of Others. Except to the extent (i) permitted in Section 6.2.2 (Permitted Indebtedness), (ii) indemnities are required pursuant to any of the Financing Documents or in any document providing for Debt permitted under Section 6.2.2 (Permitted Indebtedness) (iii) required by applicable law or (iv) indemnities are included in commercial contracts provided in the ordinary course of business, enter into any guarantee or indemnity or otherwise assume the obligations of another Person, including the obligations of any member of the Group other than obligations of members of the Group which do not exceed ten million Dollars ($10,000,000) on a Combined Basis in aggregate at any time, or indemnify or agree to indemnify any Person from and against any claim, loss, damage, expense or other liability.
6.2.6 Liens. Create, assume or permit to exist any Lien on any of its Property other than Permitted Liens.
6.2.7 Fundamental Changes to the Borrowers.
(a) Enter into any agreement or arrangement whereby its affairs are managed by any Person (other than an employee or officer of a Borrower), or (b) change any provision of its Organizational Documents in any manner that would be inconsistent with or breach any provision of any Financing Document or that could be reasonably likely to have a Material Adverse Effect; or (c) change its office domicile from that of its jurisdiction of incorporation.
(a) Undertake or permit itself to merge, consolidate, spin-off or reorganize; or (b) undertake to issue or issue any Share Capital or Equity Rights or otherwise change its capital structure.
6.2.8 Sale of Assets. Sell, lease, transfer or otherwise dispose of (by one or a series of transactions, related or not) any of its Property except:
6.2.8.1	assets other than real estate assets with an aggregate value of less than five million Dollars ($5,000,000) in any twelve (12) month period on a Combined Basis;

6.2.8.2	real estate assets with an aggregate value of less than twenty million Dollars ($20,000,000) in any twelve (12) month period on a Combined Basis.
6.2.9 Purchase of Assets. Purchase any assets or business or make any capital expenditure (other than Required Capital Expenditures, Permitted Capital Expenditures or capital expenditures made with amounts referred to in Section 3.6 (Mandatory Prepayment)) exceeding the equivalent of ten million Dollars ($10,000,000) on a Combined Basis in respect of both Borrowers in any given twelve (12) month period.
6.2.10 Sales Agency. Establish any sole and exclusive purchasing or sales agency other than in the ordinary course of business for companies similar to the Borrowers.
6.2.11 Partnership, Profit Sharing or Royalties. Enter into any partnership, joint venture, consortium, profit-sharing or royalty agreement or other similar arrangement whereby its income or profits are, or might be, shared with any other Person other than in the ordinary course of business.

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6.2.12 Investments; Loans.
6.2.12.1	Form or have any Subsidiary.

6.2.12.2	Make or permit to exist any Investments in any Person other than Permitted Investments.
6.2.13 Affiliate Transactions. Enter into any transaction, including the purchase, sale, lease or exchange of Property or the rendering of any service, with any member of the Group (an Affiliate Transaction) unless such transaction is:
6.2.13.1	specifically provided for or permitted under the Financing Documents; or

6.2.13.2	upon terms that are fair and reasonable to it and at fair market value (determined on the basis of an arm’s length transaction that would be entered into between two willing unrelated parties);
provided, however, that the aggregate principal amount of all intercompany loans of either of the Borrowers to any other member of the Group shall not exceed ten million Dollars (US$10,000,000) in aggregate on a Combined Basis at any time and any intercompany debt of the Borrowers shall be subordinated to the Loan at all times on terms satisfactory to IDB.
6.2.14 Scope of Business. Change the nature or scope of its business or enter into any other business, either directly or indirectly, unconnected with the agribusiness or renewable energy sectors.
6.2.15 Accounting Changes. Change its Financial Year, or make or permit any change in accounting policies or reporting practices, except as required to comply with the Accounting Principles or its Financial Year.
6.2.16 Prepayment. Prepay (whether voluntarily or involuntarily) or repurchase any Long-term Debt (other than the Loan and the Existing Obligations) pursuant to any agreement or arrangement, unless:
6.2.16.1	such Long-term Debt is refinanced using new Long-term Debt on equivalent or more favorable terms to it; or

6.2.16.2	it gives IDB at least thirty (30) days’ advance written notice of its intention to make the proposed prepayment and, if IDB so requires, it simultaneously prepays a proportionate amount of the Loan in accordance with Section 3.5.4 (Voluntary Prepayment) except that there shall be no minimum amount, or (except as provided above) advance notice period for such prepayment.
6.2.17 Prohibited Practices. Commit or engage in (and shall not authorize or permit any Affiliate or any other Person acting on its behalf to commit or engage in) any Prohibited Practice, and if IDB notifies it of its concern that there has been a violation of this Section or of Section 6.2.16 (Prohibited Practices), it shall cooperate in good faith with IDB and its representatives in determining whether such a violation has occurred, and shall respond promptly

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and in reasonable detail to any notice from IDB, and shall furnish documentary support for such response upon IDB’s request.
6.2.18 ERISA. No ERISA Affiliate shall establish, contribute to, acquire or maintain an ERISA Plan at any time during the term of this Agreement.
Section 6.3 Information.
Each of the Borrowers shall deliver to IDB;
6.3.1 Audited Annual Financial Statements. As soon as available but in any event within one hundred and twenty (120) days after the end of each Financial Year:
6.3.1.1	two (2) copies of its audited Financial Statements for such Financial Year setting forth in each case in comparative form the corresponding figures for the previous Financial Year;

6.3.1.2	a certificate of the Auditors reporting on such Financial Statements:
6.3.1.2.1	stating that in making their examination, the Auditors obtained no knowledge of any Default, except as specified in such certificate;

6.3.1.2.2	stating that based on such Financial Statements and information reviewed in connection with the audit, the Borrowers are in compliance with Sections 6.1.4 (Systems; Books and Records) (solely after May 31, 2009), 6.2.2 (Permitted Indebtedness), 6.2.8 (Purchase of Assets), 6.2.13 (Scope of Business), 6.2.14 (Accounting Changes), and 6.2.15 (Prepayment), or specifying any non-compliance; and

6.3.1.2.3	setting forth in reasonable detail all information necessary to calculate (and providing the calculations necessary to determine) each of the Financial Ratios during the applicable period and as at the last day of the period covered, as relevant, by the Financial Statements.
6.3.1.3	a certificate of an Authorized Representative of each Borrower certifying that during the applicable period and as of the end of the relevant Financial Year it was in compliance with all the terms and conditions of the Financing Documents and that no Default has occurred, except as specified in such certificate.
6.3.2 Unaudited Quarterly Financial Statements. As soon as available but in any event within sixty (60) days after the end of each of the three (3) Financial Quarters of each Financial Year commencing with the Financial Quarter ending on March 31, 2009:

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6.3.2.1	two (2) copies of the unaudited Financial Statements of each Borrower for such quarterly period setting forth in each case in comparative form the corresponding figures for the corresponding periods of the previous Financial Year; and

6.3.2.2	a certificate of an Authorized Representative of each Borrower:
6.3.2.2.1	certifying that the Financial Statements delivered pursuant to Section 6.3.2.1 (Unaudited Quarterly Financial Statements) were prepared from and are in accordance with each Borrower’s books and records and give a true and fair view of the financial position of the Borrowers as of the date thereof and the results of its operations and cash flow for the relevant Financial Quarter, all in conformity with the Accounting Principles;

6.3.2.2.2	certifying that during the applicable period and as of the relevant Financial Quarter Date the Borrowers were in compliance with all the terms and conditions of the Financing Documents and that no Default has occurred, except as specified in such certificate; and

6.3.2.2.3	setting forth in reasonable detail all information necessary to calculate (and providing the calculations necessary to determine) each of the Financial Ratios during the applicable period and as at the last day of the period covered, as relevant, by such Financial Statements.
6.3.3 Annual Review of Operations. As soon as available but in any event within ninety (90) days after the end of each Financial Year, (i) an annual review of operations in the form of and addressing the topics listed in Schedule 6 (Information to be Included in Annual Review of Operations) (which may be updated by IDB from time to time); (ii) a progress report on the Required Capital Expenditures in a form agreed with IDB; and (iii) an annual valuation of the Secured Property prepared by the Real Estate Consultant.
6.3.4 Notices.
6.3.4.1	Promptly upon the occurrence of a Default, a notice specifying the nature of that Default and any steps it is taking to remedy it.

6.3.4.2	Prompt notice of any material dispute under any of the Financing Documents.

6.3.4.3	Prompt notice of any revocation, denial or non-renewal of any Relevant Permit.

6.3.4.4	Promptly upon becoming aware thereof, notice of any action, suit, other legal proceeding, administrative proceedings or other claim before any Authority that has had or may reasonably be expected to have a Material

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Adverse Effect, and notice to IDB by facsimile of that event specifying the nature of those proceedings and the steps it is taking or proposes to take with respect thereto.

6.3.4.5	Prompt notice of any proposed material changes in the nature or scope of its business operations.

6.3.4.6	Prompt notice of any change in the composition of the board of directors or of any change in management personnel.

6.3.4.7	Prompt notice of any material event of loss.

6.3.4.8	Prompt notice of any other event or condition which has had or could reasonably be expected to have a Material Adverse Effect.

6.3.4.9	Promptly upon becoming aware of the existence of any violation of any of the Foreign Asset Control and Anti-money Laundering Regulations by it, or any investigation by any Authority relating thereto, provide notice thereof, including a description of the violation or the matter under investigation, as the case may be, and the steps that are being taken to resolve such matter.

6.3.4.10	In the case of each of Section 6.3.4.1 through 6.3.4.9, “prompt” or “promptly” shall means as soon as available but in any event within five (5) Local Business Days of the occurrence of the relevant event.
6.3.5 Communications with Auditors. Promptly following receipt thereof by either Borrower, two (2) copies of any management letter or other communication sent by the Auditors (or any other accountants retained such Borrower) to it in relation to its financial, accounting and other systems, its management information system or its accounts, if not otherwise delivered under Section 6.3.1 (Audited Annual Financial Statements).
6.3.6 Affiliate Transactions. Promptly, upon entering into an Affiliate Transaction, a certificate of an Authorized Representative of the relevant Borrower describing in detail the commercial and financial terms of any such Affiliate Transaction and certifying that such Affiliate Transaction complies with the Financing Documents including Section 6.2.12 (Affiliate Transactions).
6.3.7 Additional Information. From time to time, such information as IDB may reasonably request, including information with respect to either Borrower, its Property, the Project and the performance by it of its obligations under the Financing Documents.
Section 6.4 Budgets.
6.4.1 Annual Budget. Not later than thirty (30) days after the beginning of each Financial Year, each Borrower shall deliver to IDB two (2) copies of the Annual Budget for such Financial Year.
Section 6.5 Environmental and Social.

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6.5.1 Affirmative Covenants. Unless IDB otherwise agrees in writing, each of the Borrowers shall:
6.5.1.1	comply with all Environmental and Social Provisions and Environmental and Social Requirements and otherwise ensure that there are no significant impacts or risks relating to Environmental or Social Matters with respect to its business that are not adequately mitigated or compensated;

6.5.1.2	in accordance with the chronogram established in the Environmental, Social, Health and Safety Action Plan: (a) present an EMS in form and content satisfactory to the IDB; (b) implement the EMS, and all related Environmental Plans; and (c) keep the EMS and all related Environmental Plans in operation;

6.5.1.3	implement: (a) adequate on-going information disclosure and public consultation activities with the local population relating to Environmental or Social Matters pertaining to its business; (b) adequate systems to ensure that all companies contracted for construction and operation activities with respect to Capital Expenditures perform such activities in compliance with the applicable Environmental and Social Provisions and Environmental and Social Requirements; (c) Environmental and Social Management Plans (ESMPs) with respect to each Capital Expenditure (except the ERP Project), and as applicable, in accordance with the EMS with respect to the operations and activities related to the operations of either of the Borrowers; (c) Environmental Assessments or Environmental Impact Assessments and any resulting management measures required to address any specific Environmental or Social Matters in accordance with the Environmental and Social Provisions and Environmental and Social Requirements, within ninety (90) days of commencing operations on each leased farm;

6.5.1.4	submit in form and content satisfactory to the IDB and in accordance with the chronogram established pursuant to the Environmental, Social, Health and Safety Action Plan: (a) the Environmental and Social Management Plans for each Capital Expenditure (except the ERP Project); (b) the final Environmental Impact Assessments for: (i) the Ita Caboo and San Joaquin Feedlot Projects; (ii) the Christopherson Free Stall Project; (iii) the North Dry Plant; and (iv) any other project requiring an Environmental Impact Assessment that has been approved by IDB for inclusion or substitution of a Capital Expenditure; and (c) an environmental evaluation of the ongoing Feedlot Projects at El Meridiano and (d) the Environmental and Social Management Plans for the projects listed in items (b) and (c). For the avoidance of doubt, all Environmental Impact Assessments and environmental evaluations will be finalized in consultation with local shareholders of the Borrower in accordance with the Environmental and Social Requirements and each ESMP will be in place prior to the

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commencement of construction or other activities for the projects listed in (b) above;
6.5.1.5	should the Borrowers pursue the Land Transformation from dryland to irrigated agriculture in Ita Caboo or any other Land Transformation with respect to a Capital Expenditure, (i) notify the IDB of such decision in advance; (ii) submit to IDB, prior to commencing such Land Transformation, the Environmental Impact Assessments (including reasonable evidence of consultations with affected persons or groups), Environmental and Social Management Plans and any other documentation and information required by IDB to ensure that the proposed operations will comply with the Environmental Provisions and Environmental and Social Requirements; and (iii) upon approval of the Environmental and Social Management Plan by IDB, implement same;

6.5.1.6	should either Borrower change the productive use under a Capital Expenditure, or propose to substitute Capital Expenditure or add new projects to the Capital Expenditures, such Borrower shall: (i) notify IDB in advance of the proposed projects and the respective environmental and social regulations and proposed management measures; (ii) agree with IDB upon the assessments, studies and management plans that are reasonably required to ensure that the proposed project will comply with the Environmental and Social Provisions and Environmental and Social Requirements; (iii) submit to IDB, prior to commencing such project, the environmental assessments (including reasonable evidence of consultations with affected persons or groups), Environmental and Social Management Plans and any other documentation and information as agreed with the IDB; and (iv) upon approval of the Environmental and Social Management Plan by IDB, implement the same.

6.5.1.7	upon the reasonable request of IDB, permit IDB, or an independent consultant engaged by IDB, at the expense of the Borrowers, to perform monitoring activities and visits and independent audits (including access to sites, documentation and personnel) with respect to Environmental or Social Matters in order to:
6.5.1.7.1	carry out a mid-term assessment of progress in the implementation of the ESHSP (not later than 18 months after the Effective Date) in order to review with the Borrowers the progress achieved in the implementation of such ESHSP, and make any recommendations for its successful conclusion if applicable;

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6.5.1.7.2	confirm compliance by the Borrowers with the Environmental and Social Provisions and Environmental and Social Requirements and to identify any significant adverse impacts, risks or liabilities with respect to Environmental or Social Matters that have not been adequately mitigated or compensated; and

6.5.1.7.3	if necessary, request a Corrective Action Plan, in form and substance satisfactory to IDB, to correct any identified non- compliance or deficiency, whereupon the Borrowers shall present such Corrective Action Plan within thirty (30) days of any such request and upon approval by the IDB implement such Corrective Action Plan;
6.5.1.8	undertake the following:
6.5.1.8.1	implement ongoing information disclosure and consultation activities related to environmental, social and health and safety aspects of the Required Capital Expenditures in accordance with the EMS; and

6.5.1.8.2	prior to commencing any Capital Expenditure, in accordance with the applicable Environmental and Social Requirements: (a) prepare and submit, in form and content satisfactory to the IDB: (i) an Environmental Assessment or Environmental Impact Assessment at least sixty (60) days prior to commencing the such Capital Expenditure; (ii) after consulting with the stakeholders, an Environmental and Social Management Plan at least thirty (30) days prior to commencing the Required Capital Expenditure; and (iv) prior to commencing the Land Transformation, (x) evidence that the necessary licenses and permits have been granted in accordance with the land use plan of the respective province, state or municipality requirements and (y) evidence that the relevant ESMP is in operation.
6.5.2 Negative Covenants. Unless IDB otherwise agrees in writing, neither Borrower shall make any substantial change or modification to any Environmental Plan or the EMS.
6.5.3 Environmental Information Covenants.
6.5.3.1	Each Borrower shall deliver to IDB an Environmental and Social Compliance Report, in form and substance satisfactory to IDB:
6.5.3.1.1	Until December 31, 2013 for each semester of each calendar year, in respect of that semester or part thereof no later than forty five (45) days after the end of each such semester;

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6.5.3.1.2	thereafter, for each calendar year in respect of that calendar year no later than sixty (60) days after the end of each such period.
6.5.3.2	Each Borrower shall notify IDB as soon as possible, but in any event within fifteen (15) Local Business Days of its occurrence, of any fact, circumstance, condition or occurrence that has or could likely result in any of the following:
6.5.3.2.1	any significant non-compliance with the Environmental and Social Provisions or Environmental and Social Requirements;

6.5.3.2.2	any significant adverse impact relating to any Environmental or Social Matter, including any deaths or significant injuries or accidents, Release of Hazardous Substances, significant unplanned Releases, explosions or fires;

6.5.3.2.3	any substantive written communication with any Authority relating to any Environmental or Social Matter;

6.5.3.2.4	any Environmental Claim; or

6.5.3.2.5	any substantive complaints relating to Environmental or Social Matters;
and such notice shall include a reasonable description of the event detailing the extent, magnitude, impact and cause of such event together with corrective or remedial actions taken or proposed to be taken with respect thereto, and, as necessary and/or reasonably requested by the IDB, a Corrective Action Plan in form and substance satisfactory to IDB, to be presented within thirty (30) Local Business Days of such a request and implemented upon approval by IDB.
6.5.3.3	The Borrowers shall additionally provide to IDB at the same time that it provides the Environmental and Social Compliance Report in accordance with Section 6.5.3.1.2 an annual estimate of green house gases produced by the Capital Expenditures.
Section 6.6 Insurance.
6.6.1 Insurance Requirements and Undertakings. Each of the Borrowers shall:
6.6.1.1	insure and keep insured, with financially sound and reputable insurers (and re-insured with reputable international insurers, if applicable) their assets and business against such risks and to such extent as is usual for prudent companies carrying on business such as that carried on by each of the Borrowers and consistent with past practices of the Borrowers, including, without limitation, third party liability insurance and any other insurance required by law

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6.6.1.2	punctually pay when due any premium, commission and any other amounts and take such other action as may be necessary for effecting and maintaining in force each Insurance Policy;
provided always that if at any time and for any reason any insurance required to be maintained under this Agreement shall not be in full force and effect, then IDB shall thereupon or at any time while the same is continuing be entitled (but have no such obligation) on its own behalf to procure that insurance at the expense of the Borrower(s) and to take all such steps to minimize hazard as IDB may consider expedient or necessary.
6.6.2	Application of Proceeds.
6.6.2.1	At its discretion, IDB may remit the proceeds of any insurance paid to it to the Borrower(s) to repair or replace the relevant damaged Property or may apply those proceeds towards any amount payable to IDB under this Agreement, including to repay or prepay all or any part of the Loan in accordance with Section 3.7 (Application of Prepayments); provided that there shall be no minimum amount or notice period for any such prepayment.

6.6.2.2	Each Borrower shall use any insurance proceeds it receives (whether from IDB or directly from the insurers) for loss of or damage to any asset solely to replace or repair that asset except as provided for in Section 3.6.1.2 (Mandatory Payments).
6.6.3	Reporting Requirements. Each of the Borrowers shall provide to IDB the following:
6.6.3.1	as soon as possible after its occurrence, notice of any event that entitles it to claim an aggregate amount exceeding the equivalent of two hundred thousand Dollars ($200,000) under any one or more Insurance Policies; and

6.6.3.2	within thirty (30) days after the end of each Financial Year, a certificate, in form and substance satisfactory to IDB, from its insurers or insurance brokers, summarizing all insurance then maintained by it, specifying the Property and aspects of its business insured, the amount and risks covered, the names of the beneficiaries, the names of the insurers and any special features of the Insurance Policies in effect on the date of such certificate.

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ARTICLE 7.
Events of Default
Section 7.1 General Acceleration Terms and Conditions.
7.1.1 If an Event of Default occurs and is continuing (whether it is voluntary or involuntary, or results from the operation of any applicable law or pursuant to or as a result of any act or failure to act by any Authority or otherwise), IDB may, by notice to each Borrower, take any or all of the following actions:
7.1.1.1	terminate the relevant Borrower’s right to request, and any obligation of IDB to make, Disbursements of the Loan, whereupon such right and obligation shall immediately terminate;

7.1.1.2	declare the Loan or such part of the Loan as is specified in the notice (with accrued interest thereon) and all other Obligations to be due and payable forthwith, whereupon the same shall become immediately due and payable without any further notice and without any presentment, demand, protest or notice of any kind, all of which are hereby expressly waived by each Borrower;

7.1.1.3	enforce or cause the enforcement of all or any part of the Security; and

7.1.1.4	exercise any other remedies that may be available to IDB under any Financing Document or applicable law.
7.1.2 Upon receipt of a notice from IDB under Section 7.1.1 (General Acceleration Terms and Conditions), the Borrowers shall immediately repay the Loan or such part of the Loan as is specified in the notice and all other amounts then declared to be due and payable with respect thereto. Except as expressly provided in this Section 7.1 (General Acceleration Terms and Conditions), each Borrower waives presentment, demand, protest or other notice of any kind with respect to that demand for immediate payment and IDB’s exercise of remedies.
Section 7.2 Events of Default.
It shall be an Event of Default if:
7.2.1	Payments by Borrowers.
7.2.1.1	Failure to Make Payments under Financing Documents. The Borrowers fail to pay when due (whether at stated maturity or otherwise) any Obligation, including principal of, or interest on, the Loan, which is not paid within five (5) days of its due date.

7.2.1.2	Failure to Make Other Payments Owed to IDB. Either Borrower fails to pay when due (whether at stated maturity or otherwise) any part of the

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principal of, or interest on, any loan from IDB to such Borrower (other than the Loan) or any reimbursement obligation in respect of a guarantee provided by IDB for either Borrower’s benefit and any such failure continues for more than any applicable period of grace.

7.2.1.3	Failure to Pay Debt. Either Borrower fails to pay any amount outstanding with respect to any of its (i) Indebtedness for Money Borrowed or (ii) Debt (other than Indebtedness for Money Borrowed, the Obligations and any other loan from IDB), having an aggregate principal amount in excess of three million Dollars ($3,000,000) or to perform any of its obligations when due, under any agreement pursuant to which there is outstanding any such Debt, and any such failure continues for more than any applicable period of grace, or any such Debt becomes prematurely due and payable or is placed on demand.

7.2.1.4	Restricted Payments. Either Borrower makes any Restricted Payment in contravention of the Restricted Payment Conditions.
7.2.2 Financing Documents.
7.2.2.1	Breach of Financing Documents. Any Borrower fails to comply with any of its obligations contained in this Agreement or any other Financing Document or any other agreement between either Borrower and IDB (other than an obligation referred to elsewhere in this Section 7.2 (Events of Default)) and, if in the reasonable determination of IDB capable of remedy, such failure has continued for a period of thirty (30) days after either Borrower becomes aware, or should have become aware, of such failure to comply; provided that no cure period shall apply if, in the reasonable determination of IDB, such failure has had or could reasonably be expected to have a Material Adverse Effect or if such non-compliance is incapable of being remedied.

7.2.2.2	Revocation, Termination or Repudiation of Financing Documents. Any Financing Document or any of its terms:
7.2.2.2.1	is revoked or terminated by either Borrower, or becomes void or ceases to be in full force and effect in each case as by a final, non-appealable decision of a court of competent jurisdiction;

7.2.2.2.2	becomes, or the performance of or compliance with any material obligation thereunder becomes, unlawful, except as provided in Section 3.19; or

7.2.2.2.3	is repudiated by any Borrower party thereto or its legality, validity or enforceability is challenged pursuant to judicial proceedings by any Person other than IDB.

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7.2.2.3	Security Documents. Any Security Document or interests created thereunder cease to be in full force and effect and/or become unlawful or unenforceable and which has not been cured within ninety (90) days after from the date of such illegality or unenforceability.

7.2.2.4	Priority. IDB ceases to hold a valid and enforceable first priority Lien over any of the Secured Property.
7.2.3 Misrepresentation. Any representation or warranty confirmed or made by either Borrower in any Financing Document or in any document delivered thereunder is found to have been incorrect or misleading in any material respect when confirmed or made, unless the condition or event giving rise to such incorrect or misleading representation or warranty has been cured within thirty (30) days after IDB’s notice to the Borrower of such finding.
7.2.4 Expropriation. Any Authority:
7.2.4.1	Seizure of Property. condemns, nationalizes, seizes, confiscates or otherwise expropriates all or any substantial part of the Property of either Borrower or of their respective Share Capital or commences any proceeding in furtherance of any of the foregoing;

7.2.4.2	Control of Property. assumes custody or control of a material part of the Property of either Borrower, the business or operations of either Borrower or their respective Share Capital; or

7.2.4.3	Interruption of Business. takes any action to displace a material part of the management of either Borrower, to curtail its authority to conduct its business, to dissolve or disestablish it, or to prevent it or its officers from carrying on all or a substantial part of its business or operations.
7.2.5 Insolvency Events.
7.2.5.1	Involuntary Proceedings. An involuntary proceeding is commenced or an involuntary petition is filed seeking:
7.2.5.1.1	an adjudication of either Borrower as bankrupt or insolvent;

7.2.5.1.2	liquidation, winding up, reorganization, moratorium, arrangement, adjustment or composition of, or other relief in respect of, either Borrower or its debts, or of a substantial part of its Property under applicable law; or

7.2.5.1.3	the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of either Borrower or of any substantial part of its Property;
and in any such case, such proceeding or petition is not dismissed within thirty (30) days ordering any of the foregoing is entered.

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7.2.5.2	Voluntary Proceedings. Either Borrower:
7.2.5.2.1	voluntarily commences any proceeding or files any petition seeking liquidation, reorganization or other relief under applicable law including without limitation, the execution of an “acuerdo preventivo extrajudicial” under Argentine Law No. 24,522, as amended;

7.2.5.2.2	applies for or consents to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of it or of any substantial part of its Property;

7.2.5.2.3	makes a general assignment for the benefit of creditors;

7.2.5.2.4	requests a moratorium or suspension of payment or reorganization of debts from any competent Authority;

7.2.5.2.5	institutes proceedings or takes any form of corporate action to be liquidated or adjudicated bankrupt or insolvent;

7.2.5.2.6	consents to the institution of, or fails to contest in a timely and appropriate manner, any proceeding or petition described in Section 7.2.5.1 (Involuntary Proceedings); or

7.2.5.2.7	takes any action for the purpose of effecting any of the foregoing.
7.2.5.3	Inability to Pay Debts. Either Borrower becomes unable, admits in writing its inability or fails generally to pay its debts as they become due or otherwise becomes insolvent.

7.2.5.4	Events Analogous to Bankruptcy, Insolvency, Etc. Any other event occurs that under any applicable law would have an effect analogous to any of those events listed in Section 7.2.5.1 (Involuntary Proceedings), 7.2.5.2 (Voluntary Proceedings) or 7.2.5.3 (Inability to Pay Debts).

7.2.5.5	Environmental and Social Compliance. Any of the following has occurred: (a) either of the Borrowers shall be in default in the due performance or observance by either of them of any term, covenant or agreement contained in Section 6.5 (Environmental and Social); or (b) any Environmental or Social Matter with respect to a Capital Expenditure occurs that has, or could reasonably be expected to have, a Material Adverse Effect on the Project or the Borrowers; and (c) in the case of either clause (a) or (b) above, either (x) a Corrective Action Plan in form and substance reasonably satisfactory to the IDB shall not have been submitted to the IDB within thirty (30) days of the occurrence of such default, event or breach or (y) in the reasonable judgment of the IDB a

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cure is not being diligently pursued in accordance with such Corrective Action Plan.
7.2.6	Attachment. An attachment or analogous process is levied or enforced upon or issued against any of the Property of either Borrower for an amount in excess of the equivalent of ten million Dollars ($10,000,000).

7.2.7	Judgments. A final judgment, order or arbitral award is rendered against either Borrower or any of its Property for an amount in excess of the equivalent of five million Dollars ($5,000,000) and remains unsatisfied for a period of ninety (90) days.

7.2.8	Legal Proceedings. Any action, suit or other legal proceeding (including arbitration proceedings) is commenced against either Borrower that, in the opinion of IDB, has had or reasonably could be expected to have a Material Adverse Effect.

7.2.9	Failure to Maintain Relevant Permits. Any Relevant Permit is not obtained or renewed when required or is rescinded, terminated or otherwise lapses or ceases to be in full force and effect or any Person fails to comply in any respect with any Relevant Permit, and such Relevant Permit is not restored or reinstated or the non-compliance cured within twenty (20) days of such event.

7.2.10	Material Adverse Effect. Any event occurs or any condition exists that, in the opinion of IDB, has had or reasonably could be expected to have a Material Adverse Effect.

7.2.11	Moratorium. Any Authority of Argentina declares any general payment delay, refusal to pay or acknowledge a payment obligation, repudiation or other action (whether or not formally announced) that relates to debts or any category of debt, not to be paid in accordance with their terms.

7.2.12	Abandonment; Interruption. Either Borrower ceases to carry on its business; or the Project is abandoned by either Borrower for more than ninety (90) continuous days.

7.2.13	Change of Control. Notwithstanding Sections 3.6.2.1 and 3.6.2.2, a Change of Control occurs.
Section 7.3 Bankruptcy.
Notwithstanding any provision in this Agreement to the contrary, if any event described in Section 7.2.5.1 (Involuntary Proceedings) or Section 7.2.5.2 (Voluntary Proceedings) occurs or any other event occurs that under any applicable law would have an effect analogous to any of the events listed in Section 7.2.5.1 (Involuntary Proceedings) or Section 7.2.5.2 (Voluntary Proceedings), each Borrower’s right to request, and any obligation of IDB to make, Disbursements shall automatically terminate, and the principal of the Loan then outstanding, together with accrued interest thereon and all fees and other Obligations outstanding, shall automatically become immediately due and payable, without any presentment, demand, protest or notice of any kind, all of which the Borrowers hereby waive.

Loan Agreement	Loan No. 2028A/OC-AR

ARTICLE 8.

Miscellaneous
Section 8.1 Notices.
Any notice, request, demand or other communication to be given or made under this Agreement shall be in writing. Subject to Section 8.10.4 (Applicable Law and Jurisdiction) any notice, request, demand or other communication may be delivered by hand, prepaid certified or registered airmail, internationally recognized courier service, or facsimile to the party’s address specified below or at such other address as such party shall have designated by notice to the party giving or making such notice, request, demand or other communication, and shall be effective upon receipt. All time periods to be counted from the delivery of any notice, request, demand or other communication pursuant to this Agreement shall be counted from the date of receipt of any such notice, request, demand or other communication pursuant to the terms of this Section 8.1.
For Adeco:
Adeco Agropecuaria S.A.
Catamarca 3454
B1640FWB | Martínezl
Buenos Aires, Argentina
Attention: Federico Zin
Alternative address for communications by facsimile:
Facsimile: +5411 4836 8639
For Pilaga:
Pilaga S.R.L.
Catamarca 3454
B1640FWB | Martínezl
Buenos Aires, Argentina
Attention: Federico Zin
Alternative address for communications by facsimile:
Facsimile: +5411 4836 8639
For IDB:
Inter-American Development Bank
1300 New York Avenue, N.W.

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Washington D.C. 20577
Attention: Manager and Portfolio Management Unit, Private Sector Department
Facsimile: +1 (202) 312.4135
Alternative address for communications by facsimile:
Facsimile: +1 (202) 312-4122
Section 8.2 English Language.
All documents to be furnished or communications to be given or made under this Agreement or any of the other Financing Documents shall be in the English language. To the extent that the original of any such document or communication is in a language other than English, it shall be accompanied by a translation into English certified by an Authorized Representative of the relevant Borrower to be a true and correct translation of the original. IDB may, if it so requires, obtain at the cost and expense of the applicable Borrower an English translation of any document or communication received from that Borrower in a language other than English and unaccompanied by the relevant translation. IDB may deem any such translation to be the governing version between that Borrower and IDB.
Section 8.3 Indemnity.
8.3.1 Each of the Borrowers shall indemnify and hold harmless IDB and each Participant, together with its respective officers, directors, agents, employees, representatives, attorneys, Affiliates, successors and assigns (collectively, the Indemnified Persons) from and against any and all claims, actions, suits, judgments, demands, damages (excluding indirect and punitive claims), losses, liabilities (including liabilities for penalties), reasonable costs or expenses of any nature or kind whatsoever, including reasonable fees and disbursements of counsel on a full indemnity basis, arising out of or in connection with:
8.3.1.1	the execution, delivery, enforcement or performance of, and any transaction contemplated under, this Agreement or any of the other Financing Documents;

8.3.1.2	the Loan or the use or intended use of the proceeds therefrom;

8.3.1.3	any actual or alleged presence or Release of Hazardous Materials on or from any Property owned or operated by either Borrower, any Environmental Claim, any failure by either Borrower to comply with any Environmental and Social Provision, Environmental and Social Requirement or any other Environmental or Social Matter; or

8.3.1.4	any actual or prospective claim, action, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnified Person is a party thereto;
(all of the foregoing, collectively, the Indemnified Liabilities);

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provided that, neither Borrower shall have any obligation whatsoever hereunder to any such Indemnified Person with respect to Indemnified Liabilities arising from the gross negligence of willful misconduct of any such Indemnified Person as determined by the final judgment of a court of competent jurisdiction.
8.3.2 The rights granted under this Section 8.3 (Indemnity) are in addition to the rights granted under any other provision of this Agreement under any other Financing Document or under applicable law.
8.3.3 This Section 8.3 (Indemnity) shall survive repayment of the Obligations.
8.3.4 All amounts payable to any Indemnified Person under this Section 8.3 (Indemnity) shall be paid within thirty (30) days after receipt by the relevant Borrower from such Indemnified Person of a reasonably detailed invoice therefor.
Section 8.4 Successors and Assigns.
This Agreement binds and benefits the respective successors and assigns of the parties, except that the Borrowers may not assign or delegate any of their respective rights or obligations under this Agreement or any other Financing Document without the prior consent of IDB. IDB may assign to one or more banks or other entities all or a portion of all of its rights and obligations under this Agreement and the other Financing Documents, provided that the assignment of all or a portion of this Agreement by IDB shall necessarily include the assignment of the Notes for an equal amount to the debt assigned (being the Borrowers obliged to issue new Notes in favor of IDB and the assignee upon surrender to the Borrowers for its cancellation of the Notes so transferred or assigned); provided further that no Note shall be transferred without simultaneously assigning all or a portion of this Agreement for an equal amount of principal and/or interest hereunder. Any assignment or delegation in violation of this Section shall be void.
Section 8.5 Counterparts.
This Agreement may be executed in several counterparts, each of which is an original, but all of which together shall constitute one and the same agreement.
Section 8.6 Confidential Information.
8.6.1 IDB may disclose any documents or records of, or information relating to, each Borrower, its Property, business or affairs, or the Project (collectively, the Borrowers’ Information) to:
8.6.1.1	any existing or future co-lenders of IDB, the Participants or any other Person with a participation in or who intends to purchase a participation in a portion of Loan and the Paying Agent;

8.6.1.2	any Person in connection with the exercise of any power, remedy, right, authority or discretion relevant to this Agreement or any other Financing Document (including in connection with IDB’s defense of any legal action, suit or proceeding brought by any other party to a Financing Document);

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8.6.1.3	any Person, to the extent required to do so under any applicable law;

8.6.1.4	any banking or other regulatory or examining authorities (whether governmental or otherwise) pursuant to and in accordance with whose instructions IDB and other banks must customarily comply;

8.6.1.5	the directors, officers, employees, arrangers, attorneys, consultants, rating agencies, independent auditors and advisors (including the Consultants and any other technical, financial and other advisors) of each of IDB, the Inter-American Investment Corporation, the Multilateral Investment Fund, and their respective Affiliates; and

8.6.1.6	any Person in connection with any proposed sale, transfer, assignment or other disposition of IDB’s rights under this Agreement or any other Financing Document.
8.6.2 Each Borrower expressly authorizes IDB and the Participants to request from any Person information relating to it and it agrees to hold IDB and the Participants harmless and exempt from any and all liability under applicable law in connection with the request for, and disclosure of, such information.
8.6.3 Each Borrower acknowledges and agrees that, notwithstanding the terms of any other agreement between it and IDB, a disclosure of its Information by IDB in the circumstances contemplated by this Section 8.6 (Confidential Information) does not violate any duty owed to it under this Agreement or under any such other agreement.
Section 8.7 Amendment.
Any amendment or waiver of, or any consent given under, any provision of this Agreement shall be in writing and, in the case of any amendment, signed by the Borrowers and IDB or their permitted successors and assigns.
Section 8.8 Savings of Rights; Remedies and Waivers.
8.8.1 The rights and remedies of IDB in relation to any misrepresentation or breach of warranty on the part of either Borrower shall not be prejudiced by any investigation by or on behalf of IDB or any of the Participants into the affairs of either Borrower, by the execution or the performance of this Agreement or by any other act or thing that may be done by or on behalf of IDB in connection with this Agreement and that might, apart from this Section, prejudice such rights or remedies.
8.8.2 No course of dealing or waiver by IDB in connection with any condition of Disbursement under this Agreement shall impair any right, power or remedy of IDB with respect to any other condition of Disbursement, or be construed to be a waiver thereof; nor shall the action of IDB with respect to any Disbursement affect or impair any right, power or remedy of IDB with respect to any other Disbursement.

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8.8.3 Unless IDB otherwise notifies the Borrowers and without prejudice to the generality of Section 8.8.2 (Savings of Rights; Remedies and Waivers), the right of IDB to require compliance with any condition under this Agreement that may be waived by IDB with respect to any Disbursement is expressly preserved for the purposes of any subsequent Disbursement.
8.8.4 No course of dealing and no failure or delay by IDB in exercising, in whole or in part, any power, remedy, discretion, authority or other right under this Agreement or any other agreement shall waive or impair, or be construed to be a waiver of or an acquiescence in, such or any other power, remedy, discretion, authority or right under this Agreement, or in any manner preclude its additional or future exercise; nor shall the action of IDB with respect to any Default, or any acquiescence by it therein, affect or impair any right, power or remedy of IDB with respect to any other Default.
Section 8.9 Severability.
Any provision hereof that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining terms and conditions hereof and without affecting the validity or enforceability of any provision in any other jurisdiction. Where terms of any applicable law resulting in such prohibition or unenforceability may be waived, they are waived by the parties to the full extent permitted by law so that this Agreement shall be deemed a valid and binding agreement, enforceable in accordance with its terms.
Section 8.10 Applicable Law and Jurisdiction.
8.10.1 THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
8.10.2 Each of the Borrowers hereby irrevocably and unconditionally submits to the non-exclusive jurisdiction of the courts of the State of New York sitting in the Borough of Manhattan and of the United States of America District Court for the Southern District of New York, and any appellate court from any thereof, in any legal action, suit or proceeding arising out of or relating to this Agreement or any other Financing Document to which such Borrower is a party. Final judgment against such Borrower in any such legal action, suit or proceeding shall be conclusive and may be enforced in any other jurisdiction including Argentina by suit on the judgment, a certified or exemplified copy of which shall be conclusive evidence of the judgment, or in any other manner provided by law.
8.10.3 Nothing in this Agreement shall affect the right of IDB to commence legal proceedings or otherwise sue either Borrower in Argentina or any other appropriate jurisdiction, or concurrently in more than one jurisdiction, or to serve process, pleadings and other legal papers upon either Borrower in any manner authorized by the laws of any such jurisdiction.
8.10.4 By the execution and delivery of this Agreement, each of the Borrowers hereby irrevocably agrees to designate, appoint and empower CT Corporation System, with offices at 111 Eighth Avenue, 13th Floor, New York, N.Y. 10019, as its authorized agent solely to receive for and on its behalf service of summons or other legal process in any legal action, suit or proceeding in any court specified in Section 8.10.2 (Applicable Law and Jurisdiction).

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8.10.5 Each of the Borrowers shall, for so long as this Agreement is in effect, maintain a duly appointed and authorized agent in New York, New York to receive for and on its behalf service of summons, complaint or other legal process in any legal action, suit or proceeding IDB may bring in the State of New York in respect of this Agreement or any other Financing Document to which such Borrower is a party and shall keep IDB advised of the identity and location of such agent.
8.10.6 Each of the Borrowers further irrevocably consents, if for any reason there is no authorized agent for service of process in New York, New York, to the service of process being made out of the courts referred to in Section 8.10.2 (Applicable Law and Jurisdiction) by mailing copies thereof by registered United States of America air mail, postage prepaid, to such Borrower at its address specified in Section 8.1 (Notices), and in such a case IDB shall also send by facsimile, or have sent by facsimile, a copy of such process to each Borrower.
8.10.7 Service of process in the manner provided in this Section 8.10 (Applicable Law and Jurisdiction) in any action, suit or proceeding shall be deemed personal service and accepted by each of the Borrowers as such and shall be valid and binding upon each Borrower for all the purposes of any such action suit or proceeding.
8.10.8 Each of the Borrowers irrevocably waives, to the fullest extent permitted by applicable law:
8.10.8.1	any objection that it may now or hereafter have to the laying of venue of any action, suit or proceeding brought in any court referred to in this Section;

8.10.8.2	any claim that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum; and

8.10.8.3	its right of removal of any matter commenced by IDB in the courts of the State of New York to any court of the United States of America.
8.10.9 To the extent that either Borrower may, in any action, suit or proceeding brought in any of the courts referred to in Section 8.10.2 (Applicable Law and Jurisdiction), any court of Argentina or elsewhere arising out of or in connection with this Agreement or any other Financing Document to which either Borrower is a party, be entitled to the benefit of any provision of law requiring IDB in such action (exceptión de arraigo), suit or proceeding to post security for the costs of either Borrower or to post a bond or to take similar action, as the case may be, each of the Borrowers hereby irrevocably waives such benefit, in each case to the fullest extent now or hereafter permitted under the laws of Argentina or, as the case may be, the other jurisdiction in which such court is located.
8.10.10 To the extent that either Borrower may be entitled in any jurisdiction to claim for itself or its Property immunity in respect of its obligations under this Agreement or any other Financing Document to which either Borrower is a party from any suit, execution, attachment (whether provisional or final, in aid of execution, before judgment or otherwise) or other legal process or to the extent that in any jurisdiction that immunity (whether or not claimed) may be attributed to it or its Properly, each of the Borrowers irrevocably agrees not to claim and

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irrevocably waives such immunity to the fullest extent permitted now or in the future by the laws of such jurisdiction.
8.10.11 Each of the Borrowers hereby acknowledges that IDB shall be entitled under applicable law, including the terms of the International Organizations Immunities Act of 1945 (22 U.S.C. §288), to immunity from a trial by jury in any action, suit or proceeding arising out of or relating to this Agreement or any other Financing Document to which either Borrower is a party or the transactions contemplated hereby or thereby, brought against IDB in any court of the United States of America. TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE BORROWERS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY AND ALL RIGHTS TO DEMAND A TRIAL BY JURY IN ANY ACTION, SUIT OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER FINANCING DOCUMENT TO WHICH EITHER BORROWER IS A PARTY OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, AND IN ANY COUNTERCLAIM THEREON, BROUGHT BY OR AGAINST IDB IN ANY FORUM IN WHICH IDB IS NOT ENTITLED TO IMMUNITY FROM TRIAL BY JURY. Each of the Borrowers agrees that the waivers set forth above shall have the fullest extent permitted under the Foreign Sovereign Immunities Act of 1976 of the United States of America (28 U.S.C. §§1602-1611) and are intended to be irrevocable and not subject to withdrawal for purposes of such Act.
Section 8.11 Term of Agreement.
This Agreement shall continue in force until the date on which IDB is satisfied that all amounts outstanding under the Financing Documents have been indefeasibly paid and discharged in full and neither Borrower has a right to request, and IDB is under no obligation to make, any further Disbursement.
Section 8.12 Set-Off.
In addition to any rights and remedies of IDB provided by applicable law, IDB shall have the right, without prior presentment, demand, protest or notice to either Borrower, any such presentment, demand, protest or notice being expressly waived by either Borrower to the extent permitted by applicable law, upon any Obligation becoming due and payable by each of the Borrowers (whether at the stated maturity, by acceleration or otherwise), to set-off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by IDB to or for the credit of such Borrower. IDB shall promptly notify such Borrower after it makes any such set-off and application; provided that, failure to give such notice shall not affect the validity of such set-off and application.
Section 8.13 Entire Agreement.
This Agreement and the other Financing Documents represent the final and complete agreement of the parties hereto with respect to the financing of the Project, and all prior negotiations, representations, understandings, writings and statements of any nature with respect thereto are

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hereby superseded in their entirety by the terms of this Agreement and the other Financing Documents.
Section 8.14 No Third Party Beneficiaries.
The agreement of IDB to make the Loan to the Borrowers on the terms and conditions set forth in this Agreement and the other Financing Documents is solely for the benefit of each of the Borrowers, and no other Person shall have any rights hereunder against IDB with respect to the Loan, the proceeds thereof or otherwise.
Section 8.15 Waiver and Estappel.
8.15.1 To the extent permitted by applicable law, each of the Borrowers hereby agrees that it will not at any time, in any manner whatsoever, claim, or take the benefit or advantage of, any appraisement, valuation, stay, extension, moratorium, turnover or redemption law, or any law permitting it to direct the order in which the Secured Property shall be sold, now or at any time hereafter in force, that may delay, prevent or otherwise affect the performance or enforcement of this Agreement or any other Financing Document, and to the extent permitted by applicable law, waives all benefit or advantage of all such laws, and each Borrower hereby covenants that it will not hinder, delay or impede the execution of any power granted to IDB in this Agreement or any other Financing Document but will suffer and permit the execution of every such power as though no such law were in force.
8.15.2 To the extent permitted by applicable law, each of the Borrowers, on behalf of itself and all who may claim through or under it, including any and all subsequent creditors, vendees, assignees and lienholders, waives and releases all rights to demand or to have any marshalling of the Secured Property upon any sale, whether made under any power of sale granted herein or in any other Financing Document or pursuant to judicial proceedings or upon any foreclosure or any enforcement of this Agreement or any other Financing Document and consents and agrees that all of the Secured Property may at any such sale be offered and sold as an entirety.
8.15.3 Each of the Borrowers waives, to the extent permitted by applicable law, presentment, demand, protest and any notice of any kind (except notices explicitly required hereunder or under any other Financing Document) in connection with this Agreement and the other Financing Documents, and with any action taken by IDB with respect to the Secured Property.

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Section 8.16 Survival.
All representations and warranties made in this Agreement, in any other Financing Document and in any document, certificate or statement delivered pursuant hereto or in connection herewith and Sections 3.10 (Judgment Currency), 3.13 (Taxes), 3.14 (Costs, Expenses and Losses), 3.18 (Increased Costs), 3.20 (Reimbursement of Expenses), 8.3 (Indemnity), 8.6 (Confidential Information) and 8.10 (Applicable Law and Jurisdiction) and any related provisions of Article 1 shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment in full or expiration or termination of the Loan or the termination of this Agreement or any other Financing Document or any provision hereof or thereof.
(Signature page follows)

Loan Agreement	Loan No. 2028A/OC-AR

IN WITNESS WHEREOF, the parties, acting through their duly Authorized Representatives, have caused this Agreement to be signed in their respective names, as of the date first above written.

ADECO AGROPECUARIA S.A.

By:	/s/ Mariano Bosch
Name:	Mariano Bosch
Title:	Presidente

PILAGA S.R.L.

FIRMA/S CERTIFICADA/S EN EL SELLO
NOTARIAL N° F001126730
By:	/s/ Mariano Bosch
Name:	Mariano Bosch
Title:	Presidente

INTER-AMERICAN DEVELOPMENT BANK

By:

Name:
Title:

Loan Agreement		Loan No. 2028A/OC-AR
Signature Page — Adeco Loan Agreement

IN WITNESS WHEREOF, the parties, acting through their duly Authorized Representatives, have caused this Agreement to be signed in their respective names, as of the date first above written.

ADECO AGROPECUARIA S.A.

By:

Name:
Title:

PILAGA S.R.L.

By:

Name:
Title:

INTER-AMERICAN DEVELOPMENT BANK

By:	/s/ Hans U. Schulz
Name:	Hans U. Schulz
Title:	General Manager Structured and Corporate Finance Department

Loan Agreement		Loan No. 2028A/OC-AR
Signature Page — Adeco Loan Agreement

SCHEDULE 1

BASE CASE AND FINANCIAL PLAN
PART A: BASE CASE
1) IDB’s Base Case Scenario — Adeco Agropecuarla S.A.

USD $ Million (Illigible)	2008	2009	2010	2011	2012	2013	2014	2015
Revenues	86.3	126.2	136.8	140.9	143.0	146.2	149.6	153.0
EBITDA	17.3	27.7	26.6	30.0	31.2	32.1	33.0	33.9
Net Income	7.1	12.2	12.0	15.0	17.2	18.6	20.0	21.0
Equity	105.4	117.5	129.5	144.5	161.7	180.4	200.4	221.4
Current Ratio	1.9	1.7	1.8	2.1	2.2	3.1	3.7	4.9
Debt to Equity	0.6	0.6	0.4	0.3	0.1	0.0	0.0	0.0
Debt to EBITDA	3.4	2.5	2.1	1.3	0.7	0.2	0.1	0.0
Bank Debt	59.4	69.3	56.8	39.5	21.5	6.3	3.2	0.0
TADB A/B Loans	49.0	59.0	45.8	32.7	19.5	6.3	3.2	0.0
Debt Service Amount	4.7	6.2	18.5	17.2	15.7	14.5	3.6	3.4
Interest Coverage Ratio	1.4	3.4	3.8	5.5	8.7	16.7	48.5	115.1
Total Liabilities Equity	0.8	0.8	0.7	0.5	0.3	0.2	0.2	0.1

Loan Agreement	Loan No. ___

SCHEDULE 1

2) IDB’s Base Case Scenario — Pilaga S.R.L.

USD $ Million (Illigible)	2008	2009	2010	2011	2012	2013	2014	2015
Revenues	64.0	70.1	73.7	77.7	78.6	79.9	81.2	82.5
EBITDA	10.6	11.2	12.6	17.4	17.8	18.5	19.2	19.9
Net Income	4.5	3.4	4.0	7.9	8.7	9.9	10.8	11.4
Equity	39.8	43.2	47.3	55.2	63.9	73.8	84.6	96.1
Current Ratio	1.9	1.4	1.3	1.6	2.0	3.2	3.9	5.1
Debt to Equity	0.7	0.9	0.8	0.5	0.3	0.1	0.0	0.0
Debt to EBITDA	2.5	3.4	2.9	1.5	0.9	0.2	0.1	0.0
Bank Debt	26.9	37.6	36.6	27.0	16.3	4.6	2.0	0.0
TADB A/B Loans	21.0	21.0	16.8	12.5	8.3	4.0	2.0	0.0
Debt Service Amount	1.6	3.0	7.5	6.7	5.8	4.9	2.3	2.1
Interest Coverage Ratio	3.0	3.1	3.3	5.4	8.3	20.6	46.2	110.8
Total Liabilities Equity	1.1	1.2	1.1	0.8	0.5	0.3	0.2	0.2

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SCHEDULE 1

3) IDB’s Base Case Scenario — Consolidated

(Illigible)	2008	2009	2010	2011	2012	2013	2014	2015
Revenues	132.5	182.2	201.4	212.4	215.9	220.8	215.8	23.1
EBITDA	28.0	38.9	39.2	47.4	49.1	50.6	52.1	53.7
Net Income	11.6	15.5	16.0	22.9	25.9	28.0	30.8	32.5
Equity	145.2	160.8	176.8	199.7	225.6	254.2	285.0	317.1
Current Ratio	2.7	1.7	1.6	1.8	2.2	3.8	4.7	6.4
Debt to Equity	0.6	0.7	0.5	0.3	0.2	0.0	0.0	0.0
Debt to EBITDA	3.1	2.7	2.4	1.4	0.8	0.2	0.1	0.0
Bank Debt	86.3	106.8	93.4	66.5	37.7	10.9	5.2	0.0
TADB A/B Loans	70.0	80.0	62.6	45.2	27.8	10.3	5.2	0.0
Debt Service Amount	6.2	9.3	26.0	23.8	21.5	19.4	5.9	5.5
Interest Coverage Ratio	1.8	3.3	3.6	5.5	8.5	18.0	47.7	113.4
Total Liabilities Equity	0.8	0.9	0.7	0.5	03	0.2	0.1	0.1
PART B: FINANCIAL PLAN

USES			SOURCES
	(US$ 000)%			(US$ 000)%
Debt refinancing	49,000	61%	IDB A-loan	31,000	39%
Capital expenditure program and related working capital financing	31,000	39%	IDB B-loan	49,000	61%

Total project costs	80,000	100%	Total project sources	80,000	100%

Loan Agreement	Loan No. ___

SCHEDULE 2

RELEVANT PERMITS
(See Section 4.1.4 (Relevant Permits) of the Loan Agreement)
Section 1. Permits already obtained.
(a) Pilaga:
(i) National Industrial Registry, registered under No. 288406-4;
(ii) Argentine National Customs, registered as importer and exporter;
(iii) National institute of Seeds (INASE), National Register of Seed Trade and Supervision, Registration No. 1700/ABDEF;
(iv) National Service of Agri-alimentary Sanity and Quality, Office of International Trade (SENASA), registered as Commercial Operator under registry number: 10.402 as exporter and importer;
(v) Authorization by Resolution No.042/2007, dated as of March 2, 2007 granted by the National Superintendence of Borders to purchase: (i) nine rural properties in the Department of Mercedes, Province of Corrientes; and (ii) twelve rural properties in Formosa, Province of Formosa.
(vi) Rice-growing project in the San Joaquin Establishment, registered before; (i) the National Secretary for Environment and Sustainable Development under file No. 02101-00099161; and (ii) the National Secretary of Water under file No. 01801-0010209
(vii) Registration before the Institute of Water and Environment at the province of Corrientes; and
(viii) National Bureau of Agricultural Trade Control, registered under No. 88155-4.
(b) Adeco:
(i) Argentine National Customs, registered as importer and exporter;
(ii) National Institute of Seeds (INASE), National Register of Seed Trade and Supervision, Registration No. 4498/D;

Loan Agreement	Loan No. ___

(iii) National service of Agri-alimentary Sanity and Quality, Office of International Trade (SENASA), registered as Commercial Operator under registry number: (Illegible) importer;
(iv) Authorization by Resolution No.65,963 dated as of January 20, 2004 granted by the National Superintendence of Borders to purchase the rural property denominated as San Agustin located at the Department of Curuzù Cuatia, Province of Corrientes.
(v) Categorization of the free stall “La Estabilidad”, under category No. 1(low environmental impact), and registration No. 02101-0007178-5
(vi) Registration before the Institute of Water and Environment at the province of Corrientes; and
(vii) National Bureau of Agricultural Trade Control, registered under No. 94557-9.
Section 2. Permits to be obtained prior to first Disbursement.
None

Loan Agreement	Loan No. ___

SCHEDULE 3

MEMBER COUNTRIES OF IDB
Argentina
Austria
Bahamas
Barbados
Belgium
Belize
Bolivia
Brazil
Canada
Chile
Colombia
Costa Rica
Croatia
Denmark
Dominican Republic
Ecuador
El Salvador
Finland
France
Germany
Guatemala
Guyana
Haiti
Honduras
Israel
Italy
Jamaica
Japan
Republic of Korea
Mexico
Netherlands
Nicaragua
Norway
Panama
Paraguay
Peru
Portugal
Slovenia
Spain
Surinamc
Sweden
Switzerland
Trinidad and Tobago
United Kingdom
United States of America
Uruguay
Venezuela

Loan Agreement	Loan No. ___

SCHEDULE 4

LIABILITIES
(See Section 4.1.10 (Financial Statements) of the Loan Agreement)
Adeco Agropocuaria S.A.

	30.06.07	30.06.06
	Pesos ARG	Pesos ARG
Trade Payables
Local Suppliers	28,791,333	11,697,916
Provision for invoices to be received	4,093,716	2,078,031

	32,885,049	13,775,947

Loans
Current
Bank Overdraft	61,729,491	32,822,713
Foreign currency bank loans	27,441,460	12,314,062
Mortgages Loans	653,935	428,851

	89,824,886	45,565,626

Non-current
Mortgages loans	810,624	1,356,278

Total	90,635,510	46,921,904

Salaries and social security payable
Salaries payables	5,724	150,266
Social security payable	385,846	235,955
Vacation accrual	267,737	263,109
Bonus accrual	7,250,000	2,705,500
Labor contingencias provision	873,948	611,777

	8,783,255	3,966,607

Loan Agreement	Loan No.

SCHEDULE 4

	30.06.07	30.06.06
	Pesos ARG	Pesos ARG
Tax payables
Current
Income tax accrual	7,119,116
Income tax withholdings	139,809	124,331
Turnover tax	58,750	39,962
Others	28,811	26,759

	7,346,486	191,052

Non-current
Deferred tax	16,516,089	4,901,158

	23,862,575	5,092,210

Loan Agreement	Loan No.

SCHEDULE 4

Adeco Agropecuaria S.R.L.

31.12.07
Pesos ARG
Deudas Comerciales
Local Suppliers	19,312,725
Foreign Suppliers	6,430,707
Related Companies	17,555,116
Provision for invoices to be received	4,533,789

47,832,337

Loans
Current
Bank Overdraft	61,606,381
Foreign currency bank loans	80,112,672
Mortgages Loans	679,217
Related Companies	420,625

142,818,895

Non-current
Foreign currency bank loans	5,554,297
Mortgages loans	329,068

Total	5,883,365

148,702,260

Salaries and social security payable
Salaries payables	451,773
Social security payable	547,708
Vacation accrual	582,790
Bonus accrual	4,000,000

5,582,271

Tax payables
Current
Income tax accrual	—
Income tax withholdings	710,885
Minimum notional income tax	1,707,086
Turnover tax	94,742
Others	3,034

2,515,747

Non-current
Diferred Income	17,089,209

17,089,209

19,604,956

Loan Agreement	Loan No.

SCHEDULE 4

31.12.07
Pesos ARG
Other liabilities
Current
Dividends payables	22,250,005
Leasing payables	4,725,523
Labor lawsuits allowance	843,729
Others	—

27,819,257

Guarantees Provided
Adeco Agropecuaria S.A. in favor to Usina Monte Alegre for an amount of 5,000,000 USD since April 2006. The remaining guarantee as of December 2008 is 1,000,000 USD due June 2009.
Adeco Agropecuaria S.A. in favor to Adeco Agropecuaria Brasil Ltda. for an amount of 1,000,000 USD since October 2006. The remaining guarantee as of December 2008 is 200,000 USD due may 2009.

Loan Agreement	Loan No.

SCHEDULE 4

Pilaga S.R.L.

	30.06.07	30.06.06
	Pesos ARG	Pesos ARG
Trade payables
Unsecured
Local Currency
Suppliers	6,579,582	5,285,293
Provisions	3,015,520	2,028,357
Documented	1,153,739	1,154,874
Related Co — Argentine Breeders & Packers S.A.	—	1,716
Foreign currency
Others	1,485,575	682,879

	12,234,416	9,153,119

Loans
Corrientes
Secured
Local currency
Bank loans	32,388	32,393
Foreign Currency
Bank loans — pre-export finance	—	1,499,516
Unsecured
En moneda de curso legal
Bank loans others	11,780,445	20,523,748
Bank loans — Leasing	671,358	662,673
Foreign Exchange
Bank loans — pre-export finance	703,202	1,944,571
Bank loans others	6,809,358	—

	19,996,751	24,662,901

Non-current
Secured
Local currency
Bank loans — others	129,247	161,559
Foreign Currency
Bank loans — others	—	4,096,264
Unsecured
Local Currency
Bank loans — Leasing	732,036	1,372,585
Foreign Currency
Bank loans — pre-export finance	—	696,429

	861,283	6,326,837

	20,858,034	30,989,738

Loan Agreement	Loan No.

SCHEDULE 4

	30.06.07	30.06.06
	Pesos ARG	Pesos ARG
Tax payables
Current
Withholding tax	3,204,303	1,412,784
Income tax provision	6,838,039	966,127
Less: Prepay tax	(2,329,219)	(966,127)

	7,713,123	1,412,784

Non-current
Deferred Tax	3,233,300	3,331,134

	3,233,300	3,331,134

Other liabilities
Local Currency
Dividens payables	—	1,007,568
Advances from dividends payables	—	(137,568)
Advances from customers	702,073	394,224
Other	25,106	46,252
Foreign Currency
Preferred dividens payables	—	2,458,471
Advances to customers	1,311,300
Provision Preferred dividens payables	—	196,677

	2,038,479	3,965,624

Provisions
Current
Contingencias	730,751	371,439
Non-current
Contingencias	600,000	—

	1,330,751	371,439
Payroll and social security charges — Current	1,013,430	1,419,160

Loan Agreement	Loan No.

SCHEDULE 4

Pilaga S.R.L.

31.12.07
Pesos ARG
Trade payables
Suppliers	6,492,120
Suppliers — foreign currency	3,178,529
Related parties	14,835,886
Other provision	1,965,681

26,472,216

Loans
Current
Mortgage loans	52,594
Bank loans	11,743,623
Bank loans — foreign currency	21,291,549
Bank loans — Leasing	648,672

33,736,438

Non-current
Mortagages	113,091
Bank loans — leasing	388,811

501,902

34,238,340

Tax payables
Current
Withholding tax	285,505
Income tax provisions (net of tax withholding and advances)	1,179,292

1,464,797

Non-current
Deferred tax	5,650,625

5,650,625

Other liabilities
Advances from customers	1,076,179
Advances from customers — foreign currency	—
Dividends payables	11,223,840
Others	573,411

12,873,430

Salaries and Social security payables — Current	1,154,179

Provisions
Current
Provisions	724,751

Non-current
Provisions	600,000

Loan Agreement	Loan No.

SCHEDULES

INSURANCE REQUIREMENTS
(See Section 6.6 (Insurance) of the Loan Agreement)
See Attached

Loan Agreement	Loan No. ___

INSURANCE REPORT PILAGA November 2008

					Insurer /
		Coverage, Values and Deductible			Policy	Term
RISK	LOCATION	Currency US Dollars			Number	From	Thru
All Risk	Molino Mercedes, Mercedes Corrientes Molino San Salvador, Entre Rios Itaa Caabo. Mercedes Corrientes, 25 de Mayo 125 San Salvador, Corrientes Deposito Daino, Mercedes	Rice Plant Molino Mercedes	3,296,000	7,500	HSBC Seguros 549654	30/05/08	30/05/09
		Rice Plant Molino San Salvador	4,800,000	7,500
		Rice Seed Plant Itaa Caabo	1,100,000	7,500
		Storage Deposit	137,400	7,500
		Storage Deposit Daino	132,600	7,500

		Peril Limits
		Fire & Natural Losses	Full Value	7,500
		Theft	150,000	7,500
		Spontaneous Combustion	250,000	5% Capacity
		Winds, Hurricanes and Tornados	50% Value	10% Min. 7,500
		Hail	50% Value	10% Min. 7,500
		Debris Removal	5% Value	0
		Miscellaneous Expenses	200,000	7,500
		Electronic Equipment	50,000	10% Min. 250
		Comprehensive Glass Insurance	2,000	200
		Water and Flood damage	200,000	10% min. 7,500
		Newly Acquired Building or additions	300,000	7,500
		Document Reconstruction	50,000	1,000
		Professional Fees	50,000	2,000
		Machinery Breakage	100,000	7,500
		Fire extinction cost	10,000	1,500
		Vandalism	Full Value	7,500
		Swing Clause	10%	7,500
Exclusions:
•	Fraud

•	Animal Injuries

•	Business Interruption

•	Market Share Loss

•	Pollution

•	Nuclear Reaction

•	Errors and Omissions

•	Penalties and legal fees

•	Grain storage in Silo Bag
Corporate insurance contact Raúl Gonzáilez Liamazares
Mail raul@segbrom.com.ar
Phone (0054) 11 4115-7788
Address V. Virasoro 2656, Beccar Buenos Aires Argentina (1643)

INSURANCE REPORT PILAGA November 2008
All Risk Insurance Brief.
This insurance covers each end every loss, except for those specifically excluded, of PILAGA’S Grain Storage Facilities.
Term: Annual 30/06/2008 — 30/06/2009
Currency: US Dollars (U$S)
Perils have their specific limits,
Valuation: Replacement Cost.
General Deductible U$S 7.500
Location Covered:
•	Molino Merecedes, Mercedes Corrientes

•	Molino San Salvador, Entre Rios

•	Itaa Caabo, Mercedes Corrientes.

•	25 de Mayo 125 San Salvador, Corrientes

•	Deposito Daino, Mercedes
Insurer: HSBC Seguros SA. Is part of HSBC Finantial Group of the UK, one of Europe’s biggest Finantial players.
HSBC Seguros SA has been rated Aa3.ar by Moody’s Latin America (September 2008)
Corporate insurance contact Raúl González Liamazares
Mail raul@segbrom.com.ar
Phone (0054) 11 4115-7788
Address V. Virasoro 2656, Beccar Buenos Aires Argentina (1643)

INSURANCE REPORT PILAGA November 2008

					Insurer/
		Coverage, Values and Deductible			Policy	Term
RISK	LOCATION	Currency US Dollars			Number	From	Thru
					Royal &	02/05/08	02/05/09
Cash Theft	Republica Argentina	Cash Theft Nation	10,000	0	Sunalliance 55,791

Accident Insurance	Republica Argentina	Insured:			ACE	31/07/08	31/07/09
		Rojas Omar	100,000	0	Seguros
		Ingouville Jorge Enrique	100,000	0	1234418
		Helguera Eduardo	100,000	0
		Rattagan Ianacio	100,000	0
Corporate insurance contact Raúl González Liamazares
Mail raul@segbrom.com.ar
Phone (0054) 11 4115-7788
Address V. Virasoro 2656, Beccar Buenos Aires Argentina (1643)

INSURANCE REPORT PILAGA November 2008
Cash Theft Insurance Brief.
This insurance covers theft of Pillaga’s money both in and outside the office.
Term: Annual 02/05/2008 - 02/05/2009

Currency: US Dollars (US$)
Insurers:
Royal & Sunalliance Argentina de Seguros. Part of the British Insurer Royal & Sunalliance. Royal & Sunalliance Argentina is rated A1.ar by Moody’s Latin America (September 2008).
Accident Insurance Brief:
This insurance covers insured for bodily injury (total or partial) and or death resulting from accidental means.
Coverage: 24 hours all year.
Term: Annual 02/05/2008 - 02/05/2009
Currency: US Dollars (US$)
Policy Owner: Pilaga
Insured: Employees Covered
Primary Beneficiary: Pilaga to cover any indemnity.
ACE Argentina Seguros: Part of the ACE Group of Companies, one of the worlds leading global commercial property and casualty insurance and reinsurance organizations. ACE Argentina is rated Aa2.ar by Moody’s Latin America (September 2008).
Corporate insurance contact Raúl Gonzáloz Liamazares
Mail raul@segbrom.com.ar
Phone (0054) 11 4115-7788
Address V. Virasoro 2656, Beccar Buenos Aires Argentina (1643)

INSURANCE REPORT PI LAGA November 2008

	TERRITORIAL	Coverage, Values and Deductible			Insurer/Policy	Term
RISK	LIMITS	Currency US Dollars			Number	From	Thru
Comprehensive General Liability Insurance	MERCOSUR and	Operations Liability	1,000,000	10% of	HSBC	24/02/08	24/02/09
	Worldwide for	Animal Stampede	1,000,000	indemnity	Seguros
	Firm	Sudden and Accidental Pollution	150,000	Minimum	53141
	Representatives	Care, Custody and Control of vehicles	75,000	5,000
	And Product	Use of Agriculture Machinery	1,000,000
	(excluding USA,	Contractors and Sub Contractors	1,000,000
	Canada, Cuba	Cargo Liability	1,000,000
	and Puerto Rico	Auctions and Trades	300,000
		Product	500,000	10% of
				indemnity
				Minimum
				7,500
Corporate insurance contact Raúl González Liamazares
Mail raul@segbrom.com.ar
Phone (0054) 11 4115-7788
Address V. Virasoro 2656, Beccar Buenos Aires Argentina (1643)

INSURANCE REPORT PILAGA November 2008

	TERRITORIAL	Coverage, Values and Deductible			Insurer /Policy	Term
RISK	LIMITS	Currency US Dollars			Number	From	Thru
Comprehensive General Liability Insurance	MERCOSUR and	Operations Liability	1,00,000	10% of	HSBC	24/02/08	24/02/09
	Worldwide TCT	Animal Stampede	1,000,000	indemnity	Soguros
	Firm	Sudden and Accidental Pollution	150,000	Minimum	53141
	Representatives	Care, Custody and Control of vehicles	75,000	5.000
	And Product	Use of Agriculture Machinery	1,000,000
	(excluding USA,	Contractors and Sub Contractors	1,000,000
	Canada, Cube	Cargo Liability	1,000,000
	and Puerto Rico)	Auctions and Trades	300,000
		Product	500,000	10% of
				indemnity
				Minimum
				7.500
Corporate insurance contact Raúl González Llamazares
Mail raul@segbrom.com.ar
Phone (0054) 11 4115-7788
Address V. Virasoro 2656, Beccar Buenos Aires Argentina (1643)

INSURANCE REPORT PILAGA November 2008
Exclusions:
•	Contractual Liability

•	Errors & Omissions

•	Discrimination

•	Pollution (Except sudden and accidental)

•	Sexual harassment

•	Punitive damages

•	Sports Motor contents

•	Financial Losses

•	Disease Transition

•	Terrorism and War

•	Employee Liabilities and Workers Compensation

•	Automobile Liability
Comprehensive General Liability Insurance Brief: This insurance covers all sums the insurer is force to pay for bodily injury or property damage and other wrongs where the insurance policy applies up to the policy limit.
Term: Annual 24/02/2008 — 24/02/2009
Currency: US Dollars (US$)
Deductible: 10% of the indemnity, minimum US$ 5,000 for Operations and US$ 7,500 for Product.
Claim Basis: Claims Made
Insurer: HSBC Seguros SA.
Corporate insurance contact Raúl González Llamazares
Mail raul@segbrom.com.ar
Phone (0054) 11 4115-7788
Address V. Virasoro 2656, Beccar Buenos Aires Argentina (1643)

INSURANCE REPORT PILAGA November 2008

		POLICY	Term	Vehicle Description, Value and Coverage
RISK	INSURER	NUMBER	From / Thru	Currency Argentina Pesos
Business	La Merldional		19/12/07	SAVEIRO 1.6 1996 DOM. BBY411	17,100	C
Automobile	Companies		19/12/08	FORDF 100 1998 MOTOR MWMC4038565	38,000	C
Policy	Argentina de			TOYOTA HILUX 1998 DOM. CGC426	44,000	C
	Seguros SA			ISUZU D CB 4X4 1998 DOM. CGU578	45,000	C
				FORD RANGER 1998 DOM. CIA 888	35,800	C
				ISUZU D CB 4X4 1999 DOM. CSN 381	42,000	C
				TOYOTA HILUX 2.87 4X2 2000 DOM. DNB 472	45,000	C
				TRACTOR CIDEF MOTOR M304BD110E02700	0	RC
				TOYOTA HILUX 2.6 4X2 2000 DOM. DEP 302	47,000	C
				TOYOTA HILUX 3.0 D CAB 4X4 2003 DOM. ECL487	54,000	C
				TOYOTA HILUX 2.8 D CAB 4X4X 2001	55,000	C
				MOTO POLARIS 1997 MOTOR S703296	0	RC
				TRACTOR JOHN DEERE 1993 MOTOR MJO6359T001719	0	RC
				TOYOTA HILUX 3.0 D CAB 4X4 DX 2003	62,000	C
				TOYOTA HILUX 3.0 D CAB 4X4 TD SR 2003 DOM. ECS 440	62,000	C
				VW POLO 1.9 1999 DOM. DBQ 513	23,000	C
				PEUGEOT 3C6 EQUINOXE 1999 DOM. DDG 070	32,000	C
				ISUZU 2.5 4X2 1994 DOM. SVX 436	26,000	C
				TOYOTA HILUX 3.0 D4X4 D DX 2003 DOM. EEH 898	54,000	C
				ISUZU D CAB 4X4 2003 DOM. EIE 711	53,000	C
				ISUZU D CAB 4X4 2.8 2004 DOM. EJV 613	54,000	C
				TRACTOR DEUTZ 1964 MOTOR M29212404143	0	RC
				FORD F 100 1994 DOM. SZO 420	28,500	C
				TOYOTA HILUX 2.8 S CAB 4X4 COM. BYY 266	43,000	C
				CHEVROLET S 10 2.8 2004 DOM. EQP 513	55,000	C
				MOTO YAMAHA 2005 MOTOR E359EC00820	0	RC
				CHEVROLET S 10 2.5 4X2 1997 DOM. SZQ 551	28,500	C
				TRACTOR ZANELO 1994 MOTOR 30704821	0	RC
				TRACTOR JOHN DEERE 1980 CHASIS 6329OJ 05	0	RC
				TRACTOR JOHN DEERE 1980 CHASlS J04039D001019	0	RC
				TRACTOR JOHN DEERE 1980 CHASIS 450756	0	RC
				TOYOTA HILUX 3.0 D D CAB 4X4 D DX 2004 DOM. ENU 377	57,000	C
				CHEVROLET S 10 2.8 TDI 4X2 2003 PAT. EGD 528	51,500	C
Corporate insurance contact Raúl González Llamazares
Mail raul@segbrom.com.ar
Phone (0054) 11 4115-7788
Address V. Virasoro 2656, Beccar Buenos Aires Argentina (1643)

INSURANCE REPORT PILAGA November 2008

		POLICY	Term	Vehicle Description, Value and Coverage
RISK	INSURER	NUMBER	From / Thru	Currency Argentina Pesos
Business	La Merldional		19/12/07	TOYOTA HILUX 2.8 D CAB 4X4 SR5 1899 DOM. CTH 465	46,000	C
Automobile	Companies		19/12/08	ISUZU D CAB 4X4 2000 DOM. CXE 592	46,000	C
Policy	Argentina de			TRACTOR JOHN DEERE 1996 D0M. ALV 027	0	RC
	Seguros SA			TRACTOR JOHN DEERE 1998 DOM. ALV 008	0	RC
				TRACTOR MASSEY FERGUSON 1996 DOM. ALY023	0	RC
				ACOPALDO 1997 DOM. BGH 438	0	RC
				VW PASSAT 1.9 2001 DOM. DRX 408	45,0000	C
				TRACTOR 1990 CHASIS MTA00090	70,400	RC
				TOYOTA COROLLA 2.0 XEI 2007 DOM.GKE 735	91,300	C
				TOYOTA HILUX 2.5 D CAB 4X2 TD DX 2007 PAT, GKC 734	0	C
				CAMION BEDFORD 1961 DOM. VTH 177	0	RC
				CAMION FORD F 7000 PAT. VVQ 178	0	RC
				MOTO HONDA NXR 125 2007 DOM.. 608 DGR	0	RC
				MOTO HONDA NXR 125 2007 DOM. 609 DGR	0	RC
				MOTO HONDA NXR 125 2007 DOM. 607 DGR	0	RC
				MOTO HONDA NXR 125 2007 DOM. 357 DEB	0	RC
				MOTO HONDA NXR 125 2007 DOM. 151 DEB	87,100	RC
				TOYOTA HILUX 2.5 4X4 2007 DOM. GIE 843	76,800	C
				TOYOTA HILUX 2.5 4X2 2008 DOM. GZV 688	43,630	C
				VW SAVSEIRO 1.9 SD DH 2008 DOM. HAT 529	0	C
				MOTO HONDA NXR 125 2007 DOM. 355 DUP	0	RC
				MOTO HONDA NXR 125 2007 DOM.356 DUP	108,000	RC
				TOYOTA HILUX 3.0 4X4 D CAB T 2005 DOM. EST 509	99,700	C
				TOYOTA HILUX 2.5 4X4 D CAB T 2006 DOM. KFZ 705	106,000	C
				TOYOTA HILUX 3.0 4X4 D CAB T 2005 DOM. EST 510	102,700	C
				TOYOTA HILUX 2.5 4X4 D CAB T 2008 DOM. HJS 744	78,500	C
				VW BORA 1.9 TDI TRENDLINE 2008 DOM.HJS 744	0	C
				TRACTOR BM 145 I 2008 MOTOR S20DST35143	0	RC
				TRACTOR BM 145 I 2008 MOTOR 420DSIEU83228	0	RC
				TRACTOR BM 145 I 2008 MOTOR 420 DSIEU83075	0	RC
				MOTO HONDA NXR 125 2008 DOM. 915EEV		RC
Corporate insurance contact Raúl González Liamazares
Mail raul@segbrom.com.ar
Phone (0054) 11 4115-7788
Address V. Virasoro 2656, Beccar Buenos Aires Argentina (1643)

INSURANCE REPORT PILAGA November 2008
Business Automobile Policy Brief: This Policy covers all PILAGA’s vehicles
Territorial Limit: MERCOSUR
Term: Annual 19/12/2007 — 19/12/2008
Currency: $ Argentine Pesos
Coverage:
“C”:
•	Liability Insurance up to $3,000,000

•	Fire and Theft: Total and Partial

•	Total Accidental Destruction
“RC”
•	Liability Insurance up to $3,000,000 for cars and trucks $3,000,000 for Agriculture Machinery and Tractors $200,000 for motorcycles
Insurer: La Merdidional Seguros is an AIG Group Company. With more than 70 years in the Argentinean Market, La Meridional is rated Ra AAA by Standard & Poors (September 22, 2008)
Corporate insurance contact Raúl González Llamazares
Mail raul@segbrom.com.ar
Phone (0054) 11 4115-7788
Address V. Virasoro 2656, Beccar Buenos Aires Argentina (1643)

INSURANCE REPORT PILAGA November 2008

			Limit
			Currency
		POLICY	Argentine
RISK	INSURER	NUMBER	Pesos	TERM	INSURED
Directors Warranty	Aseguradora de Créditos y Garantias	977269	10,000	12/03/08 to 12/03/09	Sanchez Walter Marcelo
Directors Warranty	Aseguradora de Créditos y Garantias	977270	10,000	12/03/08 to 12/03/09	Bosch Mariano
Directors Warranty	Aseguradora de Créditos y Garantias	977271	10,000	12/03/08 to 12/03/09	Imbresciano Mario Jose
Directors Warranty	Aseguradora de Créditos y Garantias	977275	10,000	12/03/08 to 12/03/09	Garners Ezequial
Directors Warranty	Aseguradora de Créditos y Garantias	977274	10,000	12/03/08 to 12/03/09	Boyce Alen
Directors Warranty	Aseguradora de Créditos y Garantias	977275	10,000	12/03/08 to 12/03/09	Vinas Blake Pablo
Directors Warranty	Aseguradora de Créditos y Garantias	997724	10,000	31/08/08 to 31/08/09	Recca Lucio Alejandro
Directors Warranty Brief: It is a legal requirement for Directors and Officers to contract a $10,000 Warranty.
INSURERS:
Aseguradora de Créditos y Garantias: Member of the Bristol group owned by Newbridge Fund, Aseguradora de Créditos y Garantias is the bigest Warranty insurer in the Argentinean Market. Aseguradora de Créditos y Garantias ir rated AAA by Evaluadora Latinoamericana (September 2008)
Corporate insurance contact Raúl González Llamazares
Mail raul@segbrom.com.ar
Phone (0054) 11 4115-7788
Address V. Virasoro 2656, Beccar Buenos Aires Argentina (1643)

INSURANCE REPORT ADECO Agropecuaria November 2008

					Insurer /	Term
		Coverage Values and Deductible			Policy
RISK	LOCATION	Currency US Dollars			Number	From	Thru
All Risk	Ruta 14 km, 35 Santa Fe	Christophensen Storage Facility	2,087,000	7,500	HSBC	30/06/08	30/06/09
	Abolengo, Sancti Spitltu Santa Fe	Abolengo Storage Facility	330,000	7,500	Seguros
	San Carlos, Piecritas Buenos Aires	San Carlos Storage Facility	583,000	7,500	549653
	Oscuro, Porrugorria Corrientes	Oscura Storage Facility	400,000	7,500
	San Agustin, Curuze Cuatia, Confentes	San Agustin Storage Facility	1,167,000	7,500
	La Rosa, Ramallo Santa Fe	La Rosa Storage Facility	200,000	7,500
	Carmen, Cristophersen, Santa Fe	Dairy Free- Stall System	5,000,000	7,500
	All of the above	Crop	4,709,600	7,500

		Peril Limits
		Fire & Natural Losses	Full Value	7,500
		Theft	150,000	7,500
		Spontaneous Combustion	250,000	5% Capacity
		Winds, Hurricaries and Tornados	50% Value	10% Min. 7,500
		Hail	50% Value	10% Min. 7,500
		Debris Removal	5% Value	0
		Miscellaneous Expenses	200,000	7,500
		Electronic Equipment	50,000	10% Min. 250
		Comprehensive Glass Insurance	2,000	200
		Water and Flood damage	200,000	10% min. 7,500
		Newly Acquired Building or additions	300,000	7,500
		Document reconstruction	50,000	1,000
		Professional Fees	50,000	2,000
		Machinery Breakage	100,000	7,500
		Fire extinction cost	10,000	1,500
		Vandalism	Full Value	7,500
		Swing Clause	10%	7,500
Exclusions:
•	Fraud

•	Animal Injuries

•	Business Interruption

•	Market Share Loss

•	Pollution

•	Nuclear Reaction

•	Errors and Omissions

•	Penalties and legal fees

•	Grain storage in Silo Bag
Corporate insurance contact Raúl González Llamazares
Mail     raul@segbrom.com.ar
Phone (0054) 11 4115-7788
Address V. Virasoro 2656, Beccar Buenos Airos Argentina (1643)

INSURANCE REPORT ADECO Agropecuaria November 2008
All Risk Insurance Brief.
This insurance covers each end every loss, except for those specifically excluded, of ADECO’s Grain Storage Facilities and Dairy Free — Stall System.
Term: Annual 30/06/2008 - 30/06/2009
Currency: US Dollars (U$S)
Perils have their specific limits.
Valuation: Replacement Cost.
General Deductible U$S 7.500
Location Covered:
Christophensen Storage Facility. Ruta 14 km, 35, Christophensen Santa Fe, Argentina Abolengo Storage Facility. Abolengo Ranch , Sancti Spititu Santa Fe, Argentina San Cartos Storage Facility. San Carlos Ranch, Piedritas Buenos Aires, Argentina Oscuro Storage Facility. Oscuro Ranch, Perrugorria Corrientes, Argentina San Agustin Storage Facility. San Agustin Ranch, Curuzu Cuatia, Corrientes, Argentina. La Rosa Storage Facility La Rosa Ranch, Ramailo Santa Fe, Argentina Dairy Free- Stall System. Carmen Ranch, Cristophersen, Santa Fe, Argentina Crop held in Abolengo, San Carlos, Oscuro, San Agustin and La Rosa.
Insurer: HSBC Seguros SA. is part of HSBC Finantial Group of UK. one of Europe’s biggest finantial players. HSBC Seguros SA has been rated Aa3.ar by Moody’s Latin America (September 2008)
Corporate insurance contact Raúl González Liamazares
Mail raul@segbrom.com.ar
Phone (0054) 11 4115-7788
Address V. Virasoro 2656, Beccar Buenos Aires Argentina (1643)

INSURANCE REPORT ADECO Agropecuaria November 2008

					Insurer/
		Coverage, values and Deductible			Policy	Term
RISK	LOCATION	Currency US Dollars			Number	From	Thru
Agriculture Equipment Insurance	Las Horquetas, Guamini Carmen, Cristophersen, Santa Fe	All Risk 15 Irrigation Pivots	1,468,000	10% of damage Minimum 500	Chubb Seguros de Argentina 40637	27/12/07	27/12/08

Boiler and Machinery Insurance	Las Horquetas, Guamini Carmen,Cristophersen, Santa Fe	All Risk 11 Irrigation Engines	385,000	10% of damage Minimum 500	Chubb Seguros de Argentina 40635	27/12/07	27/12/08

Office Burglary and Robbery Insurance	Calamarca 3454, Martinez, Buenos Aires, Thames 128, Mortinez, and Del Campo 1301 Chacarita Buenos Aires	Catamarca 3454			Royal &
		Fire to Building	630,000	0	Sunalliance	02/05/08	02/05/09
		Fire to Content	120,000	0	66534
		Computer Equipment	87,955	300
		Water and Flood damage	1,000	0
		Glass Breekage	1,000	0
		Theft	3,500	0
		Neighbors Liability	30,000	0

		Thames 128
		Fire to Building	107,000	0
		Fire to Content	65,000	0
		Computer Equipment	27,000	300
		Water and Flood damage	1,000	0
		Comprehensive Glass Insurance	1,000	0
		Neighbors Liability	30,000	0

		Del Campo 1301 Chacanta
		Computer Equipment	211,000	300

		All Risk Laptops Worldwide	162,200	200
		Salary Theft Nationwide	14,000	0
		Cash Theft Nationwide	2,000	0
Corporate insurance contact Raúl González Liamazares
Mail raul@segbrom.com.ar
Phone (0054) 11 4115-7788
Address V. Virasoro 2656, Beccar Buenos Aires Argentina (1643)

INSURANCE REPORT ADECO Agropecuaria November 2008
Agriculture Equipment Insurance and Boiler and Machinery Insurance Brief.
These insurances cover each and every loss, except for those specifically excluded, for Irrigation Pivots and Engines.
Term: Annual 27/12/2007 - 27/12/2008
Currency: US Dollars (U$S)
General Deductible 10% of the damage minimum U$S 500.
Insurer: Chubb Argentina de Seguros SA. Part of the Chubb Corporation, one of America’s strongest insurers, Chubb Argentina de Seguros is Aaa.ar by Moody’s Latin America (September 2008).
Office Burglary and Robbery Insurance Brief.
This insurance covers any losses at the headquarters office of ADECO.
Term: Annual 27/12/2007 - 27/12/2008
Currency: US Dollars (U$S)
Deductible: U$S 300 for electronic equipment
Insurer: Royal & Sunalliance Argentina de Seguros. Part of the British Insurer Royal & Sunalliance. Royal & Sunalliance Argentina is rated A1.ar by Moody’s Latin America (September 2008).
Corporate insurance contact Raúl González Liamazares
Mail raul@segbrom.com.ar
Phone (0054) 11 4115-7788
Address V. Virasoro 2656, Beccar Buenos Aires Argentina (1643)

INSURANCE REPORT ADECO Agropecuaria November 2008

	TERRITORIAL	Coverage, values and Deductible			Insurer/Policy	Term
RISK	LIMITS	Currency US Dollars			Number	From	Thru
Comprehensive General Liability Insurance	MERCOSUR and Worldwide for Firm Representatives	Operations Liability	1,000,000	10% of indemnity Minimum 5,000	HSBC Seguros 53149	24/02/08	24/02/09
		Animal Stampede	1,000,000
		Sudden and Accidental Pollution	150,000
		Care, Custody and Control of vehicles	75,000
		Use of Agriculture Machinery	1,000,000
		Contractors and Sub Contractors	1,000,000
		Cargo Liability	1,000,000

		INSURED
		ADECO Agropecuaria SA
		CAVOK SA
		Establecimientos El Orden SA
		La Agraria SA
		KELIZAR SA
		FORSALTA SA
		AGROINVEST SA
		Agric, Ganad, San Jorge
		Santa Regina Agropecuaria SA
		Bafiados del Salado SA
		ADECO Uruguay SRL
Exclusions:
•	Contractual Liability

•	Errors & Omissions

•	Product Liability

•	Pollution (Except sudden and accidental)

•	Sexual harassment

•	Punitive damages

•	Disease Transmission

•	Sports Motor contents

•	Financial Losses

•	Discrimination

•	Terrorism and War

•	Employee Liabilities and Workers Compensation

•	Automobile Liability
Corporate insurance contact Raúl González Liamazares
Mail raul@segbrom.com.ar
Phone (0054) 11 4115-7788
Address V. Virasoro 2656, Beccar Buenos Aires Argentina (1643)

INSURANCE REPORT ADECO Agropecuaria November 2008
Comprehensive General Liability insurance Brief: This insurance covers all sums the insurer is forced to pay for bodily Injury or property damage and other wrongs where the insurance policy applies up to the policy limit.
Term: Annual 24/02/2008 — 24/02/2009
Currency: US Dollars (U$S)
Deductible: 10% of the indemnity, minimum U$S 5,000
Claim Basis: Claims Made
Corporate insurance contact Raúl González Liamazares
Mail raul@segbrom.com.ar
Phone (0054) 11 4115-7788
Address V. Virasoro 2656, Beccar Buenos Aires Argentina (1643)

INSURANCE REPORT ADECO Agropecuaria November 2008

		POLICY	Term	Vehicle Description Value and Coverage
RISK	INSURER	NUMBER	From/Thru	Currency Argentina Pesos
Business	La Meridonal	577339	19/12/07	TOYOTA HILUX 3.0 D CAB 4X2 D DX 2002	Dom. EBP 680	51,000	C
Automobile	Compańia		19/12/08	TOYOTA HILUX 3.0 D CAB 4X4 D DX 2002	Dom. EBP 681	59,000	C
Policy	Argentina de			CUATICICLO HONDA 350 1998	Dom. 512 CAS	0	RC
	Seguros SA			MOTO YANAHA 110 1992	Dom. 686 AZC	0	RC
				MOTO HONDA DUTY 125 1995	Dom. 758 BSH	0	RC
				CUATICICLO HONDA 350 1988	Dom. 511 CAS	0	RC
				MOTO HONDA DUTY 125 1995	Dom. 760 BSH	0	RC
				MOTO HONDA DUTY 125 1995	Dom. 762 BSH	0	RC
				MOTO HONDA DUTY 125 1995	Dom. 540 BSH.	0	RC
				NISSAN 2.7 LX 4X4 S CAB 1998	Dom CKE 481	33,000	C
				FORD F 100 DSL 1995	DOM. AKM 651	0	RC
				TRACTOR JOHN DEERE 1990	CHASIS 308112	0	RC
				TOYOTA HILUX 4X2 CD DX 2003	Dom. DOW 118	48,000	C
				TOYOTA HILUX 4X4 CD DX 2003	Dom. EEU 070	62,000	C
				TOYOTA HILUX CD DX 4X4 2003	Dom. EEU 062	62,000	C
				TOYOTA HILUX CD DX 4X4 2003	Dom. EEU 068	62,000	C
				TOYOTA HILUX CD DX 4X4 2003	Dom. EEU 067	54,000	C
				TOYOTA HILUX 3.0 D DC 4X2 2003	Dom. EEU 077	54,000	C
				MOTO GUERRERO 2003	Dom. 214 CKY	0	RC
				TOYOTA HILUX 2.7 DX D CAB 4X2 2003	Dom. EFW 161	40,000	C
				FORD F 100 STD 1993	Dom. TOD 143	29,500	C
				VW SAVEIRO 1.9 DH 2000	Dom. DBU 869	23,000	C
				TOYOTA COROLLA 2.0 XEI 20004	Dom. EKY 062	47,500	C
				TOYOTA COROLLA 2.0 XEI 20004	Dom. ELM 801	47,500	C
				TOYOTA HILUX 3.0 D STD 4X2 2004	Dom. EMO 904	51,000	C
				TOYOTA HILUX 3.0 S CAB 4X4 DX 2004	Dom. EON 954	85,000	C
				TOYOTA HILUX 3.0 S CAB 4X4 DX 2004	Dom. EON 975	65,000	C
				CHEVROLETS 10 2.8 TDI D CAB 2004	Dom. EPH 321	48,000	C
				TOYOTA HILUX 3.0 CAB 4X4 DX 2004	Dom. ESM 931	65,000	C
				MOTO HONDA 125 2008	Dom. 239 CMU	0	RC
				TOYOTA COROLLA 3.0 XEI TD 2005	Dom. FFJ 861	56,000	C
				TOYOTA HILUX LN 2.5 D CAB 4X4 2005	Dom. FFZ 645	66,000	C
				TOYOTA HILUX LN 2.5 D CAB 4X4 2005	Dom. FFZ 644	66,000	C
				TOYOTA HILUX 3.0 D CAB 4X4 D SR 2005	Dom. FGY 894	70,000	C
				TOYOTA HILUX LN 2.5 D CAB 4X2 2005	Dom. FGV 327	68,000	C
Corporate insurance contact Raúl González Llamazares
Mail raul@segbron.com.ar
Phone (0054) 11 4115-7788
Address V. Virasoro 2656, Beccar Aires Argentina(1643)

INSURANCE REPORT ADECO Agropecuaria November 2008

		POLICY	Term	Vehicle Description Value and Coverage
RISK	INSURER	NUMBER	From/Thru	Currency Argentine Pesos
Business	La Meridional	577339	19/12/07	VW POLO 1.9 SD 2005	Dom. FHT 799	37,500	0
Automobile	Compańia		19/12/08	MOTO HONDA 125 2006	Dom. 518 CRH	0	RC
Policy	Argentina de			MOTO HONDA 125 2006	Dom. 517 CRH	0	RC
	Soguros SA			MOTO HONDA 125 2006	MOTOR JC30E86500219	0	RC
				MOTO HONDA 125 2006	MOTOR JC30E86500208	0	RC
				VW POLO 1.9 SD 2005	Dom. FML 997	39,500	C
				TOYOTA HILUX LN 2.5 D CAS 4X2 2006	Dom. FML 998	66,000	C
				VW POLO 1.9 SD 2006	MOTOR 1Y966218	39,500	C
				MOTO HONDA 125 2006	Dom. 197 CTI	0	RC
				MOTO HONDA 125 2006	Dom. 196 CTI	0	RC
				MOTO HONDA 125 2006	MOTOR JC30E86500 250	0	RC
				VW BORA 1.9 TDI 2006	Dom. FRE 039	62,000	C
				TOYOTA HILUX LN 2.5 S CAB 4X4 2006	Dom. FTL 487	79,000	C
				TOYOTA HILUX LN 2.5 D CAB 4X2 2006	Dom. FTQ 288	68,000	C
				MOTO HONDA 125 2006	Dom. CRU 217	0	RC
				MOTO HONDA 125 2006	MOTOR JC30E 86509368	0	RC
				MOTO HONDA 125 2006	MOTOR JC30E 86507465	0	RC
				MOTO HONDA 125 2006	MOTOR JC30E 86509300	0	RC
				TRACTOR VALTRA 2006	MOTOR 32DDSS81361	0	RC
				TRACTOR VALTRA 2006	MOTOR 62DDB1360	0	RC
				TRACTOR VALTRA 2006	MOTOR 6200883059	0	RC
				MOTO HONDA 125 2006	Dom. CVR 365	0	RC
				MOTO HONDA 125 2006	Dom. CVR 366	0	RC
				TRACTOR MASSEY 290/4 2006	CHASIS 2904218207	0	RC
				TOYOTA HILUX LN 2.5 D CAB 4X2 2006	Dom. FXA 592	68,000	C
				TOYOTA HILUX LN 2.5 D CAB 4X2 2006	Dom. FVX 210	68,000	C
				TOYOTA HILUX LN 2.5 D CAB 4X2 2006	DOM. FXA 593	68,000	C
				VW GOL SD 1.9 2006	MOTOR BGG27047	40,000	C
				TOYOTA HILUX LN 2.5 D CAB 4X2 2006	Dom. FXE 255	68,000	C
				TOYOTA HILUX LN 2.5 D CAB 4X2 2006	Dom. FXE 275	68,000	C
				FUMIGADORA PLA 2003	Dom. ARI 045	0	RC
				FUMIGADORA PLA 2003	Dom. ARI 044	0	RC
				VW BORA 1.9 TDI 2006	Dom. FLN 365	62,000	C
				TRACTOR JHON DEERE 2005	dom. BAE 029	0	RC
				TRACTOR JHON DEERE 2005	Dom. BAE 030	0	RC
				VW GOL 1.9 TREND 2006	Dom. FXR 600	40,000	C
Corporate insurance contact Raúl González Llamazares
Mail raul@segbrom.com.ar
Phone (0054) 11 4115-7788
Address V. Virasoro 2656, Beccar Buenos Aires Argentina (1643)

INSURANCE REPORT ADECO Agropecuaria November 2008

		POLICY	Term	Vehicle Description Value and Coverage
RISK	INSURER	NUMBER	From/Thru	Currency Argentine Pesos
Business	La Meridional	577339	19/12/07 A	VW BORA 1.9 TDI 2006	Dom. FZZ 319	62,000	C
Automobile	Compańia		19/12/08	TRACTOR JHON DEERE 2004	CHASIS J53358	0	RC
Policy	Argentina de			MOTO HONDA 125 2007	Dom. 233 CDH	0	RC
	Seguros SA			TOYOTA HILUX 2.5 2007	Dom. GDR 536	65,400	C
				MOTO HONDA 125 2007	Dom. 244 DCH	0	RC
				TOYOTA COROLLA 2.0 2007	Dom. GEO 891	70,400	C
				MOTO GUERRERO 125 2003	Dom. 215 CKI	0	RC
				MOTO HONDA 125 2004.	Dom. 302 CMU	0	RC
				MOTO HONDA 125 2006	Dom. 255 CTI	0	RC
				MOTO HONDA 125 2006	Dom. 145 CVR	0	RC
				MOTO HONDA 125 2006	Dom. 220 CVR	0	RC
				MOTO HONDA 125 2006	Dom. 012 CTI	0	RC
				TOYOTA HILUX 2.5 4X4 2006	Dom. FIV 513	79,000	C
				MOTO HONDA 2007	Dom. DGR 542	0	RC
				MOTO HONDA 2007	MOTOR JC30B87502267	0	RC
				MOTO HONDA 2007	MOTOR JC30B87502268	0	RC
				MOTO HONDA 2007	MOTOR JC30B87502307	0	RC
				TOYOTA HILUX 2.5 4X4 2007	Dom. GKS 784	79,900	C
				TOYOTA HILUX 2.5 4X4 2007	MOTOR 2KD7337210	79,900	C
				MOTO HONDA 2007	Dom. 642 DGR	0	RC
				TOYOTA HILUX 2.5 4X2 2007	Dom. GMJ 040	79,900	C
				PALA MINICARGA JOHN DEERE	MOTOR R45220	0	RC
				TRACTOR JHON DEERE 3420	MOTOR BSA6359D02107	0	RC
				TOYOTA HILUX 2.5 D CAB 4X2 TD DX	MOTOR 2KD-7378870	70,800	C
				TOYOTA HILUX 2.5 D CAB 4X2 TD DX	MOTOR 2KD-7418342	74,000	C
				MOTO GUERRERO 125	MOTOR 158FM20040100084	0	RC
				TOYOTA HILUX 2.5 S CAB 2008	Dom. GYT 216	72,600	C
				VW BORA 1.9 TDI TREND, 2008	Dom. HDC 389	75,400	C
				TOYOTA HILUX 3.0 D CAB SRV 2008	Dom. HDC 387	108,400	C
				ACOPALDO GENTILI	MOTOR 42942	0	RC
				TOYOTA HILUX 2.5 D CAB 4 x 4 TD 2008	Dom. HDC 390	100,000	C
Corporate insurance contact Raúl González Llamazares
Mail raul@segbrom.com.ar
Phone (0054) 11 4115-7788
Address V. Virasoro 2656, Beccar Buenos Aires Argentina (1643)

INSURANCE REPORT ADECO Agropecuaria November 2008

		POLICY	Term	Vehicle Description Value and Coverage
RISK	INSURER	NUMBER	From/Thru	Currency Argentine Pesos
Business	Le Meridional	577339	19/12/07	MOTO HONDA 125 2006	MOTOR JC30E865000C05	0	RC
Automobile	Compañia		19/12/08	MOTO HONDA 125 2006	Dom. DCH244	0	RC
Policy	Argentina de			TRACTOR JOHN DEERE 6500 1990	MOTOR J06059D001235	0	RC
	Seguros SA			MOTO YAMAHA XTZ 125	Dom. 223 DEB	0	RC
				MOTO HONDA 125 2008	Dom. 532 DZY	0	RC
				MOTO HONDA 125 2008	Dom. 536 DZY	0	RC
				MOTO HONDA 125 2008	Dom. 533 DZY	0	RC
				MOTO HONDA 125 2008	Dom. 535 DZY	0	RC
				MOTO HONDA 125 2008	Dom. 508 DZY	0	RC
				MOTO HONDA 125 2008	Dom. 510 DZY	0	RC
				MOTO HONDA 125 2008	Dom. 509 DZY	0	RC
				TRACTOR JOHN DEERE 5705 2008	Dom. BPK 86	0	RC
				TRACTOR JOHN DEERE 5705 2008	Dom. BPK 85	0	RC
				TRACTOR JOHN DEERE 5705 2006	Dom. BPK 84	0	RC
				TRACTOR JOHN DEERE 57052008	Dom. BPK 83	0	RC
				MOTO HONDA 125 2008	Dom. 759 DYZ	0	RC
				TOYOTA HILUX 2.5 D CAB 2008	Dom. HJS 746	87,400	C
				TOYOTA HILUX 2.5 D CAB 2008	Dom. HJS 745	87,400	C
				TOYOTA HILUX 2.5 D CAB 2008	Dom. HJS 747	87,400	C
				VW BORA 1.9 TDI 2008	Dom. HJS 755	78,500	C
				TRACTOR VALTRA BM 125 2008	MOTOR 4200SIT89278	0	RC
				TOYOTA HILUX 2.8 D/CAB 4x4 2000	Dom. DPL 410	52,000	C
				VW Vento 2.5 R5 170 HP 2008	Dom. HQL 526	110,000	C
				VW Vento 2.0 TDI Elegance 2008	Dom. GZY 295	124,900	C
Corporate insurance contact Raúl González Llamazares
Mail raul@segbrom.com.ar
Phone (0054) 11 4115-7788
Address V. Virasoro 2656, Beccar Buenos Aires Argentina (1643)

INSURANCE REPORT ADECO Agropecuaria November 2008
Business Automobile Policy Brief: This Policy covers all of ADECO’s vehicles
Territorial Limit: MERCOSUR
Term: Annual 19/12/2007-19/12/2008
Currency: $ Argentine Pesos
Coverages:
“C”
     • Liability Insurance up to $ 3,000,000
     • Fire and Theft: Total and Partial
     • Total Accidental Destruction
“RC”
     • Liability Insurance up to
        $ 3,000,000 for cars and trucks
        $ 3,000,000 for Agriculture Machinery and Tractors
        $ 200,000 for motorcycles
Insurer: La Merdidional Seguros is an AIG Group Company. With more than 70 years in the Argentinean Market, La Meridional is rated Ra AAA by Standard & Poors (September 22, 2008)
Corporate insurance contact Raúl González Liamazares
Mail: raul@segbrom.com.ar
Phone (0054) 11 4115-7788
Address V. Virasoro 2656, Boccar Buenos Aires Argentina (1643)

INSURANCE REPORT ADECO Agropecuaria November 2008

			Limit
RISK	INSURER	POLICY NUMBER	Currency Argentine Pesos	TERM	INSURED
Directors Warranty	Aseguradora de Créditos y Garantias	966,523	10,000	19/12/08 to 19/12/09	Sanchez Walter Marcolo
Director Warranty	Aseguradora de Créditos y Garantias	966,522	10,000	19/12/07 to 19/12/08	Bestanl Julio
Directors Warranty	Aseguradora de Créditos y Garantias	1004738	10,000	25/10/08 to 25/10/09	Bosch Mariano
Directors Warranty	Aseguradora de Créditos y Garantias	966525	10,000	19/12/07 to 19/12/08	Imbrosciano Maria Jose
Directors Warranty	Aseguradora de Créditos y Garantias	966524	10,000	19/12/07 to 19/12/08	Garbers Ezequiel
Directors Warranty	Aseguradora de Créditos y Garantias	1004739	10,000	25/10/08 to 25/10/09	Boyce Alan
Directors Warranty	Aseguradora de Créditos y Garantias	In process	10,000	25/10/06 to 25/10/08	Vinals Blake Pablo
Directors Warranty	Aseguradora de Créditos y Garantias	997730	10,000	17/08/08 to 17/08/09	Recca Lucio Alejandro
Directors Warranty	Aseguradora de Créditos y Garantias	997729	10,000	17/08/08 to 17/08/09	Gnecco Emilio
Directors Warranty	Aseguradora de Créditos y Garantias	1004741	10,000	25/10/08 to 25/10/09	Halderman Richard
Directors Warranty	Fianzas y Credito	153110	10,000	25/09/08 to 25/09/09	Carlos Boero Hughs
Temporary Import Warranty	Fianzas y Credito	112631	69,740	14/07/08 to 14/12/08	ADECO
Directors Warranty Brief: It is a legal requirement for Directors and Officers to contract a $10,000 Warranty.
INSURERS:
Aseguradora de Créditos y Garantias: Member of the Bristol group owned by Newbridge Fund, Aseguradora de Créditos y Garantias is the bigest Warranty insurer in the Argentinean Market. Aseguradora de Créditos y Garantias is rated AAA by Evaluadora Latinoamericana (September 2003).
Fianzas y Crédito: Is one of the Argentine leading Warranty insurers.
Corporate insurance contact Raúl González Liamazares
Mail raul@segbrom.com.ar
Phone (0054) 11 4115-7788
Address V. Virasoro 2656, Beccar Buenos Aires Argentina (1643)

SCHEDULE 6

INFORMATION TO BE INCLUDED IN ANNUAL REVIEW OF OPERATIONS*
(See Section 6.3.3 (Annual Review of Operations) of the Loan Agreement)
(1) Indicators to measure the performance of the Project.

	Current	Previous	Baseline
	Year End	Year End	(2008)
Milk production (liters/cow/day)*			24 liters/cow/day
Rice production (tons)*			108,208 tons
Debt maturity profile			0.7 years
Lease saving			US$	250,000/year
Saving due to grains from the farm and third party farms			US$	850,000/year
Number of employees (full time)*				945
Number of employees (part time)			NA
Number of employees (indirect, including those for outsourcing activities such as harvesting from third parties)			NA
Arable land for crop production				99,195

*	The content of this Schedule should be reviewed with SCF to determine any revisions appropriate for a particular transaction.

Loan Agreement	Loan No. 2028A/OC-AR

SCHEDULE 7

AFFILIATE TRANSACTIONS
(See Section 4.1.30 (Affiliate Transactions))
Adeco Agropecuaria S.A.

	30.06.07	30.06.06
	Pesos ARG	Pesos ARG

Trade Receivables
Cavok S.A.	553,961	—
La Agraria S.A.A.C y F.	598,703	426,249
Pilagá S.R.L.	1,464,868	88,762
Establecimientos El Orden S.A.	1,151,910	—

	3,769,442	515,011

Other receivables
Cavok S.A.	5,321	—
La Agraria S.A.A.C y F.	850,221	1,567,552
Pilagá S.R.L.	688,831	103,562
Establecimientos El Orden S.A.	9,028	—

	1,553,401	1,671,114

Operations

Cavok S.A.	289,510	-82,032
La Agraria S.A.A.C y F.	-1,298,097	-3,570,619
Pilagá S.R.L.	-259,986	—
Establecimientos El Orden S.A.	466,093	-308,472

	-602,480	-3,961,123

Guarantees Provided
Adeco Agropecuaria S.A. in favor to Usina Monte Alegre for an amount of 5,000,000 USD since April 2006. The remaining guarantee as of December 2008 is 1,000,000 USD due June 2009.
Adeco Agropecuaria S.A. in favor to Adeco Agropecuaria Brasil Ltda, for an amount of 1,000,000 USD since October 2006. The remaining guarantee as of December 2008 is 200,000 USD due may 2009.

Loan Agreement	Loan No. __

SCHEDULE 8

CAPITAL EXPENDITURES
PART A: REQUIRED CAPITAL EXPENDITURES

Investment Project	Company	Reference	Location

Free Stall project I	Adeco	Second stage	Cristophersen, Province of Santa Fe

Free Stall project II (deadline 2010)	Adeco	First and second stage	Cristophersen, Province of Santa Fe

ERP project	Adeco	Oracle ERP implementation

La Alegria project	Adeco	Farm acquisition	Villegas, Province of Buenos Aires

La Alegria project	Adeco	Working capital	Villegas, Province of Buenos Aires

SECCI project — Free stall facilities (deadline 2010)	Adeco	i) Cofinancing of studies and ii) investment in equipment; reduction of wastewater discharges and pollution and greenhouse gas control methods for livestock waste management (Ita Caabo, and Meridiano)	Cristophersen, Province of Santa Fe

San Joaquin project	Pilaga	Land transformation	Colonia San Joaquin, Province of Santa Fe

San Joaquin project	Pilaga	Working capital	Colonia San Joaquin, Province of Santa Fe

Feed Lot- El Meridiano	Pilaga	Investment in machinery and corrals	General Villegas, province of Buenos Aires

Loan Agreement	Loan No. 2028A/OC-AR

SCHEDULE 8

Investment Project	Company	Reference	Location

Feed Lot- El Meridiano	Pilaga	Working capital	General Villegas, Province of Buenos Aires

Feed Lot- Ita Caabo	Pilaga	Investment in machinery and corrals	Mercedes, Province of Corrientes

Feed Lot- Ita Caabo	Pilaga	Working capital	Mercedes, Province of Corrientes

Ita Caabo project	Pilaga	Land transformation	Mercedes, Province of Corrientes

Ita Caabo project	Pilaga	Working capital	Mercedes, Province of Corrientes

Ombu project	Pilaga	Land transformation	Laishi, Province of Formosa

Ombu project	Pilaga	Working capital	Laishi, Province of Formosa

Upgrade Molino UMA	Pilaga	Increase production capacity and packaging lines	Mercedes, Province of Corrientes

SECCI project — Feed lot facilities (deadline 2010)	Pilaga	i) Cofinancing of studies and ii) investment in equipment: reduction of wastewater discharges and pollution and greenhouse gas control methods for livestock waste management (Ita Caabo, and Meridiano)	Mercedes, Province of Corrientes; General Villegas, Province of Buenos Aires

Loan Agreement	Loan No. 2028A/OC-AR

SCHEDULE 8

PART B: PERMITTED CAPITAL EXPENDITURES

Investment Project	Company	Reference	Location
Feed Lot- San Joaquin	Pilaga	Investment in machinery and corrals	Colonia San Joaquin, Province of Santa Fe

Feed Lot- San Joaquin	Pilaga	Working capital	Colonia San Joaquin, Province of Santa Fe

Galicia Warrant rice mill	Pilaga	Galicia plant’s acquisition	San Salvador, Province of Entre Rios

Land leases	Adeco	Increase’s Adeco production capacity throught the use of leased farms	To be defined as needed

Storage and drying facility project	Adeco	Handling, drying, and storage facility	Selva, Province of Santiago del Estero

Loan Agreement	Loan No. 2028A/OC-AR

SCHEDULE 9

OUTSTANDING DEBT
Debt to be Refinanced

		Outstanding amount
Creditor	Borrower	(Pesos)	Due date	Currency
Bco Nacioόn	Adeco	(4,967,958)	16/12/2008	Pesos
Bco Standard	Adeco	(1,919,113)	19/12/2008	Pesos
Bco HSBC	Adeco	(3,370,000)	05/01/2009	USD
Bco HSBC	Adeco	(1,685,000)	05/01/2009	USD
Bco HSBC	Adeco	(6,300,006)	22/01/2009	USD
Bco HSBC	Adeco	(1,655,000)	04/01/2009	USD
Bco HSBC	Adeco	(4,717,500)	09/01/2009	USD
Bco HSBC	Adeco	(1,231,200)	13/12/2008	USD
Bco HSBC	Adeco	(3,052,000)	09/02/2008	USD
Bco HSBC	Adeco	(3,320,000)	18/01/2009	USD
Bco Standard	Adeco	(9,300,000)	17/10/2009	Pesos
Bco Standard	Adeco	(3,300,000)	15/05/2009	USD
Bco Patagonia	Adeco	(12,712,000)	04/03/2009	USD
Bco Superville	Adeco	(6,040,000)	19/12/2008	USD
Bco Frances	Adeco	(7,000,000)	10/01/2009	Pesos
Bco Santander Rio	Adeco	(6,000,000)	22/12/2008	Pesos
Bco Santander Rio	Adeco	(2,500,000)	22/12/2008	Pesos
Bco Santander Rio	Adeco	(10,000,000)	23/04/2009	Pesos
Bco Comafi	Adeco	(3,132,000)	22/12/2008	USD
Bco Comafi	Adeco	(3,120,000)	23/12/2008	USD
Bco Comafi	Adeco	(3,063,000)	22/12/2008	USD
Bco Comafi	Adeco	(3,132,000)	22/12/2008	USD
Bco Galicia	Adeco	(8,268,338)	30/11/2008	USD
Bco Provincia	Adeco	(4,575,000)	03/01/2009	USD
Bco Itau	Adeco	(10,692,500)	23/12/2008	USD
Bco Itau	Adeco	(3,178,000)	23/12/2008	USD
Bco Itau	Adeco	(4,768,500)	30/12/2008	USD
Bco Itau	Adeco	(9,764,500)	10/02/2009	USD
Bco Ciudad	Adeco	(12,000,000)	14/01/2009	Pesos
Bco Bersa	Adeco	(3,000,000)	09/01/2009	Pesos
Bco Citi	Adeco	(20,000,000)	17/12/2008	USD
Galicia (Hlpoteca)	Adeco	(361,000)	30/06/2010	Pesos
Bco Nación	Pilaga	(4,000,000)	18/12/2008	Pesos
Bco HSBC	Pilaga	(3,150,000)	22/12/2008	USD

Loan Agreement	Loan No. 2028A/OC-AR

		Outstanding amount
Creditor	Borrower	(Pesos)	Due date	Currency
Bco HSBC	Pilaga	(1,572,500)	09/01/2009	USD
Bco HSBC	Pilaga	(3,145,000)	17/12/2008	USD
Bco HSBC	Pilaga	(1,572,500)	17/12/2008	USD
Bco HSBC	Pilaga	(6,340,000)	11/01/2009	USD
Bco Comafi	Pilaga	(3,150,000)	19/12/2008	USD
Bco Comafi	Pilaga	(3,150,000)	23/12/2008	USD
Bco Comafi	Pilaga	(3,150,000)	22/12/2008	USD
Bco Galicia	Pilaga	(184,150)	07/11/2008	USD
Bco Galicia	Pilaga	(4,186,000)	30/12/2008	USD
Bco Provincia	Pilaga	(7,887,500)	16/04/2009	USD
Bco Frances	Pilaga	(6,000,000)	19/01/2009	Pesos
Bco Santander Rio	Pilaga	(3,000,000)	17/04/2009	Pesos
Bco Itau	Pilaga	(15,145,000)	30/12/2008	USD
Bco BERSA	Pilaga	(5,000,000)	09/01/2009	Pesos
Bco Ciudad	Pilaga	(4,500,000)	16/02/2009	Pesos
Bco Itau	Pilaga	(4,570,000)	30/12/2008	USD
Bco Citi	Pilaga	(4,500,000)	29/12/2008	USD
Bco Superville	Pilaga	(6,420,000)	20/01/2009	USD
Bco Nación	Pilaga	(145,450)	30/06/2012	Pesos

Loan Agreement	Loan No. 2028A/OC-AR

SCHEDULE 10

EXISTING LIENS
i) First priority mortgage over San Agustín Farm, located in Curuzú Cuatiá, Province of Corrientes,, in favor of Banco de Galicia y Buenos Aires S.A. for the amount of U$S2,615,133
ii) Second priority mortgage over San Agustín Farm located in Curuzú Cuatiá, Province of Buenos Aires, in favor of the Banco Galicia Uruguay S.A. for the amount of U$S445,980.
iii) Gas Pipeline Right of Way over San Agustín Farm, located in Curuzú Cuatiá Province of Corrientes, in in favor of Transportadora de Gas del Mercosur S.A.
iv) Right of Way over La Alegría Farm, located in Villegas, Province of Buenos Aires, in favor of Los Huaincos M.L.S.A..
v) Electric Line Right of Way over Ita Caabó Farm, located in Mercedes, Province of Corrientes, in favor of Lineas Mesopotámicas S.A.
vi) First priority mortgage in favor of Banco Río de la Plata S.A. (currently denominated as “Banco Santander Río S.A.”), dated as of: January 9th 1995, for the total amount of USS137,004, registered under the following number: Volume 438 A, Page 75, Number 302415, for the plot A of “Carmen” farm, located in Diego de Alvear, Department of Gral Lopez (Domain number: Volume 498, Page 436, Number 307617)
vii) Drainage channel easement over La Rosa Farm, located in San Justo, Province of Santa Fe.

Loan Agreement	Loan No. 2028A/OC-AR

EXHIBIT 1

FORM OF DISBURSEMENT REQUEST
(See Section 3.2 (Disbursement Procedure) of the Loan Agreement)
[BORROWER’S LETTERHEAD]
     [Date]
Inter-American Development Bank
1300 New York Avenue, N.W.
Washington, D.C. 20577
United States of America
Attn: Private Sector Department, Portfolio Management Unit
Ladies and Gentlemen:
Loan No. 2028A/OC-AR
Request for Loan Disbursement No. [                    ]*
1.	Reference is made to the loan agreement dated as of December 19, 2008 the (Loan Agreement) among Adeco Agropecuaria S.A., Pilaga S.R.L. (the Borrowers) and Inter-American Development Bank (IDB). Capitalized terms used but not defined in this request have the meanings assigned to them in the Loan Agreement. The rules of interpretation set forth in Section 1.2 (Interpretation) of the Loan Agreement shall apply to this request.

2.	The Borrowers irrevocably request disbursement on [ , ] (or as soon as practicable thereafter) of the amount of [ Dollars ($ )] under the Loan (the Disbursement) consisting of an A Loan Disbursement in the amount of [ Dollars ($ )] and a B Loan Disbursement in the amount of [ Dollars ($ )], in accordance with Section 3.2 (Disbursement Procedure) of the Loan Agreement. IDB is requested to pay such amount to the account in [the City of New York] of [name of Borrower], Account No.

*	Each to be numbered in series.

Loan Agreement	Loan No. 2028A/OC-AR

EXHIBIT 1

at [name and address of bank] for further credit to [insert name of relevant Borrower] ’s Account No. at [name and address of bank] in [city and country].
3.	[Enclosed is a signed[, stamped] but undated receipt for the amount of the Disbursement. The Borrowers authorize you to date such receipt with the Disbursement Date.][1] OR [Immediately upon receipt of the disbursed funds, the Borrower shall deliver to IDB a receipt therefore substantially in the form of Exhibit 2 (Form of Disbursement Receipt) to the Loan Agreement.][2]

4.	The Borrowers certify that all conditions set forth in [Section 5.1 (Conditions Precedent to First Disbursement) and][3] Section 5.2 (Conditions of all Disbursements) of the Loan Agreement have been satisfied. For the avoidance of doubt, for the purpose of Section [Section 5.1 (Conditions Precedent to First Disbursement) and][4] Section 5.2 (Conditions of all Disbursements) of the Loan Agreement, the Borrowers hereby certify as follows:
(a) the proceeds of the A Loan Disbursement will be applied only in reimbursement of, or payment for, expenditures in territories of IDB Members or for goods produced in or services supplied from or originating in such territories, as further specified in Annex A hereto;
(b) no Event of Default and no Potential Event of Default has occurred and is continuing;
(c) the representations and warranties made in Article (iv) of the Loan Agreement are true and correct in all material respect on and as of the date of this request and will be true on the date of the Disbursement of the Loan with the same effect as if such representations and warranties has been made on and as of each such date;

[1]	To be used if Borrower does not object to delivering an undated receipt simultaneously with the Disbursement Request. See Section 3.2.1 (Disbursement Procedure).

[2]	To be used if Borrower objects to delivering an undated receipt simultaneously with the Disbursement Request. Sec footnote to Section 3.2.1 (Disbursement Procedure). The text in this section 3 should track the text used in Section 3.2.1 (Disbursement Procedure).

[3]	Use bracketed text only if the distursement request is in respect of the first disbursement.

[4]	Use bracketed text only if the disbursement request is in respect of the first disbursement.

Loan Agreement	Loan No. 2028A/OC-AR

EXHIBIT 1

(d) since the date of the Loan Agreement, nothing has occurred which has or could reasonably be expected to have a Material Adverse Effect;
(e) since December 31, 2007, neither Borrower has incurred any material loss or liability (except such liabilities as may be incurred in accordance with Section 6.2 (Negative Covenants);
(f) the Borrowers are in compliance with the Financial Ratios set forth in Section 6.2.3 and 6.2.4 of the Loan Agreement;
(g) each Financing Document remains in full force and effect in accordance with its terms;
(h) the proceeds of the Disbursement are needed by the Borrowers for the purpose described in Section 2.1 of the Loan Agreement and within twelve (12) months of the date of this request (other than with respect to the Free Stall Project II and the SECCI Projects); and
(i) arrangements have been put into place for the repayment of not less than thirty five million Dollars ($35,000,000) of the Outstanding Debt from the proceeds of the Disbursement.
5.	The above certifications are effective as of the date hereof and shall continue to be effective as of the Disbursement Date for this Disbursement. If any certification is no longer valid as of or prior to such Disbursement Date, the Borrowers will notify IDB immediately and, on demand, repay the Disbursement (or any portion thereof) if the Disbursement is made prior to IDB’s receipt of such notice.

Yours truly, [ADECO AGROPECUARIA S.A.]/[PILAGA S.R.L.]
By:
Authorized Representative[5]

[5]	As named in the Borrower’s Certificate of Incumbency and Authority. See Exhibit 4 (Form of Certificate of Incumbency and Authority).

Loan Agreement	Loan No. 2028A/OC-AR

EXHIBIT 1

ANNEX A TO DISBURSEMENT REQUEST DATED [____]
Loan Number: 2028A/OC-AR
Disbursement Number: [________]

		% CONTENT VIS
GOODS /	COUNTRY OF	A VIS A LOAN	AMOUNT
SERVICES	ORIGIN	DISBURSEMENT	(US$)

TOTAL LOAN DISBURSEMENT		100%

Loan Agreement	Loan No.: 2028A/OC-AR

EXHIBIT 2

FORM OF DISBURSEMENT RECEIPT
(See Section 3.2 (Disbursement Procedure) of the Loan Agreement)
[BORROWER’S LETTERHEAD]
Inter-American Development Bank
1300 New York Avenue, N.W.
Washington, D.C. 20577
United States of America
Attn: Private Sector Department, Portfolio Management Unit
Ladies and Gentlemen:
Loan No. 2028A/OC-AR
Disbursement Receipt No. [     ]1
We, Adeco Agropecuaria S.A., Pilaga S.R.L. (the Borrowers), hereby acknowledge receipt on the date hereof, of the sum of ______ ______ ___ Dollars ($_______) disbursed to us by Inter-American Development Bank (IDB) under the Loan of _____ _____ Dollars ($_____ _____) provided for in the loan agreement dated as of [______ ___, ____] between ourselves. Of this sum, ______ ___ Dollars ($______ ____) is an A Loan Disbursement and ________ ____ is a B Loan Disbursement. Capitalized terms used but not defined in this receipt have the meanings assigned to them in the Loan Agreement.

Yours truly, [ADECO AGROPECUARIA S.A.]/[PILAGA S.R.L.,]
By:
Authorized Representative[2]

[1]	To correspond with the number of the Disbursement Request. See Exhibit 1 (Form of Disbursement Request).

[2]	As named in the Borrower’s Certificate of Incumbency and Authority. See Exhibit 4 (Form of Certificate of Incumbency and Authority).

Loan Agreement	Loan No. 2028A/OC-AR

EXHIBIT 3

FORM OF CERTIFICATE OF INCUMBENCY AND AUTHORITY
(See Section 5.1.4 (Incumbency of the Borrowers) of the Loan Agreement)
[BORROWER’S LETTERHEAD]
Inter-American Development Bank
1300 New York Avenue, N.W.
Washington, D.C. 20577
United States of America
Attn: Private Sector Department, Portfolio Management Unit
Ladies and Gentlemen:
Loan No. 2028A/OC-AR
Certificate of Incumbency and Authority
     Reference is made to the Loan Agreement, dated as of December 19, 2008 (the Loan Agreement) among Adeco Agropecuaria S.A., Pilaga S.R.L. (the Borrowers) and Inter-American Development Bank (IDB). Capitalized terms used but not defined in this certificate have the meanings assigned to them in the Loan Agreement.
     I, the undersigned [Chairman/Director] of [insert name of applicable Borrower], duly authorized to do so, hereby certify that the following are the names, offices and true specimen signatures of the persons each of whom are, and will continue to be, authorized:
(1)	to sign on [insert name of applicable Borrower]’s behalf, the Disbursement Requests provided for in Section 3.2 (Disbursement Procedure) of the Loan Agreement;

(2)	to sign on [insert name of applicable Borrower]’s behalf, the certifications provided for in the definitions of Environmental and Social Compliance Report and Section 5.1 (Conditions Precedent to First Disbursement), Section 6.3 (Information) and Section 6.4 (Budgets) of the Loan Agreement; and

(3)	to take any other action required or permitted to be taken, done, signed or executed on [insert name of applicable Borrower]’s behalf, under the Financing Documents or any other agreement to which [insert name of applicable Borrower] and IDB may be parties.

Loan Agreement	Loan No. 2028A/OC-AR

EXHIBIT 3

NameOffice	Specimen Signature

     IDB may assume that any such person continues to be so authorized until IDB receives authorized notice from [insert name of applicable Borrower] that they, or any one of them, are no longer authorized.

Yours truly, [ADECO AGROPECUARIA S.A.]/[PILAGA S.R.L.]
By:
[Chairman/Director]

Loan Agreement	Loan No. 2028A/OC-AR

EXHIBIT 4

FORM OF AUTHORIZATION TO AUDITORS
[BORROWER’S LETTERHEAD]
(See Section 5.1.11 (Authorization of Auditors) of the Loan Agreement)
[NAME OF AUDITORS]
[ADDRESS]
Ladies and Gentlemen:
We hereby authorize and request you to give to Inter-American Development Bank (IDB), Private Sector Department, 1300 New York Avenue, N.W., Washington, D.C. 20577, United States of America, all such information as IDB may reasonably request with regard to our financial statements, both audited and unaudited. We have agreed to supply that information and those statements under the terms of a loan agreement between IDB and ourselves dated as of December 19, 2008 (the Loan Agreement). For your information, we enclose a copy of the Loan Agreement1. Capitalized terms used but not defined in this letter have the meanings assigned to them in the Loan Agreement.
We authorize and request you to send two (2) copies of our audited Financial Statements for each financial Year to IDB to enable us to satisfy our obligation to IDB under Section 6.3.1.1 (Audited Annual Financial Statements) of the loan Agreement. When submitting the same to IDB, please also send, at the same time, a copy of your full audit report on such accounts to IDB.
Please note that, under Sections 6.3.1.2.1 and 6.3.1.2.2 (Audited Annual Financial Statements), and 6.3.5 (Communications with Auditors) of the Loan Agreement, we are obliged to provide IDB with:
(a)	a certificate from you certifying that in making your examination, you obtained no knowledge of any Default, except as specified in such certificate;

[1]	Note to IDB: This assumes that the First Disbursement Date will occur some time after the Effective Date.

Loan Agreement	Loan No. 2028A/OC-AR

EXHIBIT 4

(b)	a certificate from you certifying that, based on such Financial Statements and information reviewed in connection with the audit, we are in compliance with Sections 6.1.4 (Systems; Books and Records) (solely after May 31, 2009), 6.2.2 (Permitted Indebtedness), 6.2.8 (Purchase of Assets), 6.2.13 (Scope of Business), 6.2.14 (Accounting Changes), and 6.2.15 (Prepayment) of the Loan Agreement during the applicable period and as of the end of that Financial Year, as relevant, or specifying any non-compliance; and

(c)	a copy of any management letter or other communication from you to us or our management commenting, with respect to the relevant Financial Year, on, among other things, the adequacy of in relation to our financial control procedures and accounting and other systems, our management information systems or our accounts.
Please also submit each such communication and report to IDB with the audited accounts.
For our records, please ensure that you send to us a copy of every written communication that you receive from IDB immediately upon receipt and a copy of each reply made by you immediately upon issuance of that reply.

Yours truly, [ADECO AGROPECUARIA S.A.]/[PILAGA S.R.L.]
By:
Authorized Representative[2]

[2]	As named in the Borrower’s Certificate of Incumbency and Authority. See Exhibit 3 (Form of Certificate of Incumbency and Authority).

Loan Agreement	Loan No. 2028A/OC-AR

EXHIBIT 4

ACKNOWLEDGED AND AGREED:
[NAME OF AUDITORS]

By:
Authorized Representative

Enclosure: IDB Loan Agreement
cc:	Inter-American Development Bank 1300 New York Avenue, N.W. Washington, D.C. 20577 United States of America Attn: Private Sector Department, Portfolio Management Unit

Loan Agreement	Loan No. 2028A/OC-AR

EXHIBIT 5

FORM OF BORROWER’S CERTIFICATE REGARDING
ORGANIZATIONAL DOCUMENTS
(See Section 5.1.2 (Organizational Documents) of the Loan Agreement)
Inter-American Development Bank
1300 New York Avenue, N.W.
Washington, D.C. 20577
United States of America
Attn: Private Sector Department, Portfolio Management Unit
Ladies and Gentlemen:
Loan No. 2028A/OC-AR
Certificate Regarding Organizational Documents
1.	Reference is made to the Loan Agreement dated as of December 19, 2008 (the Loan Agreement) among Adeco Agropecuaria S.A., Pilaga S.R.L. (the Borrower) and Inter-American Development bank (IDB), Capitalized terms used but not defined in this certificate have the meanings assigned to them in the Loan Agreement.

2.	Copies of the following documents are attached, which documents constitute all of the Organizational Documents of [insert name of applicable Borrower]:[1]

2.1 2.2

3.	[insert name of applicable Borrower] certifies that:
3.1	the attached copies of the Organizational Documents are true and complete copies of the respective originals; and

[1]	This should reflect the list of Organizational Documents of the Borrower produced by Borrower’s local counsel and concurred in by IDB’s local counsel.

Loan Agreement	Loan No. 2028A/OC-AR

EXHIBIT 5

3.2	no proceedings have been commenced to amend any of the Organizational Documents.

Yours truly, [ADECO AGROPECUARIA S.A.]/[PILAGA S.R.L.]
By:
Authorized Representative[2]

[2]	As named in the Borrower’s Certificate of Incumbency and Authority. See Exhibit 3 (Form of Certificate of Incumbency and Authority).

Loan Agreement	Loan No. 2028A/OC-AR

EXHIBIT 6

FORM OF BORROWER’S CERTIFICATE ON DISTRIBUTION OF
RESTRICTED PAYMENTS
(See Section 6.2.1 (Limitation on Restricted Payments) of the Loan Agreement)
[BORROWER’S LETTERHEAD]
[Date]
Inter-American Development Bank
1300 New York Avenue, N.W.
Washington, D.C. 20577
United States of America
Attn: Private Sector Department, Portfolio Management Unit
Ladies and Gentlemen:
Loan No. 2028A/OC-AR
Certification on Distribution of Restricted Payments
1.	Reference is made to the loan agreement dated as of December 19, 2008 (the Loan Agreement) among Adeco Agropecuaria S.A., Pilaga S.R.L. (the Borrowers) and Inter-American Development Bank (IDB). Capitalized terms used but not defined in this certificate have the meanings assigned to them in the Loan Agreement.

2.	This is to inform IDB that [insert name of applicable Borrower] plans to make a Restricted Payment in the form of [describe type of Restricted Payment] in the aggregate amount of Dollars ($ ). Pursuant to Section 6.2.1 (Limitations on Restricted Payments) of the Loan Agreement, [insert name of applicable Borrower] hereby certifies that, as at the date hereof:[1]

[1]	See footnotes to Section 6.2.1 (Limitations on Restricted Payments) regarding applicability of following paragraphs.

Loan Agreement	Loan No. 2028A/OC-AR

EXHIBIT 6

2.1	the Restricted Payment is [insert amount], will be made on [date], which is a Restricted Payment Date;

2.2	no Default has occurred and is continuing or would exist after the making of this Restricted Payment;

[2]2.3	the Historical Debt Service Coverage Ratio and the Projected Debt Service Coverage Ratio as of the date of such proposed Restricted Payment Date are equal to or higher than 1.3:1.0 on a Combined Basis;

2.4	the Total Liabilities to Equity Ratio as at the end of the most recent financial quarter for which financial statements have been delivered under Section 6.3.1 (Audited Annual Financial Statements) is less than or equal to 0.9:1.0 for each Borrower on an individual basis;

2.5	the Debt to EBITDA as at the most recent financial quarter date for which financial statements have been delivered under Section 6.3.1 (Audited Annual Financial Statements) is less than or equal to 2.75:1.0 on a Combined Basis;

2.6	the Loan Coverage Ratio is equal to or higher than 1.5:1.0 for each Borrower on an individual basis;

2.7	the first principal repayment of the Loan has been made; and

2.8	this Certificate is being delivered to IDB no later than thirty (30) days prior to the proposed Restricted Payment Date.
3.	[insert name of applicable Borrower] undertakes not to give effect to the Restricted Payment or any part thereof if, at the time of so doing or after giving effect to it, [insert name of applicable Borrower] could not certify the matters referred to in Section 2 of this certificate.

[2]	The deleted paragraph is duplicative of the immediately following paragraph.

Loan Agreement	Loan No. 2028A/OC-AR

EXHIBIT 6

Yours truly, [ADECO AGROPECUARIA S.A.]/[PILAGA S.R.L.]
By:
Authorized Representative[3]

[3]	As named in the Borrower’s Certificate of Incumbency and Authority. See Exhibit 3 (Form of Certificate of Incumbency and Authority).

Loan Agreement	Loan No. 2028A/OC-AR

EXHIBIT 7

FORM OF SERVICE OF PROCESS LETTER
[PROCESS AGENT’S LETTERHEAD]
(See Section 8.10 (Applicable Law and Jurisdiction) of the Loan Agreement)
[Date]
Inter-American Development Bank
1300 New York Avenue, N.W.
Washington, D.C. 20577
United States of America
Attn: Private Sector Department, Portfolio Management Unit
Ladies and Gentlemen:
Loan No. 2028A/OC-AR
Agency for Service of Process
1.	Reference is made to the loan agreement dated as of December 19, 2008 (the Loan Agreement) among Adeco Agropecuaria S.A., Pilaga S.R.L. and Inter-American Development Bank (IDB). Capitalized terms used but not defined in this letter have the meanings assigned to them in the Loan Agreement.

2.	Pursuant to Section 8.10 (Applicable Law and Jurisdiction) of the Loan Agreement, the Borrower has irrevocably designated and appointed the undersigned [ ], whose offices are currently located at [ ], New York, as its authorized agent solely to receive for and on [insert name of applicable Borrower]’s behalf, service of summons or other legal process in any legal action, suit or proceeding in any court specified in Section 8.10.2 (Applicable Law and Jurisdiction) of the Loan Agreement.

3.	The undersigned informs you that it has irrevocably and unconditionally accepted that appointment as process agent as set forth in Section 8.10 (Applicable Law and Jurisdiction) of the Loan Agreement from [date] until [date] and agrees with IDB that the undersigned shall (i) inform IDB promptly in writing of any change in the address of the undersigned in New York, (ii) perform its obligations as process agent in accordance with the relevant terms of Section 8.10 (Applicable Law and Jurisdiction) of the Loan Agreement, and (iii) promptly forward to the

Loan Agreement	Loan No.

EXHIBIT 7

Borrower any legal process received by the undersigned in its capacity as process agent.

4.	As process agent, the undersigned and its successors shall discharge the above-mentioned obligations and shall not refuse fulfillment of such obligations as provided in Section 8.10 (Applicable Law and Jurisdiction) of the Loan Agreement.

Yours truly, [NAME OF PROCESS AGENT]
By:
Name:
Title:

cc:	[ADECO AGROPECUARIA S.A.]/[PILAGA S.R.L.] [ADDRESS OF BORROWER]

Loan Agreement	Loan No.

     EXHIBIT 8

(ENGLISH TRANSLATION)
     [Signature and seal that reads:] BERNARDO MIHURA de
ESTRADA — NOTARY PUBLIC — License number 4669
FORM OF A LOAN PROMISSORY NOTE
(See Section 3.24 (Notes) of the Loan Agreement)
PROMISSORY NOTE
     Autonomous City of Buenos Aires, [     ] [     ], 200[     ]
U$S [Amount]
FOR VALUE RECEIVED in cash to our complete satisfaction we, ADECO AGROPECUARIA S.A. and PILAGÁ S.R.L (the “Issuers”), jointly domiciled at [__], ([     ]) Autonomous City of Buenos Aires, irrevocably and unconditionally binding ourselves as joint co-debtors in accordance with the terms of section 699 et seq of the Civil Code of the Argentine Republic, hereby promise to unconditionally pay, ON DEMAND AND WITHOUT PROTEST (pursuant to section 50 of decree-law No. 5965/63) to INTER-AMERICAN DEVELOPMENT BANK (“IDB”), at their offices located at [     ], the non-negotiable principal sum of U$S [Amount in Numbers] ([Amount in Words] United States dollars), on the date this Promissory Note is submitted for collection (the “Payment Date”). Payment shall be made indefectibly in United States dollars (cash payment in foreign currency clause set forth in paragraph three, Section 44 of decree-law No. 5965/63 of the Argentine Republic) to IDB’s account number [     ]. The term to submit this promissory note is hereby extended until [     ] pursuant to the provisions set forth in section 36 of decree-law No. 5965/63.
Failure to pay the amounts due under this Promissory Note on the Payment Date shall cause default to occur by operation of law, without any prior court or out-of-court intervention being required.
As from the date on which this promissory note is submitted for collection, the principal sum hereof shall accrue a compensatory interest equal to [Interest Rate]% ([Interest Rate in Words] per cent) per annum until the date of effective payment.
Any sums due by virtue of this Promissory Note shall be paid free of, and subject to no deductions in relation to, any taxes, assessments, rates, expenses, duties, and/or withholdings, whether they may be applicable in the present or to be applied in the future, of whichever nature or type, and whether they may be applied at the national or provincial level in the Argentine Republic, or any other assessments levied by any tax authority in the Argentine Republic or by any other country or jurisdiction through which any payment may be made under this Promissory Note. In the event that there is any applicable tax, assessment, rate, charge, expense, duty, and/or withholding of the type mentioned, it shall be solely paid by the Issuers.

Loan Agreement	Loan No.

[Signature.]

     [Signature and seal that reads:] BERNARDO MIHURA de
ESTRADA — NOTARY PUBLIC — License number 4669
The Issuers do hereby expressly and irrevocably waive their right to:
(i) file or raise any of the defenses provided for in the summary proceeding, except for the defense of full or partial payment grounded on a written document issued by IDB;
(ii) file or raise a motion to require posting of bond to cover litigation expenses; and
(iii) challenge the court acting in the potential enforcement of this Promissory Note without cause.
For all the legal purposes which may arise out of this Promissory Note, the Issuers set their domicile at the place mentioned above in the heading, where any and all notices to be given hereunder shall be valid. Furthermore, the domicile hereof shall be the domicile set by the parties for all court-related purposes, pursuant to section 40 and related provisions of the Code of Civil and Commercial Procedure of the Argentine Republic (Código Procesal, Civil y Comercial de la Nactión).
Any controversy as may arise in relation to this Promissory Note, to its effectiveness, to its interpretation, performance and/or breach shall be submitted to the Ordinary Courts of Original Jurisdiction on commercial matters in and for the city of Buenos Aires (Tribunales Ordinarios de Primera Instancia), thereby expressly waiving any other jurisdiction or forum that could be applicable.
Any sums due by virtue of this promissory note shall be secured by [DESCRIPTION OF MORTGAGES].
This Promissory Note shall be governed by, and it shall be construed in accordance with, the laws of Argentina; in particular the provisions of decree-law No. 5965/63 of Argentina.

ADECOAGROPECUARIA S.A.

Name:
Title:

PILAGA S.R.L.

Name:
Title:

Loan Agreement	Loan No.

[Signature.]

EXHIBIT 9

(ENGLISH TRANSLATION)
[Signature and seal that reads:] BERNARDO MIHURA de
ESTRADA — NOTARY PUBLIC — License number 4669
FORM OF B LOAN PROMISSORY NOTE
(See Section 3.24 (Notes) of the Loan Agreement)
PROMISSORY NOTE
Autonomous City of Buenos Aires, [___] [___], 200[__]
U$S [Amount]
FOR VALUE RECEIVED in cash to our complete satisfaction we, ADECO AGROPECUARIA S.A. and PILAGÁ S.R.L (the “Issuers”), jointly domiciled at [__], ([___]) Autonomous City of Buenos Aires, irrevocably and unconditionally binding ourselves as joint co-debtors in accordance with the terms of section 699 et seq of the Civil Code of the Argentine Republic, hereby promise to unconditionally pay, ON DEMAND AND WITHOUT PROTEST (pursuant to section 50 of decree-law No. 5965/63) to INTER-AMERICAN DEVELOPMENT BANK (“IDB”), at their offices located at [___], the non-negotiable principal sum of U$S [Amount in Numbers] ([Amount in Words] United States dollars), on the date this Promissory Note is submitted for collection (the “Payment Date”). Payment shall be made indefectibly in United States dollars (cash payment in foreign currency clause set forth in paragraph three, Section 44 of decree-law No. 5965/63 of the Argentine Republic) to IDB’s account number [___]. The term to submit this promissory note is hereby extended until [___] pursuant to the provisions set forth in section 36 of decree-law No. 5965/63.
Failure to pay the amounts due under this Promissory Note on the Payment Date shall cause default to occur by operation of law, without any prior court or out-of-court intervention being required.
As from the date on which this promissory note is submitted for collection, the principal sum hereof shall accrue a compensatory interest equal to [Interest Rate]% ([Interest Rate in Words] per cent) per annum until the date of effective payment.
Any sums due by virtue of this Promissory Note shall be paid free of, and subject to no deductions in relation to, any taxes, assessments, rates, expenses, duties, and/or withholdings, whether they may be applicable in the present or to be applied in the future, of whichever nature or type, and whether they may be applied at the national or provincial level in the Argentine Republic, or any other assessments levied by any tax authority in the Argentine Republic or by any other country or jurisdiction through which any payment may be made under this Promissory Note. In the event that there is any applicable tax, assessment, rate, charge, expense, duty, and/or withholding of the type mentioned, it shall be solely paid by the Issuers.

Loan Agreement	Loan No. 2028A/OC-AR

[Signature.]

[Signature and seal that reads:] BERNARDO MIHURA de
ESTRADA — NOTARY PUBLIC — License number 4669
The Issuers do hereby expressly and irrevocably waive their right to:
(i) file or raise any of the defenses provided for in the summary proceeding, except for the defense of full or partial payment grounded on a written document issued by IDB;
(ii) file or raise a motion to require posting of bond to cover litigation expenses; and
(iii) challenge the court acting in the potential enforcement of this Promissory Note without cause.
For all the legal purposes which may arise out of this Promissory Note, the Issuers set their domicile at the place mentioned above in the heading, where any and all notices to be given hereunder shall be valid. Furthermore, the domicile hereof shall be the domicile set by the parties for all court-related purposes, pursuant to section 40 and related provisions of the Code of Civil and Commercial Procedure of the Argentine Republic (Código Procesal, Civil y Commercial de la Nación).
Any controversy as may arise in relation to this Promissory Note, to its effectiveness, to its interpretation, performance and/or breach shall be submitted to the Ordinary Courts of Original Jurisdiction on commercial matters in and for the city of Buenos Aires (Tribunales Ordinarios de Primera Instancia), thereby expressly waiving any other jurisdiction or forum that could be applicable.
Any sums due by virtue of this promissory note shall be secured by [DESCRIPTION OF MORTGAGES].
This Promissory Note shall be governed by, and it shall be construed in accordance with, the laws of Argentina; in particular the provisions of decree-law No. 5965/63 of Argentina.

ADECOAGROPECUARIA S.A.

Name:
Title:

PILAGA S.R.L.

Name:
Title:

Loan Agreement	Loan No. 2028A/OC-AR

[Signature.]